UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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MDU Resources Group, Inc.
(Name of Registrant as Specified In Its Charter)
____________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MDU RESOURCES GROUP, INC.

2025 PROXY STATEMENT

MONTANA-DAKOTA UTILITIES CO. | GREAT PLAINS NATURAL GAS CO. | CASCADE NATURAL GAS CORPORATION | INTERMOUNTAIN GAS COMPANY | WBI ENERGY

MDU Resources is committed to safety in the workplace.

To ensure a safe work environment, the Company provides training, resources, and follow-up on unsafe conditions or actions. The Company's policies and trainings support workplace safety through classroom sessions and toolbox meetings on job sites. Additionally, the Company's Safety Leadership Council identifies and adopts best practices to prevent occupational injuries and illnesses, fostering a strong safety culture.

Table of Contents

ii	Defined Terms	42	Executive Compensation
iii	Cautionary Note Regarding Forward-Looking Statements	42	Compensation Discussion and Analysis
1	Message from our CEO	58	Compensation Committee Report
2	Message from our Chair	59	Compensation Committee Interlocks and Insider Participation
3	Notice of Annual Meeting	59	Compensation Program and Risk
5	About MDU Resources	60	Summary Compensation Table
7	Voting Roadmap	62	Grants of Plan-Based Awards in 2024
12	Proposal 1: Election of Directors	63	Outstanding Equity Awards at 2024 Year-End
12	Director Nominees	63	Stock Vested in 2024
12	Director Qualifications	64	Pension Benefits in 2024
13	Director Nominees at a Glance	64	Nonqualified Deferred Compensation in 2024
19	Director Nominees’ Skillset Matrix	65	Potential Payments Upon Termination or Change in Control
22	Governance	67	CEO Pay Ratio
22	Our Board of Directors	67	Pay Versus Performance
30	Our Board’s Oversight of Our Business	72	Proposal 3: Approval of Amended and Restated LTIP
34	Stockholder Engagement	76	Equity Compensation Plan Information
35	Communications With Our Board	77	Proposal 4: Ratification of Appointment of Our Independent Registered Public Accounting Firm
35	Committees	77	Audit and Non-Audit Fees
37	Director Compensation	78	Audit Committee Preapproval Policies and Procedures
37	Key Principles of Director Compensation Program	78	Audit Committee Report
37	Components of Director Compensation Program	79	Responsible Business Stewardship
38	Governance	80	Stockholder Ownership
38	2024 Director Compensation	82	Additional Information
39	Our Executive Officers	83	Frequently Asked Questions
41	Proposal 2: Advisory Vote to Approve NEO Compensation	86	Helpful Resources
		87	Appendix (Amended and Restated LTIP)
                                             i

DEFINED TERMS

401(k) Plan	MDU Resources Group, Inc. 401(k) Retirement Plan, as amended and restated	FMV	Fair Market Value
AGA	American Gas Association	FASB	Financial Accounting Standards Board
A&R Cooperation Agreement	Amended and Restated Cooperation Agreement, dated as of March 14, 2024, by and among Keith A. Meister, Corvex Management LP, and MDU Resources Group, Inc.	Fiscal 2024	Fiscal year ending December 31, 2024
		Fiscal 2025	Fiscal year ending December 31, 2025
Annual Meeting	2025 Annual Meeting of Stockholders	Foundation	MDU Resources Foundation
Annual Report	Annual Report on Form 10-K for Fiscal 2024	GAAP	U.S. Generally Accepted Accounting Principles
ASC	Accounting Standards Codification	GHG	Greenhouse Gas
Board	Board of Directors	IR	Investor Relations
Broadridge	Broadridge Financial Solutions, Inc.	IRC	Internal Revenue Code of 1986, as amended
CAP	Compensation Actually Paid	IRS	Internal Revenue Service
CD&A	Compensation Discussion and Analysis	IT	Information Technology
CIC Severance Plan	MDU Resources Group, Inc. Change in Control Severance Plan	Knife River	Knife River Corporation (NYSE: KNF)
Clawback Policy	Incentive Compensation Recovery Policy	LTI	The Company’s Long-Term Incentive Program
Common Stock	The Company’s Common Stock, par value $1.00 per share	LTIP	MDU Resources Group, Inc. Long-Term Performance-Based Incentive Plan, as amended and restated
Company	MDU Resources Group, Inc.	MPC	Management Policy Committee
Compensation Committee	Compensation and Human Capital Committee	NEO	Named Executive Officer
Corporate Headquarters	1200 West Century Avenue, P.O. Box 5650, Bismarck, North Dakota 58506	Notice	Notice of Internet Availability of Proxy Materials
Cooperation Agreement	Amended and Restated Cooperation Agreement, by and among Keith A. Meister, Corvex Management LP, and the Company, dated as of January 24, 2023	NYSE	New York Stock Exchange
		PCAOB	Public Company Accounting Oversight Board
CyROC	Cyber Risk Oversight Committee, consisting of the CIO, CFO, and certain financial, IT, and other leaders from the Company’s business segments	Pension Plan	MDU Resources Group, Inc. Pension Plan for Non-Bargaining Unit Employees
DCP	MDU Resources Group, Inc. Deferred Compensation Plan, dated as of November 12, 2020	Pension Plans	Pension Plan and WBI Pension Plan
DDCP	Deferred Compensation Plan for Directors, as amended May 15, 2008	PEO	Principal Executive Officer
Defined Contribution Plan	MDU Resources Group, Inc. Nonqualified Defined Contribution Plan, as amended and restated	PSA	Performance Share Award
Deloitte	Deloitte & Touche LLP	PSU	Performance Stock Unit
Director Compensation Policy	MDU Resources Group, Inc. Director Compensation Policy, as amended May 15, 2024	Record Date	March 14, 2025
Director LTI	MDU Resources Group, Inc. Non-Employee Director Long-Term Incentive Compensation Plan, as amended May 17, 2012	RSU	Restricted Stock Unit (time-based)
EEI	Edison Electric Institute	SASB	Sustainability Accounting Standards Board
EICP	MDU Resources Group, Inc. Executive Incentive Compensation Plan, as amended	Say-on-Pay	A non-binding, advisory vote to approve the compensation of our NEOs
EPS	Earnings Per Share	SCT	Summary Compensation Table
ERM	Enterprise Risk Management	SEC	U.S. Securities and Exchange Commission
E&S Committee	Environmental and Sustainability Committee	SISP	MDU Resources Group, Inc. Supplemental Income Security Plan, as amended and restated
Everus	Everus Construction Group, Inc. (NYSE: ECG)	TCFD	Task Force on Climate-related Financial Disclosures
Exchange Act	Securities Exchange Act of 1934, as amended	TSR	Total Stockholder Return
		VIF	Voting Instruction Form
		WBI Pension Plan	Williston Basin Interstate Pipeline Company Pension Plan
ii                                                 2025 Proxy Statement

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This Proxy Statement contains forward-looking statements within the meaning of the U.S. securities laws. Forward-looking statements are all statements other than statements of historical fact, including without limitation those statements that are identified by the words “anticipates,” “estimates,” “expects,” “intends,” “plans,” “predicts,” and similar expressions, and include statements concerning plans, trends, objectives, goals, strategies, including future events, or performance, and underlying assumptions (many of which are based, in turn, upon further assumptions) and other statements that are other than statements of historical facts. Forward-looking statements involve risks and uncertainties, which could cause actual results or outcomes to differ materially from those expressed. These forward-looking statements are based on many assumptions and factors, which are detailed in the Company’s SEC filings.
These forward-looking statements are based largely on our expectations and judgments and are subject to a number of risks and uncertainties, many of which are unforeseeable and beyond our control. For additional discussion on risks and uncertainties that may affect forward-looking statements, see “Risk Factors” disclosed in the Annual Report and subsequent SEC filings. You may access our Annual Report at investor.mdu.com/financials/annual-reports/. The Company undertakes no obligation to update forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by applicable law. Website references throughout this Proxy Statement are provided for convenience only, and the content on the referenced websites is not incorporated by reference into this Proxy Statement.

                                             iii

MESSAGE FROM OUR CEO
Dear Fellow Stockholders:

I am incredibly honored to lead this Company. In 2024, we celebrated our 100th anniversary—and today, we are positioning ourselves for the next century of growth.
•Stockholder Value Creation. With the goal of maximizing long-term value for stockholders, the Company completed the spinoffs of Knife River, its construction materials and contracting business, in 2023, and Everus, its construction services business, in 2024, each into separate publicly-traded companies. In each of these spinoffs, the Company’s stockholders received one share each of Knife River and Everus common stock for every four shares of the Company’s Common Stock owned as of the applicable record date. After these two spinoffs were completed, the combined market capitalization of the companies grew from $5.9 billion in May 2023 to $12.9 billion in December 2024—creating $7 billion of incremental value for holders of the Company’s Common Stock in May 2023 who continued to hold shares of all three companies through December 2024.
•A New Day. It’s a new day at MDU Resources. Following two successful spinoffs, the Company has now arrived at its intended end goal of transitioning into a pure-play regulated energy delivery business, which is a defining moment in our 100-year history, and one that brings us back to our roots. This strategic focus is expected to optimize value for stockholders and foster concentrated business growth within each of our electric, natural gas distribution, and pipeline segments. We are very optimistic about our future. We have $3.1 billion in planned capital investments over the next five years that are part of our designed effort to continue to provide safe, reliable, affordable, and environmentally-responsible energy to our customers.
•Strong Regulated Energy Delivery Results in 2024. The hard work and commitment of our employees throughout our organization made 2024 another remarkable year for the Company, and marked a century of providing essential products and services to our customers. In 2024, our consolidated net income was $281.1 million, which included $189.7 million from our regulated energy delivery businesses, a 13.6% year-over-year increase. In particular, our electric utility earnings increased to $74.8 million, primarily due

“Our goal remains simple—continue to grow while providing safe, reliable, and cost-effective energy to the customers and communities we serve.”
•Safety. Safety is among the Company’s core values. The Company’s long-standing commitment to the safety of our workforce and the public is integral to our business strategy and long-term success. We continue to intensify our efforts to implement programs, tools, and trainings to reduce safety risks and promote safety ownership and accountability throughout our workforce.
•Responsible Business Stewardship. We are committed to operating responsibly, consistent with our values. For additional information, see our Sustainability Report at mdu.com/sustainability/.
The Notice and this Proxy Statement contain details of the business to be conducted at the Annual Meeting. I also encourage you to review our Annual Report, which is available at investor.mdu.com/financials/annual-reports/. Your vote is very important to us, so please vote your shares.
Since I began my journey as CEO in January 2024, I’ve been continuously impressed by the passion our Board and our 2,000+ employees have for our customers, our business, and the communities we serve. I also want to thank you—our stockholders—for your ongoing support as we pursue our strategic objectives. I believe the opportunities for our Company are vast, and I am confident that, with our long-term strategy, our brightest days lie ahead. Together, we will innovate and drive the next 100 years of growth.
I believe the future for MDU Resources is bright.
Sincerely,
Nicole A. Kivisto
President and Chief Executive Officer

1                                                 2025 Proxy Statement

MESSAGE FROM OUR CHAIR
Dear Fellow Stockholders:

I am honored to serve you, our stockholders, as Chair of the Board. MDU Resources has thrived for over 100 years. During my time on the Board, I have seen the industry evolve and the Company adapt to meet marketplace challenges. I am thrilled to be working with Nicole Kivisto and the MPC to position the Company for the next century. Here are some highlights of our recent work to create long-term stockholder value:
•CEO Succession Planning. CEO succession is the Board’s top priority, guided by a deliberate process. The Compensation Committee, the Nominating and Governance Committee, and the full Board share responsibility for succession planning. Our recent multi-year process, which led to Nicole Kivisto’s appointment, included assessing a talented bench of candidates. The CEO transition from David Goodin to Nicole was seamless. The Board unanimously believes Nicole is the ideal leader for the Company, given her experience and alignment with our strategy.
•Board Refreshment. We have refreshed our Board over the past five years, as 10 highly-qualified independent directors were added to the Board, and following the Annual Meeting, 12 independent directors will have left the Board (including eight directors who became members of either the Knife River or Everus Board effective upon the applicable spinoff). We believe that the Board possesses the appropriate mix of genders, ages, ethnicities, skills, business and board experience, and viewpoints. During 2024, David Goodin retired from the Board following his retirement as CEO; Michael Della Rocca, Dale Rosenthal, Edward Ryan, and David Sparby each resigned from the Board and became members of the Everus Board effective upon the spinoff; James Gemmel resigned from the Board pursuant to the terms of the A&R Cooperation Agreement; and Chenxi Wang will be departing the Board when her term expires at the conclusion of the Annual Meeting. On behalf of the Board, I want to thank each of them for their service, and also welcome Douglas Jaeger, Marian Durkin, and Vernon Dosch, each of whom joined the Board in 2024. The Board has also nominated Priti Patel.

“The Board is actively engaged in overseeing the Company’s long-term strategy to position the business for the next 100 years of growth.”
•Board Leadership and Committee Refreshment. Ongoing Board refreshment seeks the right mix of skills and expertise on the Board. In late 2024, the Board disbanded the E&S Committee, assigning its responsibilities to the Audit, Compensation, and Nominating and Governance Committees. These changes reflect the Board’s agility and alignment with the Company’s strategy. Earlier this year, the Board elected Darrel T. Anderson to serve as Vice Chair of the Board. Mr. Anderson’s election as Vice Chair of the Board is the culmination of a planned succession process, continuing the Board’s track record of active planning for board succession and adherence to governance best practices.
•Long-Term Strategy Oversight. The Board believes deeply that it must be fit for its purpose, and provide strategic value to the Company. Oversight of business strategy is a key responsibility of the Board, and involves a multilayered approach, including work embedded in the Board’s committees. The Board’s oversight, and management’s execution, of business strategy are viewed with a long-term mindset and a focus on assessing both opportunities for, and potential risks to, the Company. The Board is actively engaged in overseeing the Company’s long-term strategy, aligned with Nicole and her team, which we believe is designed to propel the Company into the future.
•Stockholder Engagement. Hearing from our stockholders is a top priority. Our governance-focused stockholder engagement program facilitates transparency and feedback. During the 2024 stockholder engagement cycle, the Company met individually with stockholders representing over 30% of our total shares outstanding, as well as proxy advisory firms, to discuss topics that included the Board’s strategy oversight, our Board’s assessment process, Board and management succession, and executive compensation (and, more broadly, we had some touchpoint with stockholders representing over 40% of our total shares outstanding). Feedback from these meetings was reported back to the Board, which has informed the Board’s decisions on policies, practices, and disclosures. We look forward to continuing our dialogue with you.
I am excited to continue to partner with the Board, management, and our employees to build on the Company’s foundation. On behalf of the Board, I am grateful to all our stockholders for their continued support.
The Notice and Proxy Statement contain details of the business to be conducted at the Annual Meeting. Please review our Annual Report, which is available at investor.mdu.com/financials/annual-reports/, and vote your shares.
Sincerely,
Dennis W. Johnson
Chair of the Board

                                             2

NOTICE OF ANNUAL MEETING
Date and Time
May 13, 2025
9:30 a.m. CDT
Virtual Meeting Site
virtualshareholdermeeting.com/MDU2025
The Annual Meeting will be held in a virtual only format to make the meeting accessible to a greater number of stockholders.
Record Date
Stockholders of record as of March 14, 2025 can vote at the Annual Meeting.
All shares that have been properly voted and not revoked will be voted at the Annual Meeting. If you sign and return a proxy card but do not give voting instructions, the shares represented by that proxy card will be voted as recommended by the Board. Your vote is very important to us. Please vote your shares.
Items of Business

Proposal		Board’s Voting Recommendation		Vote Required to Approve
1	Elect seven directors to the Board to serve one-year terms	☑	FOR each of the nominees	A nominee for director will be elected if the votes cast for such director nominee exceed the votes cast against such nominee.
2	Vote, on an advisory basis, to approve the NEOs’ compensation	☑	FOR	Affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon.
3	Approve the Amended and Restated LTIP	☑	FOR
4	Ratify the appointment of Deloitte as the Company’s independent registered public accounting firm for Fiscal 2025	☑	FOR
In addition, the Board may transact such other business as may properly come before the Annual Meeting and at any adjournment(s) or postponement(s) thereof.
On or about April 3, 2025, we started mailing a Notice or Proxy Statement and form of proxy, as applicable, to our stockholders. Proxies are being solicited by the Board to be voted at our Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to be held on May 13, 2025.
The Notice and Proxy Statement and Annual Report are available at investor.mdu.com/financials/annual-reports/.

April 3, 2025

Anthony D. Foti Chief Legal Officer and Corporate Secretary
3                                                 2025 Proxy Statement

NOTICE OF ANNUAL MEETING
Proxy Voting
You may vote using any of the following methods:

Internet
You may vote your shares through the Internet at proxyvote.com. Internet voting is available 24 hours per day and will be accessible until 11:59 p.m. EDT on May 12, 2025. You will be able to confirm that the system has properly recorded your vote. If you vote through the Internet, you do NOT need to return a proxy card or VIF.
Mail
If you received printed copies of the proxy materials by mail, you may vote by mail. Simply mark your proxy card or VIF, date and sign it, and return it in the postage-paid envelope that we included with your materials.

Telephone
If you are located within the United States or Canada, you may vote your shares by calling 800-690-6903 and following the recorded instructions. Telephone voting is available 24 hours per day and will be accessible until 11:59 p.m. EDT on May 12, 2025. The telephone voting system has easy to follow instructions and allows you to confirm that the system has properly recorded your vote. If you vote by telephone, you do NOT need to return a proxy card or VIF.
	At the Virtual Meeting	You may vote at the virtual Annual Meeting using the 16-digit control number included on your Notice, proxy card, and VIF that accompanied your proxy materials.

Scanning
You may scan the QR Code provided to you to vote your shares through the Internet with your mobile device. Internet voting is available 24 hours per day and will be accessible until 11:59 p.m. EDT on May 12, 2025. You will be able to confirm that the system has properly recorded your vote. If you scan your QR code to vote, you do NOT need to return a proxy card or VIF.
App
You may vote your shares by using the ProxyVote app. Download it for free wherever you get your apps, scan or enter your control number, and vote. App voting is available 24 hours per day and will be accessible until 11:59 p.m. EDT on May 12, 2025. You will be able to confirm that the system has properly recorded your vote. If you vote using the app, you do NOT need to return a proxy card or VIF.

                                             4

ABOUT MDU RESOURCES
Company Overview
MDU Resources Group, Inc. (NYSE: MDU) provides essential products and services through its regulated electric and natural gas distribution segments to more than 1.2 million customers across eight states, and its pipeline segment. The Company operates in the Midwest and Pacific Northwest, constructing and operating infrastructure that delivers natural gas and electricity that energizes homes and businesses.
On or about April 3, 2025, we started mailing a Notice or Proxy Statement and form of proxy, as applicable, to our stockholders. Proxies are being solicited by the Board to be voted at our Annual Meeting.

Utility

Our utility business consists of both electric and natural gas distribution segments. The electric segment, operating under Montana-Dakota Utilities Co., generates, transmits, and distributes electricity. The natural gas distribution segment is operated through Montana-Dakota Utilities Co., Great Plains Natural Gas Co., Cascade Natural Gas Corporation, and Intermountain Gas Company. These companies sell natural gas at retail, serving residential, commercial, and industrial customers.

Over 1.2 Million
Total Customers
- Over 1 Million Gas
- Over 145,000 Electric

736 MW
Owned Generation

30,540
Miles of Electric and Gas Transmission and Distribution Lines

WA
OR
ID
MT
WY
ND
SD
MN

Washington	Oregon	Idaho	Montana	Wyoming	North Dakota	South Dakota	Minnesota
234k Customers	85k Customers	430k Customers	115k Customers	38k Customers	211k Customers	75k Customers	22k Customers

Pipeline

Our pipeline segment, WBI Energy, provides regulated natural gas transportation and underground storage services. It provides a variety of other energy-related services, such as cathodic protection.

3,800
Miles of Pipe

~2.9 Bcf/day
System Capacity

14
Interconnecting Points

Largest
Natural Gas Storage Field in North America

MT
ND
MN
SD
WY
Company storage fields
Bakken Formation
Williston Basin
Pipeline systems
Interconnecting pipelines

As of December 31, 2024.

5                                                 2025 Proxy Statement

ABOUT MDU RESOURCES
Stockholder Value Creation
With the goal of maximizing long-term value for stockholders, the Company completed the spinoff of Knife River, the Company’s construction materials and contracting business, in 2023, and Everus, the Company’s construction services business, in 2024, each into separate publicly-traded companies. Following these two successful spinoffs, the Company has transitioned into a pure-play regulated energy delivery business, which is a defining moment in our 100-year history, and one that brings us back to our roots. This strategic focus is expected to optimize value for stockholders and foster concentrated business growth within our electric, natural gas distribution, and pipeline segments.
In each of these spinoffs, the Company’s stockholders received one share each of Knife River and Everus common stock for every four shares of the Company’s Common Stock owned as of the applicable record date. After these two spinoffs were completed, the combined market capitalization of the companies grew from $5.9 billion in May 2023 to $12.9 billion in December 2024—creating $7 billion of incremental value for holders of the Company’s Common Stock in May 2023 who continued to hold shares of all three companies through December 2024.
In addition to completing both of these strategic initiatives, all of our business segments had strong performances in 2024.
2024 Financial Highlights
The Company had strong performance in 2024:
•Consolidated net income totaled $281.1 million, including regulated energy delivery earnings of $189.7 million, an increase of 13.6% year-over-year, including, in particular:
◦Electric Utility. Earnings increased to $74.8 million, primarily due to rate relief in several states;
◦Natural Gas Distribution. Stable performance with earnings of $46.9 million, despite higher expenses; and
◦Pipeline. Record annual results with earnings of $68.0 million, driven by strong transportation and storage revenue.
•Declared $103.9 million of dividends to stockholders—marking the 87th year of uninterrupted dividends
•Added to S&P SmallCap 600 Index
Long-Term Strategy
Looking ahead, the Company is committed to strengthening its position as a leading regulated energy delivery business and continuing to create value for its employees, customers, and stockholders. We anticipate long-term compound annual growth in our business, as presented in our five-year plan:
Learn More About Our Company
You can learn more about the Company by visiting investor.mdu.com. We also encourage you to read our Annual Report, which is available at investor.mdu.com/financials/annual-reports/.

                                             6

VOTING ROADMAP
Key Attributes

Tenure	Diversity

•1 year (Median) •Directors with varied tenure contribute to a range of perspectives and help transition knowledge and experience from longer-serving members to those newer to our Board.
•Our director nominees represent a diverse range of backgrounds in terms of skills and business and board experience with an equally diverse range of perspectives. What the director nominees share is a common desire to support, and provide effective oversight of, management in executing the Company’s long-term strategy.
•43% of the director nominees are women.
•14% of the director nominees are persons of color.

Age

•64 years (Mean)

Skills and Experiences
We believe that our slate of director nominees possesses the appropriate mix of skills, business and board experience, and viewpoints, as presented by the percentage of our Board nominees that have each of the skills and experiences listed below:
7                                                 2025 Proxy Statement

VOTING ROADMAP
Pay-for-Performance Compensation Philosophy
The centerpiece of our compensation program is our pay-for-performance philosophy that aligns compensation payouts with the achievement of our annual operating plan and long-term strategy, and consequently stockholder value. This is showcased at senior levels of the Company—particularly the CEO—for whom most compensation is tied to the achievement of metrics driving the Company’s operating and stock performance. As shown in the charts below, for 2024, 79.5% of the CEO’s annual target compensation mix, and 65.2%, on average, of the other NEOs’ annual target compensation mix, was at risk.
CEO’s Annual 2024
Target Compensation
Average of Other NEOs’ 2024
Target Compensation

See Compensation Program Design and Structure beginning on page 45 for further information.
2024 Performance-Based Compensation Outcomes
The 2024 performance-based compensation paid to our NEOs reflects our strong performance against financial, strategic, and operational goals. Notable performance-based compensation outcomes for 2024 include the following, each of which is disclosed in greater detail within the CD&A beginning on page 42.
EICP Awards
•The Compensation Committee has a history of setting challenging performance goals. EICP payouts are earned only when we achieve or exceed our goals, and awards are subject to negative discretion when appropriate to align management’s payouts with stockholders’ expectations. Consistent with our pay-for-performance culture, the Compensation Committee established rigorous financial, strategic, and operational performance goals for 2024.
•For its financial goals, the Company achieved above target Adjusted Business Segment Earnings performance, near target Adjusted Electric and Natural Gas Distribution Segment Earnings performance, and maximum Adjusted Pipeline Segment Earnings performance; for its strategic goal, the Company achieved maximum Everus Spinoff performance; and for its operational goal, the Company completed each of the Responsible Business initiatives, in each case, as defined in the CD&A beginning on page 42. As a result, Mses. Kivisto and Jones and Mr. Vollmer earned 161.6% payouts, Mr. Senger earned a 103.1% payout, and Mr. Johnson earned a 205% payout for 2024 performance, in each case as a percentage of their target incentive.
For a description of how the EICP performance metrics were calculated and the adjustments from 2024 reported financial results, as applicable, see EICP beginning on page 47.
                                             8

VOTING ROADMAP
LTI Awards

The Compensation Committee is committed to performance-based compensation.
•The Compensation Committee made a temporary modification to its traditional LTI practices to take into account the impact of two extraordinary corporate spinoff transactions, which does not represent any change in its executive compensation philosophy, and it has since returned to granting a mix of PSA and RSU awards. In 2024, in light of the then-pending Everus spinoff, the Compensation Committee made a temporary modification to its traditional LTI practices, and granted executives, including the NEOs, RSU awards instead of the traditional mix of PSA and RSU awards (as the Compensation Committee also deemed appropriate in 2023 with the then-pending Knife River spinoff). The Compensation Committee believed this was an appropriate and balanced approach to address the Company’s executive compensation requirements during this transformational period. The Compensation Committee remains committed to fostering a pay-for-performance culture, and given the completion of the spinoffs, has returned to granting a mix of PSA and RSU awards in 2025, consistent with its executive compensation philosophy. See 2025 Compensation Program Design Changes Following Spinoffs on page 44 and Compensation Program Design and Structure beginning on page 45 for more information.
•The Compensation Committee wanted to incentivize the retention of the NEOs during a period of significant transformation, and align their interests with stockholders. By granting each 2024 LTI award in the form of RSUs, which will vest in December 2026 as long as the NEO remains continuously employed with the Company, the Compensation Committee sought to align the LTI with the Company’s long-term strategy to incentivize the retention of the management team responsible for overseeing the spinoff of Everus and executing the post-spinoff strategy and transition services through the three-year vesting period ending December 2026, aligned with stockholders’ interests.
•The RSU awards remain outstanding and subject to three-year cliff vesting. No vesting was accelerated nor any payment made for any outstanding RSU awards in connection with the Company’s spinoff of Everus. These awards remain subject to normal continued service-based vesting through the end of the three-year vesting period.
See LTI beginning on page 51 for further information.
2025 Compensation Program Design Changes Following Spinoffs

The Compensation Committee remains committed to fostering a pay-for-performance culture.
Following the recent transformational period for the Company, including the impact of two extraordinary corporate spinoff transactions, the Compensation Committee has resumed its prior practice, consistent with its executive compensation philosophy, of granting a mix of PSA and RSU awards in 2025. In addition, the comprehensive compensation approval and goal setting conducted by the Compensation Committee reflects the strategic focus of the organization. All NEOs will be subject to the same enterprise-wide financial and operational performance goals under the EICP, and financial and TSR goals under the PSAs to encourage and reward performance aligned with both the Company’s long-term strategy and stockholders’ interests. The Compensation Committee will continue to assess the executive compensation program against changing business conditions and stockholder feedback.
9                                                 2025 Proxy Statement

VOTING ROADMAP

Compensation Program		2024	2025
EICP	Performance Goals
Adjusted Business Segment Earnings (weighted 80%) and Everus Spinoff (weighted 20%) for corporate executives; Adjusted Electric and Natural Gas Distribution Segment Earnings (weighted 100%), and Adjusted Pipeline Segment Earnings (weighted 100%) for business unit executives; modified by a Responsible Business modifier (5%) for all participants

70% Adjusted Earnings from Continuing Operations, and 30% operational goals tied to the Company’s commitment to:
C - Customers and Communities
O - Operational Excellence
R - Returns Focused
E - Employee Driven

LTI Awards	PSA/RSU Mix	RSU awards (100%)	PSA awards (70%) and RSU awards (30%)
PSA Awards	Performance Goals	N/A	50% Three-Year Cumulative EPS, and 50% TSR to represent the Company’s TSR percent rank over a three-year performance period relative to the Company’s 2025 custom peer group
	Performance Period	N/A	3 years
RSU Awards	Vesting	Three-Year Cliff	Three-Year Cliff
                                             10

OUR CORE VALUES

INTEGRITY

SAFETY

RESPECT

EXCELLENCE

STEWARDSHIP

PROPOSAL	Election of Directors
1
☑	The Board recommends a vote FOR each of the nominees identified in this Proxy Statement.
There are currently seven directors on our Board. All of the nominees are current directors, except Ms. Patel. Ms. Wang will be departing when her term expires at the conclusion of the Annual Meeting. All current directors, other than Ms. Wang, are standing for election for a one-year term at the Annual Meeting. Cumulative voting is not permitted.
We have refreshed our Board over the past five years, as 10 highly-qualified independent directors were added to the Board, and with Ms. Wang’s upcoming departure, 12 independent directors will have left the Board (including eight directors who became members of either the Knife River or Everus Board effective upon the applicable spinoff). We believe that the Board possesses the appropriate mix of genders, ages, ethnicities, skills, business and board experience, and viewpoints.
Director Nominees
Our Nominating and Governance Committee is responsible for recommending director candidates to fill current and anticipated Board vacancies. The Nominating and Governance Committee identifies and evaluates potential candidates from recommendations from the Company’s directors, management, stockholders, and other outside sources, including professional search firms. In evaluating proposed candidates, the Nominating and Governance Committee may review their résumés, obtain references, and conduct personal interviews. The Nominating and Governance Committee considers, among other factors, the Board’s current and future needs for specific skills and the candidate’s experience, leadership qualities, integrity, ability to exercise judgment, independence, and ability to make the appropriate time commitment to the Board. The Nominating and Governance Committee strives for the Board to have a rich mix of relevant skills and experiences to best oversee the Company’s strategic plan.
During 2024, the Nominating and Governance Committee conducted a search for potential director candidates whose experience, skills, qualifications, and independence met the criteria it previously established, and the Nominating and Governance Committee reviewed its findings with the Board. In conducting its search, the Nominating and Governance Committee collected names of potential candidates from the Company’s directors, management, and other outside sources (excluding search firms) to identify and recruit qualified candidates. After reviewing the qualifications of the potential pool of candidates and narrowing the field to a handful of candidates, our Chair of the Board, Nominating and Governance Committee members, CEO, CFO, and Chief Legal Officer and Corporate Secretary each interviewed the candidates. Based on the Nominating and Governance Committee’s review, the candidates’ résumés, and the other directors’ and management’s interviews with the candidates, the Nominating and Governance Committee recommended, and the Board approved the nomination of, Mr. Dosch and Mses. Durkin and Patel. Mr. Dosch and Ms. Patel were both identified by an existing director, and Ms. Durkin was identified by management.
Messrs. Anderson, Dosch, Jaeger, and Johnson, and Mses. Durkin, Kivisto, and Patel will be considered for election as directors to serve for one-year terms expiring at the 2026 Annual Meeting. Each nominee has been nominated by the Board for election, upon the recommendation of the Nominating and Governance Committee, and has agreed to serve. If, prior to the Annual Meeting, any nominee is unable to serve, then Jason L. Vollmer and Anthony D. Foti, both of whom have been designated as proxies for the Annual Meeting, will have full discretion to vote for another person to serve as a director in place of that nominee, or the Board may reduce its size.
Director Qualifications
The Nominating and Governance Committee reviewed and evaluated the skills, experience, and qualifications cataloged under the Director Nominees’ Skillset Matrix on pages 19 through 20, and demonstrated by the director nominees, in light of the Company’s long-term strategic plan. The Board, acting through the Nominating and Governance Committee, considers its members, including those directors being nominated for reelection to the Board at the Annual Meeting, to be highly qualified for service on the Board due to a variety of factors reflected in each director’s education, areas of expertise, and experience serving on other organizations’ boards. Generally, the Board seeks individuals with broad-based experience and the background, judgment, independence, and integrity to represent the stockholders in overseeing the Company’s management in their operation of the business. Within this framework, specific items relevant to the Board’s determination for each director are listed in each director’s biographical information beginning on page 15. The ages shown are as of April 3, 2025. There are no arrangements or understandings between any director or executive officer and any other person pursuant to which a director or executive officer is or was to be selected as a director or executive officer of our Company. There are no family relationships among our directors or executive officers.

                                             12

PROPOSAL 1

Director Nominees At A Glance

Seven directors are standing for election at the Annual Meeting for one-year terms. The table provides summary information about each of the nominees for director. See pages 15 through 18 for additional information about each nominee and pages 35 through 36 for addition information about the committees.

TENURE

1 Year **Median**

1
≥3 years
6
≤2 years

Directors with varied tenure contribute to a range of perspectives and ensure we transition knowledge and experience from longer-serving directors to those newer to our Board. We have a mix of newer and longer-tenured directors.

AGE

64 Years **Mean**

1
>71
3
51-58
3
59-71

ATTENDANCE

Over
99%

Over 99% aggregate attendance of directors who served during 2024 collectively at Board and committee meetings in 2024.

Dennis W. Johnson A C G
Chair of the Board

Independent

President and Chief Executive Officer of TMI Group, Inc.

Age: 76 [(1)]
Director Since: 2001

Darrel T. Anderson A C G
Vice Chair of the Board

Independent

Age: 67
Director Since: 2023

Vernon A. Dosch A

Independent

Former Chief Executive Officer and President of National Information Solutions Cooperative

Age: 71
Director Since: 2024

Marian M. Durkin C G

Independent

Age: 71
Director Since: 2024

INDEPENDENCE

All directors are **independent**, except the CEO

13                                                 2025 Proxy Statement

PROPOSAL 1

COMMITTEES

A Audit **C** Compensation **G** Nominating and Governance ● Committee Chair ○ Ex Officio Member

Nicole A. Kivisto

Age: 51
Director Since: 2024

Douglas W. Jaeger (A)

Independent

President and Chief Executive Officer of Ulteig, Inc.

Age: 58
Director Since: 2024

Priti R. Patel

Independent

Vice President and Chief Transmission Officer of Great River Energy

Age: 57
Director Nominee

REFRESHMENT

Over the past 5 years, **10** new independent directors added

Director Refreshment Policy: **Age 76** and **Periodic Individual Assessment Process**

DIVERSITY

43%

of the director nominees are women.

14%

of the director nominees are persons of color.

EXPERIENCE

100%

All of the director nominees have significant regulated energy delivery industry experience.

                                             14

PROPOSAL 1

Dennis W. Johnson Chair of the Board Independent Director Age: 76 (1) Director Since: 2001 Committees Relevant Skills
Professional Experience
TMI Group Incorporated, and its two wholly-owned subsidiaries, TMI Corporation and TMI Transport Corporation (manufacturers of casework and architectural woodwork)
•Chair, President, and Chief Executive Officer, since January 1982
•Various other positions, April 1974 through December 1981
Dickinson City Commission
•President, July 2000 through October 2015
Other Board Service
•Vice Chair, Bank of North Dakota Advisory Board of Directors (state-owned, state-run financial institution), since July 2022, and a director, since August 2017
•Director, Federal Reserve Bank of Minneapolis, January 1993 through December 1998
Reasons for Nomination
Mr. Johnson has over 50 years’ experience in business management, manufacturing, and finance, including 43 years as a CEO. He also has deep institutional knowledge concerning the Company, having served as Chair of the Board since May 2019, Vice Chair from February 2018 through May 2019, and a director since February 2001. He also contributes significant knowledge of local, state, and regional issues involving North Dakota, the state of the Corporate Headquarters and a significant share of its operations, from his service on numerous industry, state, and community boards, including the North Dakota Workforce Development Council (Chair), the Theodore Roosevelt Medora Foundation, former North Dakota Gov. Schafer’s and Hoeven’s transition teams, and former North Dakota Gov. Sinner’s Education Action Commission. Further, he brings deep governance, and compensation and management resources knowledge, from his experience serving on several notable boards, providing him with relevant expertise as Chair of the Nominating and Governance Committee and a member of the Compensation Committee, respectively, and Chair of the Board.

(1) Upon the recommendation of the Nominating and Governance Committee other than Mr. Johnson, the Board approved a limited exception to its retirement age policy for Mr. Johnson. See Director Refreshment Policy, Board Tenure, and Term Limits on page 26 for more information regarding this exception and our director retirement policy in general.

Darrel T. Anderson Vice Chair of the Board Independent Director Age: 67 Director Since: 2023 Committees Relevant Skills
Professional Experience
IDACORP, Inc. (NYSE: IDA) and Idaho Power Company (regulated electric utility company)
•President and Chief Executive Officer, May 2014 through May 2020
Other Board Service
•Chairman, Gemstone Holdings (parent company of Blue Cross of Idaho, a non-profit mutual insurance company), since January 2024
•Chairman, Blue Cross of Idaho, since May 2023, and a director since 2018
•Director, IDACORP, Inc. and Idaho Power Company, September 2013 through May 2022
Reasons for Nomination
Mr. Anderson has over 28 years of experience in the regulated energy delivery industry within a state we serve in our service territory, having served in several leadership positions, including CEO of IDACORP, providing him with relevant expertise to serve as Vice Chair of the Board. In particular, he brings extensive public company operational, financial, and leadership experience. Further, he brings deep compensation and management resources, financial, and public company governance knowledge, from his experience serving as CEO of a public company, providing him with relevant expertise as Chair of the Compensation Committee and a member of the Audit Committee and Nominating and Governance Committee, respectively.

15                                                 2025 Proxy Statement

PROPOSAL 1

Nicole A. Kivisto President and Chief Executive Officer Age: 51 Director Since: 2024 Relevant Skills
Professional Experience
MDU Resources Group, Inc. (NYSE: MDU)
•President and Chief Executive Officer and a director, since January 2024
•President and Chief Executive Officer, Montana-Dakota Utilities Co., Cascade Natural Gas Corporation, and Intermountain Gas Company, January 2015 through January 2024
Other Board Service
•Director, AGA (trade association for natural gas industry), since 2015
•Director, EEI (trade association for electric industry), since 2015
•Director, Bravera Bank (employee and director owned bank), since February 2018
•Director, North Dakota Lignite Energy Council (trade association for coal industry) from 2015 through 2023
•Member, Board of Trustees, University of Mary from 2017 through 2023
Reasons for Nomination
Ms. Kivisto brings to our Board 30 years of regulated energy delivery experience. Over the past three decades, she has held several operational, financial, and leadership positions within the Company, leading to her current role as CEO. She brings deep knowledge of our Company and its business operations, and contributes valuable insight into management’s views and perspectives, to the Board.

Vernon A. Dosch Independent Director Age: 71 Director Since: 2024 Committees Relevant Skills
Professional Experience
National Information Solutions Cooperative (NISC) (software and technology provider for the utility and broadband industries)
•Chief Executive Officer and President, January 2002 through January 2020
Other Board Service
•Director, JSI (consulting and broadband solutions firm), since January 2021
•Director, North Dakota Department of Commerce, Legacy Investment for Technology Loan Fund (innovation loan fund to support technology advancement), since January 2022
•Director, Starion Bank (community bank), January 2001 through January 2023
•Director, State of North Dakota, Governor’s Office / Department of Health / National Guard, COVID-19 Response, February 2020 through January 2021
Reasons for Nomination
Mr. Dosch brings to our Board over 45 years’ experience in the electric utility and broadband industries, particularly concerning electric distribution, generation, and transmission, as well as the technical infrastructure necessary for electric utility and broadband billing, accounting, engineering, electronic payment processing, meter data management, and distributed energy resource management gained as CEO of NISC, providing him with relevant expertise as a member of the Audit Committee. He also brings expertise in strategic planning, financial management, business development, and culture cultivation.

                                             16

PROPOSAL 1

Marian M. Durkin Independent Director Age: 71 Director Since: 2024 Committees Relevant Skills
Professional Experience
Avista Corporation (NYSE: AVA) (regulated electric and natural gas utility company)
•Senior Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer, August 2005 through August 2020
Other Board Service
•Director, Energy Insurance Mutual (mutual insurance company serving utility companies), May 2012 through May 2022
•Director, Providence Health Care (health care system providing urgent care centers, home health, assisted living, adult day health, and skilled nursing care), May 2007 through May 2018
Reasons for Nomination
Ms. Durkin brings to our Board over 15 years’ experience in the regulated electric and natural gas utility industry at a public company within our service territory, particularly extensive legal, governance, mergers and acquisitions, compliance, and risk management experience gained through her role as General Counsel and Chief Compliance Officer of Avista Corporation, as well as corporate board service, providing her with relevant expertise as a member of the Nominating and Governance Committee. She also brings substantial expertise in human resources management, executive compensation, and employee benefits, providing her with relevant expertise as a member of the Compensation Committee.

Douglas W. Jaeger Independent Director Age: 58 Director Since: 2024 Committees Relevant Skills
Professional Experience
Ulteig, Inc. (employee-owned professional engineering services firm)
•President and Chief Executive Officer and a director, since May 2015
Other Board Service
•Director, Great Plains Institute (non-profit organization with a mission to accelerate the transition to net-zero carbon emissions), August 2016 through April 2025
•Director, Amsoil, Inc. (manufacturer of synthetic lubricants, fuel additives, and filters), June 2023 through May 2024
•Director, Qualus Power Services / CE Power (pure-play power services firm of energy transitions, with differentiated capabilities across grid modernization, resiliency, security, and sustainability), April 2015 through July 2022
•Director, Computype Inc. (identifies and tracks critical assets with innovated programs that improve customers’ processes, performance, and control), June 2011 through May 2024
•Board of Trustees Member, North American Electric Reliability (nonprofit international regulatory authority whose mission is to assure the effective and efficient reduction of risks to the reliability and security of the grid), February 2013 through August 2015
Reasons for Nomination
As CEO of Ulteig, Inc., Mr. Jaeger brings to our Board significant expertise in strategic planning and organizational development. He previously held several executive positions of increasing responsibility at Xcel Energy, Inc., a publicly-traded electric and natural gas company within a state we serve in our service territory, within its transmission, operations, retail marketing and sales, and product development departments. He also contributes extensive knowledge concerning governance, mergers and acquisitions, marketing, financial management, and engineering. Further, he brings deep financial and risk management knowledge, from his experience serving as a CEO, providing him with relevant expertise as Chair of the Audit Committee.

17                                                 2025 Proxy Statement

PROPOSAL 1

Priti R. Patel Independent Director Nominee Age: 57 Relevant Skills
Professional Experience
Great River Energy (not-for-profit wholesale electric power cooperative)
•Vice President and Chief Transmission Officer, since May 2017
Other Board Service
•Chair of the Board, Great Plains Institute (non-profit organization with a mission to accelerate the transition to net-zero carbon emissions), since November 2017
•Director, Midwest Reliability Organization (regional utility reliability council), since January 2021
Reasons for Nomination
Ms. Patel brings to our Board over 25 years’ experience in the electric energy industry across investor-owned utilities, a utilities regulator within the Company’s service territory, a regional transmission operator, and an electric generation and transmission cooperative, gained through senior transmission, strategy, and legal roles. She also brings expertise in transmission development, financial, government affairs, regulatory, compliance, public policy, and safety.

                                             18

PROPOSAL 1
Director Nominees’ Skillset Matrix
We believe that the director nominees possess the appropriate mix of genders, ages, ethnicities, skills, business and board experience, and viewpoints.

Board Tenure and Experience	Johnson	Anderson	Kivisto	Dosch	Durkin	Jaeger	Patel
Board Tenure (Year Joined)	2001	2023	2024	2024	2024	2024	N/A
Board Tenure (Years of Service) (as of April 3, 2025)	24	2	1	1	1	1	N/A
Number of Other Current Public Company Boards	—	—	—	—	—	—	—
Skills and Experience
Accounting and Finance experience in the preparation and review of financial statements and financial reports	●	●	●	●		●
Broad-Based Business experience in evaluating issues and making business judgments	●	●	●	●	●	●	●
Capital Markets experience overseeing company financings, investments, capital structures, and financial strategy	●	●	●			●
CEO experience of a public company or substantial private company working, communicating, and engaging with a variety of important stakeholder groups	●	●	●	●		●
Corporate Development experience assessing potential growth opportunities		●	●	●		●	●
Corporate Governance and Legal experience dealing with complex legal and public company governance issues		●	●		●	●	●
Cybersecurity experience overseeing protecting Company information			●	●		●
Human Capital Management experience in enterprise-wide management and development of talent	●	●	●	●	●	●
Regulated Energy Delivery Industry experience in our businesses and related industries, including electric and natural gas utilities and pipelines	●	●	●	●	●	●	●
Regulatory, Public Affairs, and Government experience in governmental regulations and public policy issues affecting our businesses	●	●	●			●	●
Risk Management experience in the identification, assessment, and mitigation of risks facing our company	●	●	●	●	●	●
Strategic Planning and Analysis experience overseeing long-term financial objectives and strategic priorities	●	●	●	●	●	●	●
Technology experience overseeing information technology systems and data management			●	●
19                                                 2025 Proxy Statement

PROPOSAL 1

Each director is individually qualified to make unique and substantial contributions. Collectively, our directors’ diverse viewpoints and independent-mindedness enhance the quality and effectiveness of Board deliberations and decision making. This blend of qualifications, attributes, and tenure results in highly-effective oversight.

Diversity	Johnson	Anderson	Kivisto	Dosch	Durkin	Jaeger	Patel
Gender
Female			●		●		●
Male	●	●		●		●
Age (as of April 3, 2025)
Years Old	76	67	51	71	71	58	57
Race/Ethnicity
Asian							●
Caucasian/White	●	●	●	●	●	●
                                             20

OUR MISSION

WITH INTEGRITY,
DELIVER VALUE AS A LEADING
ENERGY PROVIDER AND
EMPLOYER OF CHOICE

GOVERNANCE
Our Board of Directors
Our Board consists of individuals from a diverse range of backgrounds—in terms of gender, age, ethnicity, skills, and business and board experience—with an equally diverse range of perspectives. What our Board shares is a common desire to support and oversee management in executing our strategy.
The number of directors is determined from time to time by the Board. There are currently seven directors on our Board.
The Board has delegated certain duties to its committees, which assist the Board in carrying out its responsibilities. There are three standing committees of the Board. The Board has adopted charters (investor.mdu.com/governance/governance-documents) for each of the Audit Committee, Compensation Committee, and Nominating and Governance Committee. As a general principle, the Board believes that the periodic rotation of committee and committee chair assignments on a staggered basis provides opportunities to foster diverse perspectives, develops depth and breadth of knowledge within the Board, and prepares the Board for future director succession.
Corporate Governance Guidelines
The Corporate Governance Guidelines assist the Board in the exercise of its governance responsibilities and serves as a framework within which the Board may conduct its business, including the following duties:

•Director Responsibilities
•Board Leadership and Committees
•Change in Director’s Principal Employment
•Stock Ownership Policy
•Human Capital Management and Succession Planning Oversight
•Director Independence
•Director Resignation Policy
•Director On-Boarding
•Director Qualifications

•Board Access to Management and Outside Advisors
•CEO and Board Evaluations
•Board Meeting Agendas
•Director Compensation
•Director Continuing Education
•Outside Directorships Policy
•Majority Voting in the Election of Directors
•Review of Related Person Transactions

The Board periodically reviews the guidelines and revises them, as appropriate. The Corporate Governance Guidelines are available at investor.mdu.com/governance/governance-documents.

The following highlight our corporate governance practices and policies:

☑	Separate Chair of the Board and CEO
☑	Annual Election of All Directors
☑	Proxy Access
☑	Majority Voting in an Uncontested Election of Directors
☑	Annual Board and Committee Assessment
☑	All Director Nominees are Independent (other than CEO)
☑	Executive Sessions of Independent Directors at Every Regularly-Scheduled Board Meeting
☑	Standing Committees Consist Entirely of Independent Directors
☑	Proactive Stockholder Engagement Program
☑	One Class of Stock
☑	Stock Ownership Policy for Directors and Executive Officers
☑	Anti-Hedging and Anti-Pledging Policies for Directors and Executive Officers
☑	Annual Say-On-Pay Vote
☑	Clawback Policy
☑	Maximum of Three Public Company Board Seats for Directors (including the Company’s Board)

                                             22

GOVERNANCE
Independence
A director is not considered independent under NYSE rules if they have a material relationship with the Company that would impair their independence. In addition to the independence criteria established by the NYSE, the Board has determined that the relationships provided below are immaterial for purposes of determining whether a director is independent under the NYSE listing standards. These categorical standards are contained in the Corporate Governance Guidelines, which are available at investor.mdu.com/governance/governance-documents.

Immaterial Relationship	Description
Investment Relationships with the Company	A director and any family member may own stock of the Company.
Relationships with Other Businesses
A director is a current employee, or an immediate family member is a current executive officer, of a company with which the Company does business, provided that the aggregate amount involved in a year does not exceed the greater of $1 million or 2% of that entity’s annual consolidated gross revenue, provided that the related payments are made in the ordinary course of business and on substantially the same terms as those prevailing at the time for comparable transactions with non-affiliated parties, or involve the rendering of services as a public utility at rates or charges fixed in conformity with law or a governmental authority.

Relationships with Tax Exempt Organizations
A director, or an immediate family member, serves as an officer, director, or trustee of a not-for-profit organization, and the Company’s and the Foundation’s contributions to the organization in any of the past three years do not exceed the greater of $1 million or 2% of that organization’s consolidated gross revenues.

We individually inquire of each of our directors and executive officers about any transactions in which the Company and any of these related persons or their immediate family members are participants. We also make inquiries within the Company’s records for information on any of these kinds of transactions. Once we gather the information, we then review all relationships and transactions of which we are aware in which the Company and any of our directors, director nominees, executive officers, their immediate family members, or 5% stockholders are participants to determine, based on the facts and circumstances, whether the related persons have a direct or indirect material interest. Our CFO’s office coordinates the related person transaction review process, and reports its findings to the Audit Committee. The Nominating and Governance Committee reviews any potential related person transactions involving directors and their immediate family members in making its recommendation to the Board concerning the independence of the directors. In approving, ratifying, or rejecting a related person transaction, the Audit Committee considers such information as it deems important to determine whether the transaction is on reasonable and competitive terms and is fair to the Company. There were no related person transactions in 2024 other than as set forth under Related Person Transactions beginning on page 24.

23                                                 2025 Proxy Statement

GOVERNANCE
The Board, upon the recommendation of the Nominating and Governance Committee, has determined that the following non-employee directors, and director nominee, are independent under the NYSE rules because they have no material relationship with the Company that would impair their independence:
Dennis W. Johnson
Age: 76
Director since: 2001
Chair of the Board
Douglas W. Jaeger
Age: 58
Director since: 2024
Darrel T. Anderson
Age: 67
Director since: 2023
Vice Chair of the Board
Priti R. Patel
Age: 57
Director Nominee
Vernon A. Dosch
Age: 71
Director since: 2024

Chenxi Wang(1)
Age: 55
Director since: 2019
Marian M. Durkin
Age: 71
Director since: 2024

ALL DIRECTORS ARE INDEPENDENT, EXCEPT THE CEO
(1)     Ms. Wang will be departing the Board when her term expires at the conclusion of the Annual Meeting.
In making its independence determination, the Board reviewed recommendations of the Nominating and Governance Committee and considered Mr. Jaeger’s and Ms. Patel’s relationships as officers of companies with which we do business. The Board determined that these relationships qualify as Relationships with Other Businesses and are, therefore, immaterial with respect to determining their independence.
The Board has determined that all members of the Audit Committee, Compensation Committee, and Nominating and Governance Committee are independent as defined under the NYSE listing standards and the director independence standards adopted by the Board.
Related Person Transactions
The Board’s policy for the review of related person transactions is contained in the Corporate Governance Guidelines. The policy requires the Audit Committee to review any proposed transaction, arrangement, or relationship, or series thereof:
•in which the Company was or will be a participant;
•the amount involved exceeds $120,000; and
•a related person had or will have a direct or indirect material interest.
Prior to the Company entering into a related person transaction that would be required to be disclosed under the SEC rules, the Audit Committee will, after a reasonable prior review and consideration of the material facts and circumstances, make a recommendation to the Board and appropriate officers of the Company with respect to the transaction as the Audit Committee deems appropriate. The Audit Committee will prohibit any related person transaction it determines to be inconsistent with the best interests of the Company and its stockholders.
Related persons are directors, director nominees, executive officers, holders of 5% or more of our voting stock, and their immediate family members. Related persons are required promptly to report to the Chief Legal Officer and Corporate Secretary all proposed or existing related persons transaction in which they are involved.
The Company had no related person transaction in 2024, other than as set forth below.
                                             24

GOVERNANCE
A&R Cooperation Agreement
On January 24, 2023, the Company entered into the Cooperation Agreement with Keith A. Meister and Corvex Management LP (Mr. Meister and Corvex Management LP, together with their respective affiliates, the “Corvex Group”), pursuant to which, the Company agreed, among other things, to appoint James H. Gemmel, a partner of Corvex Management LP, to the Board, which it did in May 2023. Pursuant to the Cooperation Agreement, the Corvex Group agreed to abide by certain customary standstill restrictions, voting commitments, and other provisions. In addition, the Cooperation Agreement provided for customary director replacement procedures in the event Mr. Gemmel ceased to serve as a director or non-voting Board observer under certain circumstances as specified in the Cooperation Agreement. Furthermore, in connection with Mr. Gemmel’s appointment, the Corvex Group also entered into a customary confidentiality agreement with respect to certain Company information.
In March 2024, the Company entered into the A&R Cooperation Agreement with the Corvex Group. Pursuant to the A&R Cooperation Agreement, the Company agreed to include Mr. Gemmel as a nominee for election to the Board at the 2024 Annual Meeting. The A&R Cooperation Agreement amended the terms upon which Mr. Gemmel (or his replacement) would be required to resign from the Board, such that his resignation would be effective upon the earliest of the following: (i) the second business day following such time as the Corvex Group ceased to hold a “net long position” (as defined in the A&R Cooperation Agreement) of at least 8,100,000 shares of Common Stock; (ii) the completion of the Company’s spinoff of Everus or certain similar transactions; (iii) the date of the Annual Meeting, unless the Board determined to nominate Mr. Gemmel (or his replacement pursuant to the A&R Cooperation Agreement) for election at the Annual Meeting; and (iv) the material breach by the Corvex Group or Mr. Gemmel (or his replacement pursuant to the A&R Cooperation Agreement) of the confidentiality agreement previously entered into or certain provisions of the A&R Cooperation Agreement. Pursuant to the A&R Cooperation Agreement, the parties agreed to extend the customary standstill restrictions, voting commitments, and other provisions to coincide with Mr. Gemmel’s tenure on the Board. Furthermore, the Corvex Group agreed to extend the confidentiality agreement with respect to the Company’s information. Effective as of immediately prior to the effective time of the Company’s spinoff of Everus, Mr. Gemmel resigned from the Board pursuant to the terms of the A&R Cooperation Agreement, and the A&R Cooperation Agreement terminated in accordance with its terms.
Board Leadership Structure
The Bylaws and Corporate Governance Guidelines require that the Chair of the Board be independent. The Board believes this structure provides balance, and is currently in the best interest of stockholders. Separating these positions allows the CEO to focus on the full-time job of running the business, while allowing the Chair of the Board to lead the Board in its fundamental role of providing advice to, and independent oversight of, management. The Board also believes that a Vice Chair of the Board is currently in the best interest of stockholders to assist the Chair of the Board, and for Board leadership succession purposes, in adherence to governance best practices. The Chair of the Board meets and confers regularly between Board meetings with the CEO. The Board believes this split structure also recognizes the time, effort, and energy the CEO is required to devote to the position in the current business environment, as well as the commitment required to serve as the Chair of the Board, particularly as the Board’s oversight responsibilities continue to grow and continue to demand more time and attention. A fundamental role of the Board is to provide oversight of management. To that end, the Board believes having an independent Chair of the Board is a means to hold the CEO accountable for managing the Company, aligned with stockholders’ interests. Furthermore, the Board has found that an independent Chair of the Board is best equipped to encourage discussions, including during executive sessions of independent directors. The Board believes that having separate positions and an independent director as Chair of the Board is the appropriate leadership structure for the Company at this time, and demonstrates the Company’s commitment to leading corporate governance practices. The Board approved a limited exception to its retirement age policy for Mr. Johnson to serve until the Company’s 2026 Annual Meeting, and is currently reviewing its leadership in light of Mr. Johnson’s future retirement from the Board.
Majority Voting in the Election of Directors
Directors must be elected by a majority of the votes cast in uncontested elections, and a plurality of the votes cast in contested elections. A “majority of the votes cast” means that the number of votes cast “for” a director’s election must exceed the number of votes cast “against” that director’s election (with “abstentions” and “broker non-votes” not counted as votes cast either “for” or “against” that director’s election). Our Corporate Governance Guidelines provide that any incumbent director who does not receive a majority of the votes cast in an uncontested election is required to tender his or her resignation for consideration by the Nominating and Governance Committee. The Nominating and Governance Committee will make a recommendation to the Board whether to accept or reject the resignation, or take other action based upon the best interests of the Company and its stockholders. In determining its recommendation to the Board, the Nominating and Governance Committee shall consider all factors that it deems relevant. The director who tenders his or her resignation will not participate in the Nominating and Governance Committee’s or Board’s decision. Following such determination, the Company will promptly publicly disclose the Board’s decision, including, if applicable, the reasons for rejecting the tendered resignation.

25                                                 2025 Proxy Statement

GOVERNANCE
Proxy Access
Under our proxy access bylaw, a stockholder, or a group of up to 20 stockholders, owning at least 3% of the Common Stock continuously for at least three years as of the date of the notice of nomination, may nominate and include in the Company’s proxy materials director nominees constituting up to two individuals or 20% of the Board, whichever is greater (subject to certain limitations set forth in the Bylaws), provided that the stockholder(s) and nominee(s) satisfy the requirements specified in the Bylaws. We believe these proxy access parameters reflect a well-designed and balanced approach to proxy access that mitigates the risk of abuse and protects the interests of all of our stockholders. See Deadlines and Procedures for Nominations and Stockholder Proposals for the 2026 Annual Meeting on page 82 for further information.
Director Refreshment Policy, Board Tenure, and Term Limits
The Company is focused on having a well-constructed and high-performing Board, and recognizes the importance of Board refreshment. To that end, the Company has a director refreshment policy that combines a retirement age (age 76) and a periodic individual assessment process with the annual election of directors. The Nominating and Governance Committee and the Board reviewed the continued service of Mr. Johnson, age 76, on the Board and have asked him to continue his service.
Upon the recommendation of the Nominating and Governance Committee other than Mr. Johnson, the Board approved a limited exception to its retirement age policy for Mr. Johnson to currently serve until the Company’s 2026 Annual Meeting. The Board granted the exception because it believes that Mr. Johnson’s continued service is in the best interest of the Company and its stockholders. Given the Board’s need for strong continuing independent leadership with Mr. Goodin’s retirement as CEO and a director in 2024, along with six additional directors who, as of the Annual Meeting, will have departed the Board in the past year (including four directors who became members of the Everus Board effective upon the spinoff), the Board approved the exception for Mr. Johnson to, among other things, maintain continuity and institutional knowledge during a period of significant transformation initiatives occurring in the Company’s business, and to provide adequate time to transition a highly-capable successor to Mr. Johnson. In addition, the Board determined that an exception was warranted because Mr. Johnson has deep institutional knowledge of the Company and Board, and unique insights that remain valuable to the Board.
We have refreshed our Board over the past five years, as 10 highly-qualified independent directors were added to the Board, and following the Annual Meeting, 12 independent directors will have left the Board (including eight directors who became members of either the Knife River or Everus Board effective upon the applicable spinoff). We believe that the Board possesses the appropriate mix of genders, ages, ethnicities, skills, business and board experience, and viewpoints. During 2024, Mr. Goodin retired from the Board following his retirement as CEO; Messrs. Della Rocca, Ryan, and Sparby and Ms. Rosenthal each resigned from the Board and became members of the Everus Board effective upon the spinoff; Mr. Gemmel resigned from the Board pursuant to the terms of the A&R Cooperation Agreement; and Ms. Wang will be departing the Board when her term expires at the conclusion of the Annual Meeting. Messrs. Jaeger and Dosch and Ms. Durkin were each elected to the Board in 2024. The Board has also nominated Ms. Patel for election at the Annual Meeting. The Board balances refreshment with maintaining experience.
The Board also recognizes the importance of board leadership refreshment and succession planning. The Board rotates committee and committee chair assignments periodically on a staggered basis to provide opportunities to foster diverse perspectives, develop further the depth and breadth of knowledge within the Board, and prepare the Board for future director succession. The Board also considers adding a Vice Chair of the Board from time to time to assist the Chair of the Board, and for board leadership succession purposes. The Board elected Mr. Anderson as Vice Chair of the Board in February 2025.
The Nominating and Governance Committee selects director nominees who think and act independently and can clearly and effectively communicate their convictions. The Board does not believe long tenure alone presumptively renders a director to not be independent. Conversely, the Board has determined that its longer-tenured director has important experience, brings diverse perspectives, and provides tangible value to the Board and the Company. The Board has also determined that his length of tenure has allowed this director to accumulate valuable knowledge and experience based upon his history with the Company and his breadth of experience in leadership roles across a range of industries outside the Company. This knowledge and experience improves the ability of the Board to provide constructive guidance and informed oversight to management.
The Nominating and Governance Committee has specifically considered stockholders’ feedback that suggests lengthy Board tenure should be balanced with new perspectives. Specific to the Company, the Nominating and Governance Committee has recommended, and the Board has structured, that the Board be organized in such a way that there is an appropriate mix of directors of varying tenures, with new directors and perspectives joining the Board over time while retaining the institutional knowledge and broader business experience of a longer-tenured director. This balance enhances the Board’s oversight capabilities. The Board believes it is important to balance refreshment with the need to retain directors who have developed, over time, significant insight into the Company and its operations and who continue to make valuable contributions to the Company that benefit our stockholders. The Board does not believe that long tenure impairs a director’s ability to act independently of management.

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GOVERNANCE
Mandatory Resignation or Retirement
The Board has established a policy whereby a non-employee director is required to advise the Nominating and Governance Committee Chair of any change in the non-employee director’s principal employment. If requested by the Nominating and Governance Committee Chair, after consultation with the other members of the Nominating and Governance Committee, the director is required to submit a letter of resignation to the Nominating and Governance Committee Chair, for the Nominating and Governance Committee to consider.
Director On-Boarding
We have an on-boarding program for new directors that is intended to educate new directors about the Company and the Board’s practices:
•Convenes with the CEO, CFO, Chief Legal Officer and Corporate Secretary, Chief Human Resources, Administration, and Safety Officer, Chief Information Officer, Chief Accounting and Regulatory Affairs Officer, and other MPC members.
•Reviews the Company’s operational, financial, strategic, IR, risk management, governance, and management succession plans.
•Meets periodically with the Chair of the Board and the committee chairs for an immersion into the work of the committees.
•Engages in enhanced discussions with the Chief Utilities Officer and President, WBI Energy, Inc. regarding the Company’s utility and pipeline businesses.
•Participates in various sessions specifically tailored to the individual director, taking into consideration their board experience, committee assignments, and focus areas of our business and strategy.
Director Continuing Education
Director education is an ongoing process, which begins when a director joins our Board. We host quarterly Board and committee presentations to keep directors appropriately apprised of key developments concerning the following topics so they can effectively carry out their oversight responsibilities:
We also encourage all directors to attend external continuing education programs to maintain their expertise and share takeaways with the other directors concerning these programs. We reimburse directors for reasonable expenses incurred in attending continuing education programs.
Board Attendance
The Board held 14 meetings during 2024. Each individual director attended at least 96% of the Board and committee meetings (for the committees on which the director served) during 2024, and the directors collectively attended over 99% of the aggregate Board and committee meetings, in each case for the period during which the director served.
The Board holds regularly-scheduled executive sessions of independent directors in conjunction with each Board meeting. Mr. Johnson, as Chair of the Board, or Mr. Anderson, as Vice Chair of the Board in Mr. Johnson’s absence, presides at these executive sessions, as well as at Board meetings.
Directors are expected to attend annual meetings. The Annual Meeting is typically scheduled on the same day as a quarterly Board meeting. In 2024, all of the directors serving at such time attended the Annual Meeting.

27                                                 2025 Proxy Statement

GOVERNANCE
Stock Ownership Policy
The Stock Ownership Policy aligns the interests of non-employee directors and executive officers with the interests of stockholders, and promotes the Company’s sound corporate governance. The non-employee directors and executive officers are expected to achieve and maintain beneficial ownership of Common Stock having a value equal to at least the guideline indicated in the table below of the remuneration payable to them from time to time. The individual guidelines established for each participant are as follows:

Participant	Guideline
Non-Employee Director	5X Annual Retainer Fee
CEO	5X Annual Base Salary Rate
Other Section 16 Officers (including the NEOs)	3X Annual Base Salary Rate
Other Participants	1.5X Annual Base Salary Rate

The following table illustrates which equity holdings count toward the Stock Ownership Policy:	☑ What Counts		☒ What Does Not Count

	☑	Common Stock	☒	Unearned PSAs
	☑	RSUs
	☑	Shares held through the 401(k) plan
	☑	Shares owned by a spouse or other immediate family member residing in the participant’s household
Executives and non-employee directors are required to achieve compliance within five years of becoming subject to the policy. The Company measures compliance at the end of each year, with the compliance determination at that point in time applying for the entire ensuing year, regardless of fluctuations in the Company’s stock price.
In the event any person subject to this policy fails to comply by the applicable date, they are required to hold the net shares obtained through all future vestings, after withholding for the payment of applicable taxes, until such person is in compliance; provided, however, that in the event there is a decline in the Company’s stock price that causes a participant’s holdings to fall below the applicable guideline after it was met at the previous compliance date, the participant shall not be required to purchase additional shares to meet the guideline, but the participant shall also not sell or transfer any shares of Company stock until the guideline has again been achieved (except shares sold to satisfy tax withholding obligations arising from stock vestings of prior awards). The Nominating and Governance Committee will consider a non-employee director’s failure to comply with this policy when considering that director for re-election to the Board.
of directors, the CEO, and other executive officers were in compliance as of the end of 2024 (or were within the initial five-year period to achieve compliance).
Retention of Outside Advisors
The Board and all of its committees have authority to retain outside advisors and consultants that they consider necessary or appropriate in carrying out their respective responsibilities. The independent registered public accounting firm is retained by, and report directly to, the Audit Committee. Similarly, the consultant retained by the Compensation Committee to assist in evaluating executive compensation reports directly to that committee.

                                             28

GOVERNANCE
Board and Committee Evaluations
The Board and its committees engage in a robust Board and committee assessment process every year designed to elicit candid feedback regarding the areas in which the Board and its committees could improve, as described below:

Item	Board and Committee Assessment
Cadence	Annual
Assessment
Each director completes a separate detailed assessment to evaluate the Board and each committee on which they serve.
Topics covered include, among others:
•Board and committee structures, size, composition, skills, and succession planning.
•The effectiveness of the Board, committees, and committee chairs.
•Board strategy and operational oversight.
•Board culture and dynamics, including the effectiveness of discussion and debate at Board and committee meetings.
•The quality of the Board and committee agendas, meeting length, meeting frequency, and quality and volume of presentations and other meeting materials.
•The appropriateness of Board and committee priorities.
•Board interactions with, and accessibility of, management.

Reporting
The results of the assessments are processed as follows:
•The responses are reviewed and summarized and anonymously aggregated for the Chair of the Board and each of the committee chairs.
•The results of the assessments regarding Board and committee performance are reviewed and discussed during executive sessions of the Board and its committees, during which input on the performance and effectiveness of the Board and committees is solicited.

Action Planning
These evaluations have consistently found that the Board and its committees are operating effectively.
This evaluation process has led to various refinements designed to increase the Board’s effectiveness over the past few years, including:
•Ensuring that the Board and committee agendas are appropriately focused on strategic priorities.
•Increasing focus on continuous board and board leadership succession planning and refreshment.
•Rotating committee and committee chair assignments periodically on a staggered basis to provide opportunities to foster diverse perspectives, develop further the depth and breadth of knowledge within the Board, and prepare the Board for future director succession.

29                                                 2025 Proxy Statement

GOVERNANCE
Our Board’s Oversight of Our Business
The Board believes deeply that it must be fit for its purpose and provide strategic value to the Company. Oversight of business strategy is a key responsibility of the Board, including work embedded in the Board committees. The Board believes that overseeing and monitoring strategy is a continuous process and takes a multilayered approach in exercising its duties. The Board’s oversight, and management’s execution of business strategy, are viewed with a long-term mindset and a focus on assessing both opportunities for, and potential risks to, the Company.
While the Board and its committees oversee strategic planning, management is charged with developing and executing the business strategy. Management is transparent with the Board. To monitor the performance of the Company’s strategic goals, the Board maintains an open dialogue with, has regular access to, and receives ongoing updates from, management. For example, our Chair of the Board engages in regular cadence of communication and engagement with management, including ongoing dialogue with the CEO and other members of the MPC, and each of the committee chairs regularly engages with their respective management liaisons.
Human Capital Management and Succession Planning Oversight
The Board believes that the strength of the Company’s workforce is one of the significant contributors to our success as a company. One of the primary responsibilities of the Board is to provide that the Company has a high-performing CEO and MPC. To meet that goal, the Board, the Compensation Committee, the Nominating and Governance Committee, and management share responsibility for management development and succession planning, guided by a very intentional process:

Responsible Party	Oversight Area
Board	The Board oversees human capital management and succession planning to maximize the pool of emerging talent who can assume top management positions without undue interruption.

In assessing possible CEO and other MPC candidates, our independent directors identify the skills, experiences, and attributes they believe are required to be an effective leader in light of the Company’s business strategies, opportunities, and challenges. This process is designed to prepare the Company for both expected successions, such as those arising from anticipated retirements, as well as those occurring when executives leave unexpectedly, including due to death, disability, or other unforeseen events. Each director has complete and open access to any member of management. Members of management, including those several levels below the MPC, are invited regularly to make presentations at Board and committee meetings and meet with directors in informal settings to allow the directors to form a more complete understanding of the executives’ skills and character. We maintain an emergency succession plan for the CEO. Succession reviews for key executive roles consist of an assessment of internal candidates and external talent, as well as professional and leadership development plans for internal candidates.

Compensation Committee
The primary responsibility for organizational talent and development and management succession planning sits with the Compensation Committee, as described in its charter. This includes regular reviews of executive performance, potential, and succession planning with a deeper focus than the full Board review, emphasizing career development of promising management talent. The Board made human capital management a priority through its Compensation Committee, which oversees the Company’s strategies and initiatives on employee well-being, compensation and benefits, and engagement.

Nominating and Governance Committee
The primary responsibility for reviewing and making recommendations regarding the governance and process around CEO succession planning sits with the Nominating and Governance Committee, as described in its charter.

Management
The Chief Human Resources, Administration, and Safety Officer and other senior human resources leaders collaborate with functional leaders across the Company to develop and implement programs to attract, assess, and develop management-level talent for possible future senior leadership positions.

For additional information on the Company’s human capital management strategies and initiatives, see our Annual Report, which is available at investor.mdu.com/financials/annual-reports/.

                                             30

GOVERNANCE
Risk Oversight
The Board has oversight responsibilities regarding risks that could impact the Company. Oversight for some of these risks is assigned to the committees based on the individual risk.
The Board believes establishing the right “tone at the top” and full and open communication between management and the Board are essential for effective risk management and oversight. Our Chair of the Board meets regularly with our CEO to discuss risks facing the Company. The Chair of the Board and Committee Chairs meet with our CEO, CFO, and Chief Legal Officer and Corporate Secretary to discuss risks and presentations to the Board regarding risks. MPC members attend the quarterly Board meetings and are available to address questions or concerns raised by the Board on risk management-related and any other matters. Each quarter, the Board and its applicable committees receive presentations from MPC members on ERM issues and strategic matters involving our operations. The MPC annually presents an assessment to the Board of critical enterprise risks that threaten the Company’s strategy and business model, including risks inherent in the key assumptions underlying the Company’s business strategy for value creation. Periodically, the Board receives presentations from external experts on matters of strategic importance to the Board. At least annually, the Board holds strategic planning sessions with MPC members to discuss strategies, key challenges, and risks and opportunities for the Company. In 2024, a survey was completed by both the Board and MPC to identify critical enterprise risks. The Company believes this program, which was designed to enable effective and efficient identification of, and visibility into, critical enterprise risks over the short, intermediate, and long-term, and to facilitate the incorporation of risk considerations into decision making across the Company, to assess and manage the Company’s legal, regulatory, and other compliance obligations, provides valuable insight to the Board in its risk oversight efforts. In particular, the Company believes its ERM program helps clearly define risk management roles and responsibilities among the Board, its committees, and management, brings together the MPC to discuss risk, promote visibility, and facilitate constructive dialogue around the risks relevant to the Company’s strategy and operations, and helps facilitate appropriate risk response strategies at the Board, committee, and management levels.
The Audit Committee assists the Board in fulfilling its oversight responsibilities with respect to risk management in a general manner, and specifically in the areas of financial reporting, internal controls, cybersecurity, legal, regulatory compliance, and related person transactions, and in accordance with NYSE requirements, discusses policies with the Board with respect to risk assessment and risk management and their adequacy and effectiveness. These procedures include regular risk monitoring by management to update current risks and identify potential new and emerging risks, quarterly risk reviews by management with the Audit Committee, and an annual risk report to the Board. The Audit Committee receives reports concerning the Company’s compliance program, including reports received through our anonymous reporting hotline. It also receives reports and regularly meets with the Company’s external and internal auditors. In addition, the Audit Committee receives regular briefings from our CFO, Chief Legal Officer and Corporate Secretary, Chief Accounting and Regulatory Affairs Officer, and Chief Information Officer. The Audit Committee reports back to the Board regarding the Audit Committee’s areas of responsibility concerning risk.
The Compensation Committee considers risk in relation to the Company’s compensation and human capital policies and practices. The Compensation Committee’s independent compensation consultant provides an annual report to the committee on risk relative to the Company’s compensation programs.
The Nominating and Governance Committee considers risks associated with Board organization, Board membership and structure, Board and executive succession planning, and corporate governance.
Management is responsible for identifying material risks, implementing appropriate risk management and mitigation strategies, and providing information regarding material risks and risk management and mitigation to the Board. The Company’s risk oversight framework also aligns with its disclosure controls and procedures. For example, the Company’s quarterly and annual financial statements and related disclosures are reviewed by the disclosure committee, which includes certain senior management, who participate in the risk assessment process. The MPC meets bi-weekly, or more frequently as warranted, to receive reports from each business unit on safety, operations, business development, and to discuss the Company’s challenges and opportunities. Reports are also provided by the Company’s financial, human resources, legal, and enterprise IT departments. Special presentations are made by other employees on matters that affect the Company’s operations. The Company has also developed a robust compliance program to promote a culture of compliance, consistent with the right “tone at the top,” to mitigate risk. The program includes training and adherence to our Leading With Integrity Guide. We further mitigate risk through our internal auditing and legal departments.
The Company believes that this risk oversight process is appropriate in light of the Company’s business, size, and active senior management participation, including by the CEO, in managing risk and holding regular discussions on risk with the Board and each of its three standing committees.

31                                                 2025 Proxy Statement

GOVERNANCE
Cybersecurity
We are subject to technology risks, including failures, security breaches, and cybersecurity risks that could harm our business. Our cybersecurity program includes the following elements:

Element	Strategy
Benchmarking and External Engagement	We benchmark our security practices against other organizations, and are active in the information security community.
Third-Party Assessments	We engage a range of outside experts to regularly assess our organizational security programs, processes, and capabilities.
Internal Assessments
We regularly test and improve our information systems through security risk and compliance reviews, tabletop exercises, user access campaigns, and other strategies. The CyROC provides management and the Audit Committee with periodic analyses, appraisals, recommendations, and pertinent information concerning cyber defense of the Company’s electronic information, IT, operational technology systems, and utilization of artificial intelligence, with regular updates from the Chief Information Officer.

Training and Compliance	The Company has implemented a cybersecurity training and compliance program to facilitate initial and continuing education for employees who have contact or potential contact with the Company’s data.
Policies, Procedures, and Practices
The Chief Information Officer, along with the Director of Cybersecurity and a designated team of cybersecurity professionals, are responsible for assessing and managing risks and developing and implementing policies, procedures, and practices based on the range of threats. There are processes around access management, data security, encryption, asset management, secure system development, security operations, and network and device security to provide safeguards, along with continual monitoring of various threat intelligence feeds. The Company has an incident response plan to identify, protect, detect, respond to, and recover from cybersecurity threats and incidents that is tested annually. The incident response plan is updated based on results of the test or as new cyber-related developments occur. The Board, MPC, and SEC financial reporting department are notified of any material cybersecurity incident through a defined escalation process, which is risk-based and specifies who is to be contacted and when at each risk level. The Audit Committee also receives periodic briefings concerning cybersecurity, information security, technology risks, and risk mitigation programs.

Leading With Integrity Guide

LEADING WITH INTEGRITY

Leading With Integrity Guide

Integrity Code and Legal Compliance Guide

MDU RESOURCES GROUP, INC.

24/7 Ethics Hotline:

1-866-294-4676

Online Reporting:

https://ethics.mdu.com

The Company has adopted a code of business conduct, referred to as the Leading With Integrity Guide, applicable to all directors, executive officers, and other employees. The Company periodically reviews the Leading With Integrity Guide and revises it, as appropriate. The Leading With Integrity Guide is available at investor.mdu.com/governance/governance-documents. Any waivers of the Leading With Integrity Guide for directors and executive officers must be approved by the Board or one of its committees, and will be posted at investor.mdu.com/governance/governance-documents. There are currently no waivers of the Leading With Integrity Guide for any director or executive officer.
Vendor Code of Conduct
The Vendor Code of Conduct sets forth the Company’s expectations of vendors, suppliers, contractors, and subcontractors, including ethical behavior, prevention and detection of crimes, and compliance with applicable laws and regulations. The Vendor Code of Conduct is available at investor.mdu.com/governance/governance-documents.

                                             32

GOVERNANCE
Responsible Business Oversight
We are very intentional about our mission. Management and the Board understand that how we achieve our purpose is just as important as the results. Stakeholders understandably want to know that the companies serving them, or that they are investing in, working for, or doing business with, are acting responsibly by valuing their employees, giving back to the communities they serve, and actively addressing the environmental impact of their operations. For these reasons, among others, we manage our business responsibly.
The Company’s responsible business strategy is embedded in its overall strategy. Therefore, in exercising its oversight authority, the Board recognizes that the long-term interests of our stockholders are best advanced when considering other stakeholders and interested parties, including customers, employees, business partners, and the communities we serve. Given the Company’s strategic direction and significant investments and the Board’s focus on its oversight of the Company’s responsible business strategy, the Board disbanded the E&S Committee in November 2024, which previously had oversight over the Company’s responsible business-related risks and strategy, and embedded the relevant responsibilities in each of the remaining standing committees, with safety sitting with the full Board, given its significance is paramount to the business. The Board receives updates from each of the committee chairs throughout the year. The Company is committed to strong corporate governance aligned with stockholder interests. See Our Board of Directors beginning on page 22 for further information on the Company’s governance practices and policies.

MDU RESOURCES GROUP, INC.

CELEBRATING 100 YEARS OF DOING THE RIGHT THING

Sustainability Report 2023

Inspired by engagement with our stakeholders, the Company publishes an annual Sustainability Report. The Sustainability Report provides details on our responsible business strategy, consistent with SASB, TCFD, EEI, and AGA reporting standards. We recognize, however, that this is a journey. We view public reporting as an ongoing process and expect our disclosures to continue to evolve over time. This process will be more evolutionary than revolutionary, but our goal is to make progress each year. For additional information regarding our responsible business strategy and Board oversight, see our Sustainability Report, which is available at mdu.com/sustainability/.
The Company has adopted the following policies related to its responsible business strategy:

Policy	Purpose
Environmental Policy	Sets out certain natural resources priorities to minimize the environmental impact of the Company’s activities.
Human Rights Policy
Sets out certain priorities, including conducting the Company’s operations in a way that promotes the health and safety of employees and neighbors, safeguards the environment, creates a sustainable positive impact on the communities we serve, and respects human rights and the dignity of all people.

Employee Safety Policy	Sets out certain occupational health and safety priorities, including the integration, responsibility, and accountability of health and safety into all workplace activities.
Conflict Minerals Policy	Sets out certain priorities concerning the unintentional support of armed conflict through the purchase of certain minerals from the Democratic Republic of Congo and countries that share its border.
Accident Incident Response Investigation Reporting Policy	Sets out certain priorities, including operating in a safe and responsible manner, conducting investigations, and reporting accidents.
Vendor Code of Conduct	Sets out certain expectations of vendors, including ethical business practices, workplace safety, environmental stewardship, and compliance with applicable laws and regulations.
These policies are available at investor.mdu.com/governance/governance-documents.

33                                                 2025 Proxy Statement

GOVERNANCE
Stockholder Engagement
Why We Engage
The Board’s relationship with stockholders is an important part of the Company’s success. The Board believes it is important to foster long-term relationships with stockholders and understand their perspectives. The Board has a long tradition of engaging with stockholders. The Board values an open dialogue with stockholders, and believes that regular communication is a critical part of the Company’s long-term success. Through these activities, the Board discusses the Company’s corporate governance, executive compensation programs, responsible business practices, and other topics of interest to stockholders. We also closely monitor policies and focus areas for stockholders. These engagement efforts allow the Board to better understand stockholders’ priorities and perspectives and provide the Board with useful input concerning the Company’s compensation, corporate governance, and responsible business practices.
The Board is committed to:
•Accountability. Drive and support leading corporate governance and board practices.
•Transparency. Maintain high levels of transparency on a range of financial, governance, and responsible business issues to build trust.
•Engagement. Proactively engage with stockholders and proxy advisory firms on a range of topics to sustain two-way dialogue and identify emerging trends and issues to inform the Board’s thinking and approach.
This governance-focused stockholder engagement program complements the ongoing dialogue throughout the year among stockholders and our CEO, CFO, and IR team on our financial and strategic performance.
Who We Engage
During the 2024 governance-focused stockholder engagement cycle, our CEO (who also serves as a director), CFO, Chief Legal Officer and Corporate Secretary, and Chief Accounting and Regulatory Affairs Officer met individually with stockholders representing over 30% of our total shares outstanding, as well as proxy advisory firms (and, more broadly, we had some touchpoint with stockholders representing over 40% of our total shares outstanding).
Governance-Focused Engagement Topics

•Board Oversight of Long-Term Strategy •Board Assessment Process •Board Refreshment	•Executive Compensation •Environmental Stewardship •Management Succession

We had discussions regarding executive compensation and our 2024 Say-on-Pay vote as part of our 2024 stockholder engagement cycle, and took into account the views of stockholders regarding the design and effectiveness of our executive compensation program. The Compensation Committee will continue to assess the executive compensation program against changing business conditions and stockholder feedback.

                                             34

GOVERNANCE
How We Have Been Responsive To Engagement
The Chief Legal Officer and Corporate Secretary shares the feedback gained from our stockholder engagement meetings with the Nominating and Governance Committee and the Board, as well as compensation-specific feedback with the Compensation Committee. In recent years, we have taken a number of actions based on stockholder feedback to strengthen our governance practices, responsible business strategy, and disclosure. For example, the Company began presenting its Sustainability Report consistent with TCFD reporting standards, including a climate scenario analysis in connection with its electric generation resources. This example evidences our continued dedication to remain responsive concerning stockholder concerns. Please continue to share your thoughts or concerns at any time. The Board has established a process to facilitate stockholder communications with the Board, as described below.
Communications With Our Board
Stockholders and other interested parties who wish to communicate directly with the independent directors of the Board should send a letter to the Board. The Procedures for Communications with the Board are available at investor.mdu.com/governance/governance-documents. The Chief Legal Officer and Corporate Secretary will review all correspondence and will forward to the Board or an individual director a summary of the correspondence received and copies of correspondence that the Chief Legal Officer and Corporate Secretary determines is required to be directed to the attention of the Board or such individual director. The Chief Legal Officer and Corporate Secretary may sort or summarize the communications as appropriate and, depending on the nature of the communication, the correspondence will either be forwarded or periodically presented to the Board. Communications that are personal grievances, commercial solicitations, customer complaints, or that contain inappropriate or offensive content will not be communicated to the Board or any director or committee. The Board or any individual director may at any time request copies and review all correspondence received by the Chief Legal Officer and Corporate Secretary that is intended for the Board or such individual director.
Committees
Audit

Douglas W. Jaeger
Chair Audit Committee Financial Expert
Other Members:
Anderson
Dosch Johnson (Ex Officio) Wang*
2024 Meetings: 11

Key Oversight Responsibilities
•appoints the independent auditors
•approves the independent auditors’ compensation
•assists the Board in fulfilling its oversight responsibilities in the following areas:
◦accounting policies and practices
◦financial statements
◦legal and regulatory compliance
◦risk management
◦independent auditors’ qualifications, independence, and performance
◦internal auditors’ qualifications, performance, and compensation
◦Leading With Integrity Guide compliance
•establishes procedures for the receipt, retention, and treatment of complaints regarding accounting, internal accounting and audit controls, and auditing matters
•reviews and discusses risk assessments from management, disclosures, and third-party assurance related to responsible business-related risks
This committee consists of four independent directors, and an Ex Officio Member, as independence is defined under the NYSE rules applicable to audit committee members. All of the members meet the financial literacy requirements under the NYSE rules. The Board has determined that Mr. Jaeger qualifies as an “Audit Committee Financial Expert,” as defined by the rules under the Exchange Act, through his relevant experience as a sitting CEO, and his prior executive experience, where he supervised the finance and accounting professionals responsible for, and personally analyzed and evaluated, financial statements, as well as internal controls over financial reporting. The Audit Committee Report appears on page 78.
* Ms. Wang will be departing the Board when her term expires at the conclusion of the Annual Meeting.

35                                                 2025 Proxy Statement

GOVERNANCE
Compensation

Darrel T. Anderson
Chair
Other Members:
Durkin
Johnson
2024 Meetings: 10
Key Oversight Responsibilities
•determines compensation for CEO and other executive officers
•approves all equity compensation
•assesses risk in relation to the Company’s compensation policies and practices
•administers the Company’s compensation plans
•reviews and makes recommendations to the Board concerning human capital matters, including executive development and succession
•reviews non-employee directors’ compensation and makes recommendations to the Board concerning the form and amount of non-employee directors’ compensation
•reviews relevant responsible business factors in its oversight of compensation and human capital matters
This committee consists of three independent directors, as independence is defined under the NYSE rules applicable to compensation committee members. See Procedures for Determining Compensation beginning on page 56 for a discussion of the Compensation Committee’s procedures for determining compensation, and the Compensation Committee Report on page 58.

Nominating and Governance

Dennis W. Johnson
Chair
Other Members:
Anderson
Durkin
2024 Meetings: 5

Key Oversight Responsibilities
•oversees corporate governance matters affecting the Company, including developing and recommending criteria and policies relating to director service and tenure
•establishes criteria for Board candidates and selects new director nominees to recommend to the Board
•reviews the Company’s Proxy Statement
•considers the re-nomination of existing directors after it conducts an annual review of each director’s qualifications, experience, and independence
•reviews membership on the Board committees and, after consultation with the CEO and Chair of the Board, makes recommendations to the Board annually regarding committee, and committee chair, assignments
•reviews trends and governance with regard to non-employee directors’ compensation
•oversees the Company’s responsible business strategy and reviews and considers related public reporting, including the Sustainability Report
This committee consists of three independent directors, as independence is defined under the NYSE rules.
Stockholders who wish to recommend candidates for Board membership may contact the Nominating and Governance Committee in the manner described under Communications with Our Board on page 35. Stockholder nominations must be made according to the procedures required under, and within the timeframe described in, the Bylaws and under Deadlines and Procedures for Nominations and Stockholder Proposals for the 2026 Annual Meeting on page 82. Stockholder-recommended candidates will be evaluated by the Nominating and Governance Committee in the same manner as the Company’s nominees.

Given the Company’s strategic direction and significant investments and the Board’s focus on its oversight of the Company’s responsible business strategy, the Board disbanded the E&S Committee in November 2024, which previously had oversight over the Company’s responsible business-related risks and strategy, and embedded the relevant responsibilities in each of the remaining standing committees, with safety sitting with the full Board, given its significance is paramount to the business. The E&S Committee held four meetings during 2024. Given these changes, the responsibilities of the E&S Committee were assigned to each of the Audit Committee, Compensation Committee, and Nominating and Governance Committee, with the balance sitting with the full Board. These changes reflect the Board’s agility and alignment with the Company’s strategy.
                                             36

DIRECTOR COMPENSATION
This discussion relates to the compensation we pay to non-employee directors. We do not pay additional compensation to any director for service on the Board or any committee who is simultaneously a Company employee.
Key Principles of Director Compensation Program
The Company compensates its non-employee directors for their service according to the following principles:

Category	Description
Pay Position	The pay position of our non-employee directors’ compensation program is consistent with the Company’s peer group reference points.
Peer Groups
When establishing reference points for market comparisons of our non-employee directors’ compensation program, we consider the peer group used for our executive compensation purposes. See Benchmarking Approach beginning on page 55 for more information on our peer group.

Pay Evaluation Perspective	When assessing the competitive position of our non-employee directors’ compensation program, the primary focus is the total targeted compensation opportunity.
Pay Mix	Our non-employee directors’ compensation program consists of a mix of cash and equity, with an emphasis on equity.
Differentiation	Non-employee directors receive additional compensation for leadership positions on the Board, including the Chair of the Board and committee chair roles.
Stock Ownership	Our Stock Ownership Policy further aligns our directors with our stockholders’ interests, with compliance measured annually, as described further in Stock Ownership Policy on page 28.
Deferral and Diversion Opportunities
Non-employee directors may elect to defer or divert all or a portion of their annual retainer fee and/or committee chair retainers in the form of phantom stock with dividend accruals or Common Stock, respectively.

Regular Review
The Nominating and Governance Committee, and Compensation Committee, conduct annual reviews of governance practices and trends in directors’ compensation, and the amount and form of non-employee directors’ compensation, respectively.

Components of Director Compensation Program
The Company’s non-employee directors were paid the following fees in 2024:

Fee	Amount ($)	Form of Payment
Annual Retainer	110,000	Cash(1)
Committee Chair Retainer
Audit	20,000
Compensation	15,000
E&S(2)	15,000
Nominating and Governance	15,000
Chair of the Board Retainer(3)	125,000
Annual Stock Award(4)	150,000	Stock
Additional Stock Award for Chair of the Board(4)	25,000
(1)    Directors may (a) defer all or a portion of the fee in the form of phantom stock with dividend accruals to be paid in cash over a five-year period after the director leaves the Board, or (b) divert all or a portion of the fee in the form of Common Stock.
(2)    The Board disbanded the E&S Committee in November 2024.
(3)    In anticipation of the Company’s spinoff of Everus in October 2024, the Chair of the Board retainer was decreased to $100,000, effective November 2024, and prorated for 2024. The Chair of the Board receives no additional compensation for service as a committee chair, if applicable. The Vice Chair of the Board, if applicable, receives no additional compensation for service as Vice Chair of the Board.
(4)    The annual stock award for non-employee directors is for the director’s service provided during the calendar year. The award is granted as fully-vested stock in November each year following the regularly-scheduled Board meeting. Directors serving less than a full year receive a prorated stock award based on the number of months served in the applicable calendar year.

37                                                 2025 Proxy Statement

DIRECTOR COMPENSATION
There are no meeting fees paid to the directors. Directors are reimbursed for all reasonable travel expenses, including spousal expenses, in connection with attendance at in-person Board and committee meetings.
For all compensation periods through and including 2024, none of our current directors have previously elected to defer all or a portion of any prior annual retainer, committee chair retainer, or Chair of the Board retainer into phantom stock.
Governance
Director compensation is reviewed annually by the Compensation Committee. The Compensation Committee’s independent compensation consultant provided an analysis of the Company’s director compensation for 2024 based on research on market trends in director compensation, as well as a review of director compensation practices of companies in the revised compensation benchmarking peer group applicable to the Company after the spinoff of Everus. The Compensation Committee and Board reviewed the Compensation Committee’s independent compensation consultant’s report and made no changes to the annual compensation of non-employee directors, but did reduce the additional cash retainer for the Chair of the Board from $125,000 to $100,000 in November 2024 following the spinoff of Everus.
2024 Director Compensation
The amounts paid to each non-employee director for 2024, including amounts deferred under the DDCP, and the stock awards granted to each non-employee director are reported below:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
Anderson	118,750	150,000	103	268,853
Della Rocca(3)	27,500	—	17	27,517
Dosch(5)	18,333	25,000	9	43,342
Durkin(5)	45,833	62,500	34	108,367
Gemmel(4)	91,667	125,000	3,686	220,353
Jaeger(5)	76,667	100,000	60	176,727
Johnson	230,833	175,000	5,103	410,936
Rosenthal(3)	104,167	—	86	104,253
Ryan(3)	104,167	—	86	104,253
Sparby(3)	108,333	—	3,586	111,919
Wang(6)	110,000	150,000	2,603	262,603
(1)    All stock awards are measured in accordance with FASB ASC 718. The grant date fair value is based on the closing stock price on the grant date of November 15, 2024, which was $18.34 per share.
(2)    Includes group life insurance premiums (i.e., $100,000 policy on each non-employee director for the benefit of the non-employee director’s beneficiaries during the time the director serves on the Board), and matching charitable donations for directors who contributed to the Company’s Good Government Fund made on behalf of the director.
(3)    Ms. Rosenthal and Messrs. Della Rocca, Ryan, and Sparby served as directors during 2024 through the spinoff of Everus in October 2024. The amounts reflected above are prorated for their service during 2024. Pursuant to the terms of the Employee Matters Agreement entered into in connection with the Company’s spinoff of Everus, their 2024 equity awards were granted by Everus following completion of the Company’s spinoff of Everus.
(4)    Mr. Gemmel resigned from the Board upon the Company’s spinoff of Everus pursuant to the terms of the A&R Cooperation Agreement. The amounts reflected are prorated for his service during 2024.
(5)    Messrs. Dosch and Jaeger, and Ms. Durkin, were elected to the Board in November, May, and August 2024, respectively. The amounts reflected are prorated for their service during 2024.
(6) Ms. Wang will be departing the Board when her term expires at the conclusion of the Annual Meeting.

Mr. Goodin, the Company’s former CEO, who retired from the Company in January 2024, continued to serve as a director until May 2024. Mr. Goodin’s director compensation for this period is reported in Summary Compensation Table beginning on page 60.

                                             38

Our Executive Officers
Our executive officers, including their ages as of April 3, 2025, and their business experience during the past five years is as follows:

Name	Age	Position(s)
Nicole A. Kivisto	51	Ms. Kivisto has served as President and Chief Executive Officer and a director since January 2024. Prior to that, she was President and Chief Executive Officer of Montana-Dakota Utilities Co., Cascade Natural Gas Corporation, and Intermountain Gas Company from January 2015 through January 2024.
Dyke A. Boese	52
Mr. Boese has served as Chief Information Officer since January 2025. Prior to that, he was Director of Enterprise Infrastructure and Operations from December 2020 through January 2025, and Director of Enterprise Communications and Infrastructure from April 2016 through December 2020.

Anthony D. Foti	42
Mr. Foti has served as Chief Legal Officer and Corporate Secretary since October 2024. Prior to that, he served in several roles of increasing responsibility at Foot Locker, Inc. (NYSE: FL) (global athletic footwear and apparel retailer) since October 2014, including Senior Vice President, Deputy General Counsel and Corporate Secretary since July 2023; Vice President, Deputy General Counsel and Assistant Secretary from April 2022 through June 2023; Associate General Counsel and Assistant Secretary from March 2021 through March 2022; and Associate General Counsel from October 2014 through February 2021.

Rob L. Johnson	63	Mr. Johnson has served as President, WBI Energy, Inc. since June 2023. Prior to that, he was Executive Vice President-Commercial of WBI Energy, Inc. from January 2021 through June 2023, and Vice President-Commercial of WBI Energy, Inc. from May 2014 through January 2021.
Anne M. Jones	61	Ms. Jones has served as Chief Human Resources, Administration, and Safety Officer since January 2025. Prior to that, she was Vice President and Chief Human Resources Officer from November 2021 through January 2025; and Vice President-Human Resources from January 2016 through October 2021.
Garret Senger	64
Mr. Senger has served as Chief Utilities Officer since January 2024. Prior to that, he was Executive Vice President-Regulatory Affairs, Customer Service, and Administration from June 2018 through December 2023.

Stephanie A. Sievert	53	Ms. Sievert has served as Chief Accounting and Regulatory Affairs Officer since January 2025. Prior to that, she was Vice President, Chief Accounting Officer, and Controller from September 2017 through January 2025.
Jason L. Vollmer	48
Mr. Vollmer has served as Chief Financial Officer since September 2017. Prior to that, in addition to serving as Chief Financial Officer, he also served as Vice President from September 2017 through January 2025, and Treasurer from September 2017 through October 2020 and June 2023 through January 2025.

39                                                 2025 Proxy Statement

CORE

The Company is committed to fostering a culture that embodies its CORE strategy, and drives its success, where these values are not just words, but a way of life.

C — Customers and Communities

- Best-in-class customer satisfaction
- Competitive rates
- Community focused

O — Operational Excellence

- Safety culture
- Responsible approach to operating costs and capital investments
- Environmental stewardship

R — Returns Focused

- Attractive earnings and rate base growth
- ROE enhancement
- Delivering strong total stockholder return

E — Employee Driven

- Employee retention and recruitment
- Encourage employee engagement
- Succession planning and development programs

                                             40

PROPOSAL	Advisory Vote to Approve NEO Compensation
2
☑	The Board recommends a vote FOR this proposal.
In accordance with the requirements of Section 14A of the Exchange Act and the related SEC rules, our stockholders have the opportunity to cast a Say-on-Pay vote. We currently hold our Say-on-Pay vote every year, consistent with the preference previously expressed by a majority of our stockholders at the 2023 Annual Meeting.
As described in detail in the CD&A beginning on page 42, our compensation program is designed to attract, motivate, and retain talented executives responsible for leading our strategic priorities and, in turn, deliver value to our stockholders. Our executive compensation program ties compensation closely to the Company’s performance. A significant portion of the NEOs’ compensation is tied to the Company’s performance, and we believe this compensation structure closely aligns our executives’ and stockholders’ interests. The higher an executive’s position, the greater percentage of their compensation is tied to the Company’s performance.
At our 2024 Annual Meeting, over 96% of shares voted on the Say-on-Pay proposal supported our executive compensation program. The Compensation Committee considered the results of the 2024 Say-on-Pay vote in reviewing the program for 2025. As part of our 2024 stockholder engagement cycle, we had individual discussions regarding executive compensation with stockholders representing over 30% of our total shares outstanding, and proxy advisory firms, and more broadly, we had some touchpoint with stockholders representing over 40% of our total shares outstanding. See Stockholder Engagement beginning on page 34 for more details on our stockholder engagement program. We took into account the views of stockholders regarding the design and effectiveness of our executive compensation program for 2025. In light of the support and feedback received during our 2024 stockholder engagement cycle, the Compensation Committee decided to retain the overall program design with certain enhancements to further align the program with the Company’s long-term strategy. See 2025 Compensation Program Design Changes Following Spinoffs on page 44 for more details. The Compensation Committee will continue to assess the executive compensation program against changing business conditions and stockholder feedback. We believe stockholders should read the CD&A beginning on page 42, and the compensation tables beginning on page 60, in determining whether to vote in favor of this proposal.
Stockholders are being asked to approve the following resolution at the Annual Meeting:
“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of our NEOs, as disclosed in the Company’s Proxy Statement for the Annual Meeting pursuant to the SEC’s compensation disclosure rules, including the CD&A, the Summary Compensation Table, and the other related tables and disclosures.”
As an advisory vote, this proposal is not binding on the Company, the Compensation Committee, or the Board. However, the Compensation Committee and the Board value the opinions expressed by stockholders in their votes on this proposal and will consider the outcome of the vote when making future compensation decisions regarding our NEOs.
41                                                 2025 Proxy Statement

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
This CD&A provides information on our executive compensation program, including our compensation philosophy, which focuses on rewarding employees for their roles in executing our performance against our strategy and operating plan. While the principles underlying this philosophy extend throughout our organization, this CD&A primarily covers the compensation of our NEOs. The targets and goals disclosed in the CD&A are for the limited context of our compensation programs, and should not be understood to be statements of management’s expectations or estimates of results or other guidance. We specifically caution investors not to apply these statements in other contexts. For 2024, our NEOs are the current executive officers, and former executive officers, named below:

Nicole A. Kivisto(1)	Jason L. Vollmer	Garret Senger	Anne M. Jones	Rob L. Johnson
President and Chief Executive Officer	Chief Financial Officer	Chief Utilities Officer	Chief Human Resources, Administration, and Safety Officer	President, WBI Energy, Inc.

	David L. Goodin(1)		Jeffrey S. Thiede(2)
	Former President and Chief Executive Officer		Former President and Chief Executive Officer, Everus business unit
(1)    Mr. Goodin retired as President and Chief Executive Officer effective January 2024, and Ms. Kivisto was appointed President and Chief Executive Officer effective January 2024.
(2)    Mr. Thiede ceased to serve as President and Chief Executive Officer of the Everus business unit effective upon the completion of the Company’s spinoff of Everus in October 2024.
The Completion of a Journey … and We’re Just Getting Started
In 2024, we completed our journey to transform the Company into a pure-play regulated energy delivery business. The journey started in August 2022 with the announcement to spinoff the Company’s construction materials and contracting business, Knife River, which was completed in May 2023. We continued on the journey in November 2023 with the announcement to spinoff the Company’s construction services business, Everus, which was completed in October 2024. In each of these spinoffs, the Company’s stockholders received one share each of Knife River and Everus common stock for every four shares of the Company’s Common Stock owned as of the applicable record date. After these two spinoffs were completed, the combined market capitalization of the companies grew from $5.9 billion in May 2023 to $12.9 billion in December 2024—creating $7 billion of incremental value for holders of the Company’s Common Stock in May 2023 who continued to hold shares of all three companies through December 2024.

Table of Contents
42	The Completion of a Journey … and We’re Just Getting Started
43	2024 Performance-Based Compensation Outcomes
43	EICP Awards
43	LTI Awards
44	2025 Compensation Program Design Changes Following Spinoffs
44	Leadership Appointments
44	CEO Appointment
44	Other NEO Appointment
45	Say-on-Pay Stockholder Vote
45	Compensation Program Design and Structure
45	Pay-for-Performance Compensation Philosophy
46	Compensation Mix
55	Procedures for Determining Compensation
55	Setting Compensation, Establishing Goals, and Evaluating Performance
55	Benchmarking Approach
56	Use of Independent Compensation Consultant
56	Management Involvement in Developing the Compensation Program
57	Additional Information
57	Key Compensation Governance Policies
57	Clawback Policy
57	Stock Ownership Policy
58	Policy Prohibiting Hedging or Pledging of the Company’s Stock
58	Insider Trading Policy
58	Equity Award Timing Procedures
58	Impact of Tax and Accounting Treatment
                                             42

EXECUTIVE COMPENSATION
2024 Performance-Based Compensation Outcomes
The 2024 performance-based compensation paid to our NEOs reflects our strong performance against financial, strategic, and operational goals. Notable performance-based compensation outcomes for 2024 include the following, each of which is disclosed in greater detail within this CD&A:
EICP Awards
•The Compensation Committee has a history of setting challenging performance goals. EICP payouts are earned only when we achieve or exceed our goals, and awards are subject to negative discretion when appropriate to align management’s payouts with stockholders’ expectations. Consistent with our pay-for-performance culture, the Compensation Committee established rigorous financial, strategic, and operational performance goals for 2024.
•For its financial goals, the Company achieved above target Adjusted Business Segment Earnings performance, near target Adjusted Electric and Natural Gas Distribution Segment Earnings performance, and maximum Adjusted Pipeline Segment Earnings performance; for its strategic goal, the Company achieved maximum Everus Spinoff performance; and for its operational goal, the Company completed each of the Responsible Business initiatives. As a result, Mses. Kivisto and Jones and Mr. Vollmer earned 161.6% payouts, Mr. Senger earned a 103.1% payout, and Mr. Johnson earned a 205% payout for 2024 performance, in each case as a percentage of their target incentive.
For a description of how the EICP performance metrics were calculated and the adjustments from 2024 reported financial results, as applicable, see EICP beginning on page 47.
LTI Awards

The Compensation Committee is committed to performance-based compensation.
•The Compensation Committee made a temporary modification to its traditional LTI practices to take into account the impact of two extraordinary corporate spinoff transactions, which does not represent any change in its executive compensation philosophy, and it has since returned to granting a mix of PSA and RSU awards. In 2024, in light of the then-pending Everus spinoff, the Compensation Committee made a temporary modification to its traditional LTI practices, and granted executives, including the NEOs, RSU awards instead of the traditional mix of PSA and RSU awards (as the Compensation Committee also deemed appropriate in 2023 with the then-pending Knife River spinoff). The Compensation Committee believed this was an appropriate and balanced approach to address the Company’s executive compensation requirements during this transformational period. The Compensation Committee remains committed to fostering a pay-for-performance culture, and given the completion of the spinoffs, has returned to granting a mix of PSA and RSU awards in 2025, consistent with its executive compensation philosophy. See 2025 Compensation Program Design Changes Following Spinoffs on page 44 and Compensation Program Design and Structure beginning on page 45 for more information.
•The Compensation Committee wanted to incentivize the retention of the NEOs during a period of significant transformation, and align their interests with stockholders. By granting each 2024 LTI award in the form of RSUs, which will vest in December 2026 as long as the NEO remains continuously employed with the Company, the Compensation Committee sought to align the LTI with the Company’s long-term strategy to incentivize the retention of the management team responsible for overseeing the spinoff of Everus and executing the post-spinoff strategy and transition services through the three-year vesting period ending December 2026, aligned with stockholders’ interests.
•The RSU awards remain outstanding and subject to three-year cliff vesting. No vesting was accelerated nor any payment made for any outstanding RSU awards in connection with the Company’s spinoff of Everus. These awards remain subject to normal continued service-based vesting through the end of the three-year vesting period.
See LTI beginning on page 51 for further information.

43                                                 2025 Proxy Statement

EXECUTIVE COMPENSATION
2025 Compensation Program Design Changes Following
Spinoffs

The Compensation Committee remains committed to fostering a pay-for-performance culture.
Following the recent transformational period for the Company, including the impact of two extraordinary corporate spinoff transactions, the Compensation Committee has returned to its prior practice before the recent spinoffs of granting a mix of PSA and RSU awards in 2025. This does not represent any change in executive compensation philosophy. In addition, the comprehensive compensation approval and goal setting conducted by the Compensation Committee reflects the strategic focus of the organization. All NEOs will be subject to the same enterprise-wide financial and operational performance goals under the EICP, and financial and TSR goals under the PSAs to encourage and reward performance aligned with the Company’s long-term strategy, aligned with stockholders’ interests. The Compensation Committee will continue to assess the executive compensation program against changing business conditions and stockholder feedback.

Compensation Program		2024	2025
EICP	Performance Goals
Adjusted Business Segment Earnings (weighted 80%) and Everus Spinoff (weighted 20%) for corporate executives; Adjusted Electric and Natural Gas Distribution Segment Earnings (weighted 100%), and Adjusted Pipeline Segment Earnings (weighted 100%) for business unit executives; modified by a Responsible Business modifier (5%) for all participants

70% Adjusted Earnings from Continuing Operations, and 30% operational goals tied to the Company’s commitment to:
C - Customers and Communities
O - Operational Excellence
R - Returns Focused
E - Employee Driven

LTI Awards	PSA/RSU Mix	RSU awards (100%)	PSA awards (70%) and RSU awards (30%)
PSA Awards	Performance Goals	N/A	50% Three-Year Cumulative EPS, and 50% TSR to represent the Company’s TSR percent rank over a three-year performance period relative to the Company’s 2025 custom peer group
	Performance Period	N/A	3 years
RSU Awards	Vesting	Three-Year Cliff	Three-Year Cliff
Leadership Appointments
CEO Appointment
As part of a planned succession process, in January 2024, Ms. Kivisto succeeded Mr. Goodin, who retired, as President and Chief Executive Officer. In connection with Ms. Kivisto’s promotion, the Compensation Committee and the full Board approved a compensation package that reflects the competition for talented CEOs, particularly in regulated energy delivery companies. Her annual base salary was set at $900,000. Ms. Kivisto was eligible to receive a target EICP award and LTI award of 100% and 289% of base salary, respectively. In designing Ms. Kivisto’s compensation package, the Compensation Committee and the full Board sought to deliver market competitive compensation commensurate with Ms. Kivisto’s capabilities and experience and provide a powerful incentive to develop and execute on the Company’s transformation goals.
Other NEO Appointment
Further to the Company’s planned succession process, in January 2024, Mr. Senger succeeded Ms. Kivisto in many of her prior responsibilities as Chief Utilities Officer. In connection with Mr. Senger’s promotion, the Compensation Committee and the full Board approved a compensation package that reflects the competition for talented senior executives, particularly in regulated energy delivery companies. His annual base salary was set at $480,000. Mr. Senger was eligible to receive a target EICP award and LTI award of 60% and 100% of base salary, respectively. In designing Mr. Senger’s compensation package, the Compensation Committee and the full Board sought to deliver market competitive compensation commensurate with Mr. Senger’s capabilities and experience and provide a powerful incentive to develop and execute on the Company’s transformation goals.
                                             44

EXECUTIVE COMPENSATION
Say-on-Pay Stockholder Vote
At our 2024 Annual Meeting, over 96% of shares voted on the Say-on-Pay proposal supported our executive compensation program. The Compensation Committee considered the results of the 2024 Say-on-Pay vote, and our stockholders’ strong support of our executive compensation program in reviewing the program for 2025. Additionally, we had discussions with stockholders representing over 30% of our total shares outstanding, and proxy advisory firms, regarding executive compensation as part of our 2024 stockholder engagement cycle (and, more broadly, we had some touchpoint with stockholders representing over 40% of our total shares outstanding), and we took into account stockholders’ views regarding the design and effectiveness of our executive compensation program. See Stockholder Engagement beginning on page 34 for more details on our stockholder engagement program. In light of the support and feedback received during our 2024 stockholder engagement cycle, the Compensation Committee decided to retain the overall program design with certain enhancements to further align the program with the Company’s long-term strategy. See 2025 Compensation Program Design Changes Following Spinoffs on page 44 for a discussion of the 2025 compensation program design changes. The Compensation Committee will continue to assess the executive compensation program against changing business conditions and stockholder feedback. Our Say-on-Pay vote is currently held every year, consistent with the preference expressed by a majority of our stockholders.
Compensation Program Design and Structure
Pay-for-Performance Compensation Philosophy
The centerpiece of our compensation program is our pay-for-performance philosophy that aligns compensation payouts with the achievement of our annual operating plan and long-term strategy, and consequently stockholder value. This is showcased at senior levels of the Company—particularly the CEO—for whom most compensation is tied to the achievement of metrics driving the Company’s operating and stock performance, as described below:

Factor	Description
At Risk Compensation	A significant portion of the NEOs’ annual target compensation mix is at risk.
Challenging Goals	We have a pay-for-performance culture, and the Compensation Committee sets rigorous financial goals.
Formulaic	The financial goals under our EICP payouts are formulaically determined based on performance.
Peer Benchmarked	We utilize an objective set of criteria to determine peer companies and evaluate CEO and NEO pay against market data, while considering individual contributions and experience.
Linked to Long-Term Strategy	Compensation objectives are directly linked to the Company’s strategy to provide that executives are focused on elements that drive our business success and create stockholder value.
No Excessive Risk Taking	Our compensation programs do not encourage or reward excessive or imprudent risk taking.
Responsive to Say-on-Pay Vote
The Compensation Committee considered the results of the 2024 Say-on-Pay vote, and our stockholders’ feedback in reviewing our executive compensation program for 2025. See Stockholder Engagement beginning on page 34. In light of the support and feedback received during our 2024 stockholder engagement cycle, the Compensation Committee decided to retain the overall program design with certain enhancements to further align the program with the Company’s long-term strategy. See 2025 Compensation Program Design Changes Following Spinoffs on page 44.

45                                                 2025 Proxy Statement

EXECUTIVE COMPENSATION
Compensation Mix
The Compensation Committee seeks to align the compensation program with both our business strategy and our stockholders’ interests. Our executive compensation program includes both a mix of annual and long-term, as well as cash and equity, compensation. As shown in the charts below, for 2024, 79.5% of the CEO’s annual target compensation mix, and 65.2%, on average, of the other NEOs’ annual target compensation mix, was at risk.
CEO’s Annual
2024 Target Compensation
Average of Other NEOs’ 2024 Target Compensation

The Compensation Committee allocates a higher percentage of target compensation to LTI awards than EICP awards for NEOs because they are positioned to have a greater influence on the Company’s long-term performance. Furthermore, these LTI awards, combined with the Stock Ownership Policy, promotes increased ownership of our stock by the NEOs. As a result, the Compensation Committee believes the NEOs, as stockholders, are motivated to deliver long-term value to all stockholders.
The key components of our executive compensation program seek to drive financial, strategic, and operational results, and align the NEOs’ interests with those of our stockholders. The components of our 2024 executive compensation program included:

Annual	Base Salary	Supports the objective of attracting and retaining talented executives with annual fixed compensation.
Provides executives with market-competitive fixed compensation appropriate to their position, experience, and responsibilities.
	EICP	Links annual cash compensation to attainment of short-term performance goals based on the achievement of a mix of financial, strategic, and operational goals.
Long-Term	LTI Awards	Links to the Company’s stock price and provides an incentive to work towards the achievement of long-term stock performance.
Links compensation to the attainment of a service requirement, supporting executive retention.
Aligns executives and stockholders’ interests with value that fluctuates based on stock price performance.
Other	Retirement Benefits
Provides post-retirement security with Pension Plans, 401(k), SISP, Excess SISP, Deferred EICP, Defined Contribution Plan, DCP, and CIC Severance Plan, as applicable, which align with the objectives of attracting and retaining talented executives.

                                             46

EXECUTIVE COMPENSATION
Base Salary
In evaluating whether a base salary rate increase is appropriate, all employees, including the NEOs, are measured based on individual performance, market and peer data, responsibilities, experience, tenure in position, internal equity, and, for the NEOs, a compensation study prepared by the Compensation Committee’s independent compensation consultant. As part of its annual review of compensation, the Compensation Committee approved an annual base salary rate increase, effective January 1, 2024, for both Ms. Kivisto and Mr. Senger to reflect their promotions, including each of their expanded responsibilities, and for each of Ms. Jones and Messrs. Vollmer, Johnson, and Thiede based on each NEO’s performance and a position-oriented analysis of market salaries. The annual base salary rate for Mr. Goodin was not increased during 2024 due to his announced retirement.

Name	2023 Base Salary Rate ($)	2024 Base Salary Rate ($)	Base Salary Rate Increase (%)
Kivisto	550,000	900,000	63.6
Vollmer	565,000	587,500	4.0
Senger	336,000	480,000	42.9
Jones	405,000	421,000	4.0
Johnson	375,000	386,250	3.0
Thiede(1)	550,000	575,000	4.5
(1)    Mr. Thiede ceased to serve as President and Chief Executive Officer of the Everus business unit effective upon the completion of the Company’s spinoff of Everus in October 2024.
EICP

We have a history of setting challenging performance goals. EICP payouts are earned only when we achieve or exceed our goals, and awards are subject to negative discretion when appropriate to align management’s payouts with stockholders’ expectations regarding financial performance.

Consistent with our pay-for-performance culture, the Compensation Committee established rigorous financial, strategic, and operational performance goals for 2024. The performance metrics the Compensation Committee established for each of the NEOs are illustrated below:

Name	Performance Metrics
	Financial	Strategic	Operational
Kivisto, Vollmer, and Jones	Adjusted Business Segment Earnings (weighted 80%)	Everus Spinoff (weighted 20%)	Responsible Business (5% modifier)
Senger	Adjusted Electric and Natural Gas Distribution Segment Earnings (weighted 100%)	N/A
Johnson	Adjusted Pipeline Segment Earnings (weighted 100%)
Mr. Thiede ceased to serve as President and Chief Executive Officer of the Everus business unit effective upon the completion of the Company’s spinoff of Everus in October 2024, and as a result his 2024 EICP payout, if any, will be or was paid by Everus, as determined by Everus’ compensation committee. Mr. Goodin retired before the Compensation Committee established the goals for the 2024 performance period; he was, therefore, ineligible to receive an EICP award.
The Compensation Committee’s intent was to motivate the business segment executives, Messrs. Senger and Johnson, to focus primarily on the success and performance of their businesses during a year of change, while motivating the corporate executives, Mses. Kivisto and Jones and Mr. Vollmer, to assist in the success and performance of all lines of business and successfully complete the transformation of the businesses based on the Company’s strategic initiatives. All executives were motivated to drive certain key operational initiatives as well.
While positioning the Company for the future, we also remained focused on near-term execution, and the team delivered strong performance against each goal.

47                                                 2025 Proxy Statement

EXECUTIVE COMPENSATION
Financial Performance
Consistent with our pay-for-performance culture, the Compensation Committee established rigorous financial performance goals for the NEOs in 2024. The performance metrics the Compensation Committee established for each of the NEOs as illustrated below:

Performance Metric (presented in millions)	Threshold $)	Target ($)	Maximum ($)	Actual Payout as a Percentage of Target (%)
		315.6
Adjusted Business Segment Earnings				145.8
	251.0	295.3	339.6
		122.6
Adjusted Electric and Natural Gas Distribution Segment Earnings				98.1
	110.8	123.1	135.4
			68.3
Adjusted Pipeline Segment Earnings				200.0
	45.4	53.4	61.4

The Compensation Committee established the 2024 Adjusted Business Segment Earnings target of $295.3 million based upon the business plan and budget approved by the Board. Mses. Kivisto and Jones and Mr. Vollmer earned EICP payouts of 145.8% of their respective target awards based on strong performance against the goal. Messrs. Senger and Johnson are business unit executives, so their payouts were based on an Adjusted Electric and Natural Gas Distribution Segment Earnings target of $123.1 million, and an Adjusted Pipeline Segment Earnings target of $53.4 million, in each case based upon the business plan and budget approved by the Board. Messrs. Senger and Johnson earned EICP payouts of 98.1% and 200.0% of their respective target awards based on strong performance against each of their respective goals.
The EICP payouts provide for the exclusion of certain items from such performance targets that the Compensation Committee considers to be unusual or non-recurring. These items, if they occur, are excluded when calculating the EICP payouts, however, such unusual or non-recurring items may not be material for purposes of the non-GAAP measures presented in the Annual Report, which is available at investor.mdu.com/financials/annual-reports/. Please note the following reconciliations:

Reconciliation of Adjusted Business Segment Earnings to Net Income (presented in thousands)	2024 Financial Results ($)	Adjustments ($)		2024 Adjusted Financial Results for EICP Purposes ($)
Adjusted Electric and Natural Gas Distribution Segment Earnings	121,730	886	(1)	122,616
Adjusted Pipeline Segment Earnings	68,042	217	(2)	68,259
Adjusted Construction Services Segment Earnings	122,031	2,699	(3)	124,730
Adjusted Business Segment Earnings(1)(2)(3)	311,803	3,802		315,605
Other	(30,695)
Net Income	281,108
(1)    Reflects differences in corporate overhead allocations due to the Company’s spinoff of Everus.
(2)    Reflects differences in corporate overhead allocations due to the Company’s spinoff of Everus ($207,000), and transaction costs incurred in connection with certain acquisitions ($10,000).
(3)    Reflects transaction and stand-up costs due to the Company’s spinoff of Everus.

                                             48

EXECUTIVE COMPENSATION
Strategic Performance
With the goal of maximizing long-term value for stockholders, the Company completed the spinoff of Knife River, its construction materials and contracting business, in 2023, and the Board set the strategic performance goal of additionally spinning-off Everus, the Company’s construction services business, in 2024, in each case into a separate publicly-traded company, to create additional stockholder value.

Performance Metric	Threshold	Target	Maximum	Actual Payout as a Percentage of Target (%)
			Spinoff Completed
Everus Spinoff				200
	Spinoff Underway	Filing of Final Form 10	Spinoff Completed
The Company achieved its goal to spinoff Everus in October 2024 into a separate publicly-traded company, creating significant value for stockholders. The NEOs achieved maximum performance for this performance metric.
Operational Performance
With the goals of better serving customers and driving future performance, the Compensation Committee established an operational performance goal of advancing certain responsible business initiatives in 2024. The Responsible Business modifier is a separate performance measure, independent of the achievement of the financial and strategic performance metrics, and is based on the Compensation Committee’s assessment of management’s progress regarding the following initiatives:

Performance Metric	Initiative
Environmental Our Value of Excellence We are committed to reducing our carbon footprint over time.	•Evaluate and plan implementation of GHG emissions management software in an effort to reduce our carbon footprint over time.
Social Our Value of Stewardship We have a long history of supporting the communities we serve.
•Augment MDU Resources Foundation reporting in the Sustainability Report to sharpen focus of giving by sector in support of the Company’s mission.
•Establish leading methods to track vendor spend consistent with certain Dunn & Bradstreet certification data.

Governance Our Value of Respect We are committed to maintaining a respectful workplace.	•Enhance and document compliance trainings and outreach to employees to support the Company’s culture and advance its compliance programs.
The Responsible Business modifier applies equally to all NEOs and adds or deducts to their EICP payout based on performance. The Compensation Committee determined that the Company completed each of the Responsible Business initiatives in 2024. The Company leveraged the responsible business results to implement change across the organization and better serve its customers and drive future performance. Based on the Compensation Committee’s assessment of management’s progress toward the completion of the foregoing initiatives, the NEOs achieved target performance, resulting in each NEO receiving an additional 5% of their target incentive as a payout.
To learn more about our responsible business practices, see our Sustainability Report, which is presented consistent with SASB, TCFD, EEI, and AGA reporting standards and is available at mdu.com/sustainability/.

49                                                 2025 Proxy Statement

EXECUTIVE COMPENSATION
Additional Information
EICP payments are based upon the Company’s results, without individual performance adjustments. All EICP financial goals and calculations are based on the results of the performance for 2024. The Compensation Committee did not exercise discretion in the amounts payable to the NEOs or any other employees under the EICP.
EICP awards are calculated based on a percentage of the executive’s base salary rate during the year. For 2024, the maximum payout under this plan was 200% of target (excluding the Responsible Business modifier).
Achievement of the financial performance goals is calculated using linear interpolation to match the results of performance measures achieved between the payout levels:

Adjusted Business Segment Earnings and Adjusted Pipeline Segment Earnings			Adjusted Electric and Natural Gas Distribution Segment Earnings
Percentage of Target Results Achieved (%)	Level	Payout (%)	Percentage of Target Results Achieved (%)	Level	Payout (%)
85	Threshold	25	90	Threshold	50
100	Target	100	100	Target	100
115	Maximum	200	110	Maximum	200
The NEOs’ target EICP payouts are shown below:

Name	Target as a Percentage of Base Salary Rate (%)	2024 Target Payout ($)
Kivisto(1)	100	900,000
Vollmer	75	440,625
Senger(1)	60	288,000
Jones	50	210,500
Johnson	50	193,125
(1) Each of Ms. Kivisto and Mr. Senger’s target EICP awards were increased in January 2024 from 75% to 100%, and 45% to 60%, respectively, to reflect their promotions and expanded responsibilities, respectively, and the competition for top talent in the then-current environment.

Based on the corresponding achievement of the 2024 performance goals, the Compensation Committee approved the following payouts, including a Responsible Business modifier award of 5.0%, to each of the NEOs:

Name	Results of Financial Performance Measure (%)	Results of Strategic Performance Measure (%)	Results of Responsible Business Modifier (%)	Actual 2024 Payout as a Percentage of Target (%)	Actual 2024 Payout $)
Kivisto	116.6	40.0	5.0	161.6	1,454,400
Vollmer	116.6	40.0	5.0	161.6	712,050
Senger	98.1	N/A	5.0	103.1	296,928
Jones	116.6	40.0	5.0	161.6	340,168
Johnson	200.0	N/A	5.0	205.0	395,906
Prior to the Compensation Committee certifying that the EICP goals were achieved, the Company’s Internal Auditing department, as a benefit to the Compensation Committee, reviewed the EICP calculations to ensure that the payouts were calculated in accordance with the plan.
                                             50

EXECUTIVE COMPENSATION
LTI

The Compensation Committee is committed to performance-based compensation.
2024 RSU Awards
In 2024, in light of the then-pending Everus spinoff, the Compensation Committee made a temporary modification to its traditional LTI practices, and granted executives, including the NEOs, RSU awards instead of the traditional mix of PSA and RSU awards (as the Compensation Committee also deemed appropriate in 2023 with the then-pending Knife River spinoff). In making this temporary modification, the Compensation Committee took into account the impact of these extraordinary corporate spinoff transactions and the strategic work that would be necessary by management to achieve the Company’s long-term goal of becoming a pure-play regulated energy delivery business. Although the Compensation Committee has historically utilized PSAs, in 2024, it determined that it was inappropriate to establish three-year performance goals because such goals would unlikely remain relevant for the three-year performance period, as a result of the significant transformation. In addition, the Compensation Committee also believed that granting PSAs in 2024 would potentially create a pay-for-performance misalignment due to anticipated changes in financial metrics and the peer group, resulting from the then-pending spinoff. The Compensation Committee believed the grant of RSUs with a three-year vesting period was an appropriate and balanced approach to address the Company’s executive compensation requirements during this transformational period. The Compensation Committee remains committed to fostering a pay-for-performance culture, and given the completion of the spinoffs, has returned to granting a mix of PSA and RSU awards in 2025, consistent with its executive compensation philosophy. See 2025 Compensation Program Design Changes Following Spinoffs on page 44 and Compensation Program Design and Structure beginning on page 45 for more information.
By granting each 2024 LTI award in the form of RSUs, which will vest in December 2026 as long as the NEO remains continuously employed with the Company, the Compensation Committee sought to align the LTI with the Company’s long-term strategy to incentivize the retention of the management team responsible for overseeing the spinoff of Everus and executing the post-spinoff strategy and transition services through the three-year vesting period ending December 2026, aligned with stockholders’ interests.
No vesting was accelerated nor any payment made for any outstanding RSU awards in connection with the Company’s spinoff of Everus. These awards remain subject to normal continued service-based vesting through the end of the three-year vesting period.
The number of shares granted was calculated based on $19.39 per share, representing the average closing price of a share of Common Stock from January 1 through January 22, 2024. Following the Company’s spinoff of Everus, the awards were converted using the concentration (employer) method, as approved by the Compensation Committee, which adjusted the number of outstanding shares for participants remaining with the Company by the ratio of the pre-spin MDU closing stock price on October 31, 2024 of $28.85 compared to the post-spin MDU closing stock price on November 1, 2024 of $15.10.
The number of RSUs granted in 2024 are shown below:

Name	LTI as a Percentage of Base Salary (%)	LTI Target ($)(1)	RSU Award (#)	Grant Date Value ($)(1)	RSU Award Following Everus Spinoff (#)
Kivisto	289	2,600,000	134,089	2,795,756	256,189
Vollmer	186	1,094,750	56,459	1,177,170	107,870
Senger	100	480,000	24,755	516,142	47,296
Jones	91	382,800	19,742	411,621	37,718
Johnson	80	309,000	15,936	332,266	30,447
Thiede(2)	186	1,071,500	55,260	1,152,171	N/A
(1)    The grant date fair value is calculated in accordance with FASB ASC 718 by multiplying the number of RSUs granted by the closing stock price on the date of the grant, which was $20.85 on February 15, 2024. The grant date fair value plus the incremental increase in value due to the Everus spinoff is reported in column (e) of the Summary Compensation Table beginning on page 60.
(2)    Mr. Thiede ceased to serve as President and Chief Executive Officer of the Everus business unit effective upon the completion of the Company’s spinoff of Everus in October 2024, and as a result, his outstanding RSU awards were converted into Everus awards using the concentration (employer) method of conversion as of such date.
Mr. Goodin retired before the Compensation Committee established the goals for the 2024 performance period; he was, therefore, ineligible to receive an LTI award.

51                                                 2025 Proxy Statement

EXECUTIVE COMPENSATION
Benefits
The Company provides post-employment benefits to certain employees, including the NEOs, because it believes it is important to provide benefits that approximate the benefits paid by other employers to executives in similar positions. The Compensation Committee periodically reviews the benefits in an effort to maintain a market-based benefits package. The NEOs participated in the following plans during 2024.

Name	Pension Plans	401(k) Plan	SISP	Excess SISP	Deferred EICP	Defined Contribution Plan	DCP	CIC Severance Plan
Kivisto	●	●	●		●			●
Vollmer	●	●				●	●	●
Senger	●	●	●					●
Jones	●	●				●	●	●
Johnson	●	●				●	●	●
Goodin	●	●	●	●	●
Thiede(1)		●				●	●
(1)    Mr. Thiede ceased to serve as President and Chief Executive Officer of the Everus business unit effective upon the completion of the Company’s spinoff of Everus in October 2024, and as a result, his 401(k) and DCP plan balances transferred to the respective Everus plans as of such date. The Company retained Mr. Thiede’s benefit obligation associated with the Defined Contribution Plan.
Pension Plans
The Company maintains the Pension Plans for participants, including certain NEOs, who met the eligibility requirements prior to the plans being frozen to new employees after December 2006, and as of December 2009 was amended to also freeze benefit accruals. The benefits under the Pension Plans are based on 1.1% of the participant’s 60 highest consecutive months’ average earnings in the last 120 months (up to the integration level of $3,115, which was the integration level when the plan was frozen in 2009). Benefits are paid as straight life annuities for single participants, and as actuarially-reduced annuities with a survivor benefit for married participants, unless otherwise elected.
401(k) Plan
The majority of employees who are at least 18 years of age, including the NEOs, are eligible to participate in the 401(k) Plan, and defer their base salary up to the IRS limit, which was $23,000 in 2024. Participants, including the NEOs, receive a company match up to 3%, depending on their elected deferral rate. In addition, participants who are either non-bargaining unit employees hired after 2006 or employees who were not previously participants in the Pension Plans, receive an additional company contribution of 5% of plan eligible compensation, including Mr. Thiede, and participants who are either non-bargaining unit employees hired prior to 2006 and participants in the Pension Plans, receive an additional company contribution based on the participant’s age as of December 31, 2009 when benefit accruals under the Pension Plans were frozen, including Messrs. Senger, Johnson, and Goodin and Ms. Jones (each 11.5%), Ms. Kivisto (9%), and Mr. Vollmer (7%). These amounts may be reduced to comply with IRS limits.
SISP
The Company maintains a SISP for certain executives, including certain NEOs, who met the eligibility requirements prior to the plan being frozen to new participants and benefit levels for existing participants, effective February 11, 2016. The SISP is a nonqualified defined benefit retirement plan. SISP benefits are determined by reference to levels defined within the plan. The SISP was intended to augment the retirement income provided under the Pension Plans and is payable to the participant or their beneficiary for a period of 15 years. The SISP benefits are subject to a vesting schedule in which participants are 100% vested after ten years of participation in the plan. Participants can elect to receive the SISP as monthly retirement benefits only, monthly death benefits paid to a beneficiary only, or a combination of retirement and death benefits, whereby each benefit is reduced proportionately. Regardless of the election, if the participant dies before the SISP retirement benefit commences, only the SISP death benefit is provided. SISP benefits are forfeited if the participant’s employment is terminated for cause. The amounts in the Pension Benefits in 2024 on page 64 represent the present value of the vested SISP benefits as of December 31, 2024, using the monthly retirement benefit shown in the table and a discount rate of 5.26%. In the event of death, Messrs. Goodin and Senger and Ms. Kivisto’s beneficiaries would receive monthly death benefit payments for 15 years.
                                             52

EXECUTIVE COMPENSATION

Name	Monthly SISP Retirement Payment ($)	Monthly SISP Death Payment ($)
Kivisto	6,572	13,144
Senger	5,840	11,680
Goodin	23,040	46,080
Excess SISP
The Company maintains an Excess SISP for certain SISP participants, including certain NEOs, whose Pension Plan benefits exceed IRC limitations on retirement benefits through the Pension Plan. Excess SISP benefits are equal to the difference between the monthly Pension Plan benefit that would have been payable to the participant under the Pension Plan absent the limitations under the IRC and the actual benefits payable to the participant under the Pension Plan. Participants are only eligible for the Excess SISP benefits if the participant is fully vested under the Pension Plan, their employment terminates prior to age 65, and benefits under the Pension Plan are reduced due to limitations under the IRC on plan compensation. In November 2009, the SISP was amended to limit the participants eligible for early retirement and the Excess SISP. Mr. Goodin is the only NEO eligible for the Excess SISP benefit, which is $812 per month. Mr. Goodin began receiving his Excess SISP benefits six months after his retirement, which will continue until the month prior to his 65th birthday or until his death, if prior to age 65. Excess SISP benefits are forfeited if the participant’s employment is terminated for cause.
Deferred EICP
The Company maintains a Deferred EICP for certain executives, including certain NEOs, who met the eligibility requirements prior to the deferred compensation provision of the EICP being frozen to new contributions, effective in January 2021. Prior to 2021, executives participating in the EICP could elect to defer up to 100% of their payouts. These deferrals accrue interest per annum at a rate of the average of the Treasury High Quality Market Corporate Bond Yield Curve for the last business day of each month for the prior twelve-month period from October to September. The interest rate in effect for 2024 was 5.3%. Deferred amounts are paid based on the participant’s election either as a lump sum or monthly installments not to exceed 120 months following termination of employment or beginning in the fifth year following the year the award was earned. In the event of a participant’s death, all amounts deferred are payable to the participant’s estate or beneficiary in a lump sum. In the event of a change in control, all amounts deferred would immediately become payable.
Defined Contribution Plan
The Company maintains a Defined Contribution Plan for certain executives, including certain NEOs, who met the eligibility requirements prior to the plan being frozen for new participants effective in January 2021. Prior to 2021, the Defined Contribution Plan provided Company contributions to a select group of employees approved by the Compensation Committee. Participants may select from a group of investment options, and their account balance represents an unsecured promise of the Company based on a hypothetical investment experience per the participant’s elections. Participants may elect to receive their benefit either in a lump sum or in annual installments up to 10 years upon separation from service with the Company. Plan benefits become fully vested if the participant dies while actively employed. Benefits are forfeited if the participant’s employment is terminated for cause. The Defined Contribution Plan was frozen to new participants and contributions effective January 1, 2021.
DCP
The Company maintains a DCP for certain executives, including certain NEOs, whereby the participant has the opportunity to defer up to 80% of base salary and 100% of EICP payout. The Company also provides discretionary credits to select individuals recommended by the CEO and approved by the Compensation Committee. Participants are 100% vested in their contributions of salary and/or EICP payouts, but vesting of discretionary employer credits occurs ratably over three years. Participants can establish one or more retirement or in-service accounts, which capture the hypothetical investment experience based on a suite of investment options similar to the Defined Contribution Plan. Participants may elect to receive their vested contributions and investment earnings either in a lump sum or in annual installments up to 10 years for retirement accounts and five years for in-service accounts upon a qualifying distribution event. Plan benefits become fully vested if the participant dies, becomes disabled while actively employed, or attains age 65 with completing ten years of service. In the event of termination within one year of a change in control, plan benefits become fully vested and payable in a lump sum. Benefits are forfeited if the participant’s employment is terminated for cause. Participants receive a company contribution based on a percentage of the participant’s base salary, including Messrs.  Vollmer (15%), Johnson (10%), and Thiede (17%), and Ms. Jones (10%).

53                                                 2025 Proxy Statement

EXECUTIVE COMPENSATION
CIC Severance Plan
We believe it is important to protect the interests of our management team in the event of a “change in control.” As a result, the Board adopted the CIC Severance Plan in 2024. It is our belief that the interests of our stockholders will be best served if the interests of our management are aligned with our stockholders, and that providing “change in control” benefits should mitigate any potential reluctance of management to pursue potential “change in control” transactions that may be in the best interests of our stockholders.
The Company maintains a CIC Severance Plan for certain executives, including the NEOs, in the event of a “qualifying termination” following a “change in control,” to provide for (a) a cash lump sum equal to the participant’s prorated annual base salary and EICP payout, any accrued and unused vacation pay, and previously incurred but unreimbursed business expenses, (b) a cash lump sum equal to the participant’s prorated EICP payout, a multiple of annual base salary and target EICP payout (determined by the participant’s tier level, i.e., 3x and 2x for Ms. Kivisto and the remaining NEOs, respectively (the “Multiple”)), (c) retiree medical, if applicable, and (d) outplacement services. Additionally, the LTIP provides that, upon a change in control, each outstanding award shall vest in full (provided that the treatment of any performance goals applicable to the award will be determined in accordance with the terms of the applicable award agreement), except that such vesting shall not apply to the extent that a replacement award is provided to the participant. See Potential Payments Upon Termination or Change in Control beginning on page 65 for definitions of “qualifying termination” and “change in control,” and additional information for specific benefits under the CIC Severance Plan for the NEOs. For avoidance of doubt, unless otherwise determined by the Board, the sale of a subsidiary, operating entity, or business unit of the Company shall not constitute a “change in control” for purposes of the CIC Severance Plan.
No Perquisites
NEOs do not receive perquisites that materially differ from those available to employees in general.
No Employment Agreements
None of the NEOs has an employment agreement. All of the NEOs are employed at-will.

                                             54

EXECUTIVE COMPENSATION
Procedures for Determining Compensation
Setting Compensation, Establishing Goals, and Evaluating Performance
As reflected in the following timeline, while in the midst of significant strategic and structural change to our business, the Compensation Committee continued in 2024 to focus its compensation decisions on aligning the NEOs’ interests with those of our stockholders and the performance of the Company.

May	June	July	August
September	October	November	December
•The Compensation Committee Chair, and the Compensation Committee, each meet with management, and privately with their independent compensation consultant, from May through December to review performance against the established performance goals, discuss developments and emerging trends, review recommendations concerning the executive compensation design, components, and equity awards for each executive, and review specific management resources issues. The Compensation Committee also meets privately with its independent compensation consultant to review the CEO’s compensation.

•At its May meeting, the Compensation Committee reviews the compensation paid to non-employee directors and makes recommendations to the Board regarding the directors’ compensation program.
•At its August meeting, the Compensation Committee has preliminary discussions with management and the Compensation Committee’s independent compensation consultant regarding the compensation program design for the following year, including reviewing compensation trends and a competitive analysis of each executive’s compensation relative to market. The Compensation Committee provides feedback and direction regarding the program design for the next year.

•At its November meeting, final recommendations are presented, and the Compensation Committee approves executives’ base salaries and EICP and LTIP targets for each executive. The Compensation Committee also reviews performance evaluations and preliminary EICP and LTIP goal updates. The Compensation Committee meets privately with its independent compensation consultant to review and approve the CEO’s compensation.

January	February	March	April
•The Compensation Committee reviews any feedback from stockholder engagement meetings regarding the compensation program.
•At its February meeting, the Compensation Committee establishes the EICP and, when applicable, the PSA goals, and certifies performance in connection with prior year EICP and PSA awards, as applicable.

Benchmarking Approach
We have established guidelines for compensation, including cash and equity, for each NEO. These guidelines are reviewed annually and are based upon compensation for comparable positions in a peer group. We also use the peer group data to assess the competitiveness of total direct compensation awarded to our senior executives. The Compensation Committee endeavors to refresh the peer group annually.
In 2023, in an effort to more closely align the peer group with the Company following the spinoff of Knife River, the Compensation Committee reviewed the criteria (companies having revenues of approximately 0.4 to 2.4 times the Company’s revenue, and select companies within the utilities, midstream, and industrials (construction services focused) sectors) and updated the compensation peer group used for the evaluation of 2024 executive compensation to remove companies in the construction materials industry and add additional companies in the utility and construction services industries:

Deleted Companies
•Granite Construction Incorporated
•Martin Marietta Materials Inc.
•MasTec, Inc.
•Summit Materials, Inc.
•Quanta Services, Inc.
•Vulcan Materials Company

Added Companies
•APi Group Corporation
•Avista Corporation
•Comfort Systems USA, Inc.
•New Jersey Resources Corporation
•OGE Energy Corp.
•Primoris Services Corporation

55                                                 2025 Proxy Statement

EXECUTIVE COMPENSATION

2024 Compensation Benchmarking Peer Group
•Alliant Energy Corporation
•Ameren Corporation
•APi Group Corporation
•Atmos Energy Corporation
•Avista Corporation
•Black Hills Corporation
•CMS Energy Corporation
•Comfort Systems USA, Inc.
•Dycom Industries, Inc.
•EMCOR Group, Inc.
•Evergy, Inc.
•KBR, Inc.
•MYR Group Inc.
•New Jersey Resources Corporation
•NiSource Inc.
•OGE Energy Corp.
•Pinnacle West Capital Corporation
•Portland General Electric Company
•Primoris Services Corporation
•Southwest Gas Holdings, Inc.
•WEC Energy Group, Inc.

One goal of the Compensation Committee is to provide competitive total compensation opportunities for the NEOs that vary with Company performance. The Compensation Committee uses the peer group benchmark information as a reference point in evaluating executive compensation, assessing the competitiveness of total direct compensation awarded to our senior executives, and designing compensation plans and benefits. It does not, however, attempt to match the compensation of each executive position in the Company precisely with that of an equivalent position in the peer group. In general, the Compensation Committee looks to position an executive’s total compensation near the median of comparable positions at peer companies, consistent with the Company’s revenue in relation to peer companies. The Compensation Committee also considers other factors, including performance, responsibility, experience, tenure, internal equity, and market positioning, when determining compensation.
The Compensation Committee then uses this peer group, along with other market survey information, to evaluate and make executive compensation decisions.
In 2024, in an effort to more closely align the peer group with the Company following the spinoff of Everus, the Compensation Committee reviewed the criteria and updated the compensation peer group used for the evaluation of 2025 executive compensation to remove companies in the construction services industry and companies that were too large to be comparable following the spinoff, and add additional companies in the utility and pipeline industries.
Use of Independent Compensation Consultant
The Compensation Committee has retained a nationally-recognized compensation consultant that is independent and performs no work for management as its advisor. The independent compensation consultant reports directly to the Compensation Committee, meets with the Compensation Committee privately without management present, and regularly communicates privately with the Committee Chair. The Compensation Committee has assessed the compensation consultant’s independence based on standards promulgated by the SEC and concluded that no conflict of interest exists that would prevent it from serving as an independent compensation consultant to the Compensation Committee. Each year, the independent compensation consultant reviews a report on risk in relation to the Company’s compensation policies and practices, reviews the CEO’s compensation, and advises on compensation issues impacted by the Company’s strategic initiatives. In addition, each year the independent compensation consultant reviews and makes recommendations regarding the compensation program for non-employee directors, and the Compensation Committee considers the independent compensation consultant’s report on the program.
Management Involvement in Developing the Compensation Program
Management is involved in various aspects of developing the executive compensation program. Our Chief Human Resources, Administration, and Safety Officer works with our CEO to develop compensation recommendations for all executive officers and other key employees, other than the CEO, and then they review these proposals with the Committee Chair, and may make changes to the recommendations based upon his input before the recommendations are presented to the Compensation Committee for review. The Chair of the Board also advises the Compensation Committee Chair in fulfilling his designated role and responsibilities. Our Chief Legal Officer and Corporate Secretary also attends meetings of the Compensation Committee and participates in some of these discussions and preparations.

                                             56

EXECUTIVE COMPENSATION
Additional Information
Key Compensation Governance Policies

☑ What We Do

☑
At Risk Compensation. The Compensation Committee ties the EICP to rigorous financial and strategic performance measures intended to reward the NEOs for the accomplishment of these goals. Typically, the Compensation Committee awards a combination of PSAs and RSUs. But, in 2024, due to the spinoff of Everus, LTI awards consisted solely of RSUs, which may be earned based on continued service of the NEO at the end of the three-year period to incentivize the retention of the management team responsible for overseeing the Everus spinoff and executing the post-spinoff strategy and transition services, aligned with stockholders’ interests. All LTI is paid as Common Stock, which encourages stock ownership by the NEOs.

☑	Independent Compensation Consultant. The Compensation Committee retains an independent compensation consultant to evaluate executive compensation plans and practices.
☑	Stockholder Engagement Program. The Company conducts proactive stockholder and proxy advisory firm engagement outreach to solicit feedback.
☑	Competitive Compensation. Executive compensation reflects performance, experience, internal equity, competitive market, and the Company’s performance.
☑	Balanced Mix of Pay Components. The target compensation mix represents a balance of annual cash and long-term equity-based compensation.
☑	Mix of Financial and Strategic Goals. Use of a mixture of financial and strategic goals to measure performance prevents overemphasis on a single metric.
☑	Annual Say-on-Pay Vote. Our Say-on-Pay vote is currently held every year, consistent with the preference expressed by a majority of our stockholders.
☑	Mitigates Undue Risk in Compensation Programs. Risks related to our compensation programs are regularly analyzed through an annual compensation risk assessment.
☑	Stock Ownership Policy. The Company imposes and monitors a meaningful Stock Ownership Policy.
☑	Clawback Policy. The Clawback Policy provides for the recovery of certain incentive-based compensation in the event of an accounting restatement.

☒ What We Do Not Do

☒	No In-Flight Performance Metric or Performance Target Changes. No performance metric or performance target changes to in-flight performance cycles.
☒	No Severance Benefits. Executives do not receive employment agreements that provide for severance (other than the CIC Severance Plan).
☒	No Employment Agreements. None of the executives has an employment agreement. All of the executives are employed at-will.
☒	No Stock Options. The Company does not issue stock options.
☒	No Perquisites. Executives do not receive perquisites that materially differ from those available to employees in general.
☒	No Hedging Stock. Executives are not allowed to hedge Company securities.
☒	No Pledging Stock. Executives are not allowed to pledge Company securities in margin accounts or as collateral for loans.
☒	No Tax Gross-Ups. Executives do not generally receive tax gross-ups on their compensation.
Clawback Policy
The Company adopted the Clawback Policy concerning the recoupment of incentive compensation in compliance with SEC rules and the NYSE listing standards. The policy applies to all current and former executive officers, within the meaning of the Exchange Act, who receive incentive-based compensation on or after October 2, 2023. Under the policy, in the event that the financial results upon which incentive-based compensation was predicated become the subject of a financial restatement that is required because of material non-compliance with financial reporting requirements (including any accounting restatement required to correct an error in previously-issued financial statements that is material to the previously-issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period), the Compensation Committee will clawback any erroneously-awarded incentive-based compensation, so that the ultimate payout gives retroactive effect to the financial results, as restated. The recovery of such compensation applies regardless of whether an executive officer engaged in misconduct or otherwise caused or contributed to the required restatement.
Stock Ownership Policy
We have a meaningful Stock Ownership Policy for our non-employee directors and executive officers. At the end of 2024, all of the NEOs met or exceeded their applicable requirements (or were within the initial five-year period to achieve compliance). For additional information, see Stock Ownership Policy on page 28.

57                                                 2025 Proxy Statement

EXECUTIVE COMPENSATION
Policy Prohibiting Hedging or Pledging of the Company’s Stock
The Director Compensation Policy and Executive Compensation Policy prohibit directors and executives (who participate in the EICP and/or LTIP) from hedging their ownership of Common Stock. Under these policies, directors and executives are prohibited from engaging in transactions that allow them to own stock technically, but without the full benefits and risks of such ownership, including, but not limited to, zero-cost collars, equity swaps, straddles, prepaid variable forward contracts, security futures contracts, exchange funds, and forward sale contracts. These policies also prohibit directors and executives from holding Common Stock in a margin account, with certain exceptions, or pledging Common Stock as collateral for a loan. Common Stock may be held in a margin brokerage account only if the stock is explicitly excluded from any margin, pledge, or security provisions of the customer agreement. In addition, no director or executive may engage in these types of transactions while in possession of material nonpublic information concerning the Company. For additional information regarding the Company’s policy prohibiting hedging or pledging of the Company’s stock, see Insider Trading Policy available at investor.mdu.com/governance/governance-documents.
Insider Trading Policy
The Board has adopted the Insider Trading Policy, which governs the purchase, sale, and/or other dispositions of the Company’s securities by directors, officers, employees, and other covered persons, and the Company itself, which is reasonably designed to promote compliance with insider trading laws, rules, and regulations, and NYSE listing standards. A copy of the Insider Trading Policy is available at investor.mdu.com/governance/governance-documents.
Equity Award Timing Procedures
While we do not currently grant stock options or similar option-like instruments, such as stock appreciation rights, we are providing information regarding our procedures related to the grant of equity awards close in time to the release of material non-public information.
While the Compensation Committee has historically granted nearly all LTI awards at its meeting each February, the Company does not have a formal policy or obligation that requires us to award equity or equity-based compensation on specific dates. The Compensation Committee and Board, however, have adopted a practice with respect to the grant of equity awards that generally prohibits the grant of equity awards during closed quarterly trading windows (as determined in accordance with the Insider Trading Policy). Neither our Board nor our Compensation Committee takes material non-public information into account when determining the timing of equity awards, nor do we time the disclosure of material non-public information for the purpose of impacting the value of executive compensation. We generally issue equity awards to our executive officers on a limited and infrequent basis, and not in accordance with any fixed schedule.
Impact of Tax and Accounting Treatment
The Compensation Committee may consider the impact of tax or accounting treatment in determining compensation. The Compensation Committee did not make any adjustments to the 2024 compensation program to address the impact of tax or accounting treatment. The Compensation Committee may also consider the accounting and cash flow implications of various forms of executive compensation. We expense salaries and EICP payouts as earned. For our equity awards, we record the accounting expense in accordance with FASB ASC 718, which is generally over the vesting period.
Compensation Committee Report
The Compensation Committee has reviewed and discussed the CD&A with management and, based on that review and discussion, has recommended to the Board that the CD&A be included in this Proxy Statement.
Members of the Compensation Committee
Darrel T. Anderson
Chair
Marian M. Durkin
Member
Dennis W. Johnson
Member
                                             58

EXECUTIVE COMPENSATION
Compensation Committee Interlocks and Insider Participation
Messrs. Anderson and Johnson, and Ms. Durkin, as well as Mr. Ryan and Ms. Rosenthal who both transitioned to Everus’ Board, served on the Compensation Committee during 2024. None of the committee members was an officer or employee of the Company or any of its subsidiaries, and there were no interlocks with other companies within the meaning of the SEC’s rules.
Compensation Program and Risk
We believe that our compensation program encourages our NEOs to take action to improve the Company’s performance without encouraging them to take undue risk.
There are various factors related to our compensation programs for the NEOs that we believe help reduce the likelihood that our compensation programs will encourage our executives to take undue risk, as described below:
•The EICP is based upon performance compared to the Company’s annual financial plan, and no EICP payouts are made unless applicable goals are achieved. We believe that the EICP is rigorous, but reasonably achievable, under normal business conditions. This encourages our executives to manage the business well without pressuring them to take undue risks in order to obtain a payout.
•We believe that our LTI awards are reasonable in relation to overall compensation. RSUs generally cliff vest after a period of three years, thereby reducing the risk that an executive will take short-term action to inflate the price of the Company’s stock for a brief period.
•Both our EICP and PSA awards are capped to minimize excessive risk taking.
•The Compensation Committee engages an independent compensation consultant to review, assess, and offer recommendations regarding the Company’s executive compensation plans, policies, and practices.
•The Company has adopted a Clawback Policy, which outlines the process to clawback incentive compensation in the event of an accounting restatement, and an Insider Trading Policy, which prevents the trading of Company securities while in possession of material non-public information, and also prohibits hedging or pledging the Company’s stock.

59                                                 2025 Proxy Statement

EXECUTIVE COMPENSATION
Summary Compensation Table
For 2024, our NEOs were the following seven individuals, five of whom serve as executive officers as of the date of this Proxy Statement:

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Name and Principal Position	Year	Salary ($)(1)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)(6)
Nicole A. Kivisto	2024	966,137	3,162,624	1,454,400	—	45,744	5,628,905
President and Chief	2023	550,000	980,883	845,625	58,798	43,974	2,479,280
Executive Officer	2022	530,000	860,649	266,723	1,294	78,795	1,737,461
Jason L. Vollmer	2024	602,317	1,415,617	712,050	—	126,969	2,856,953
Chief Financial Officer	2023	565,000	1,007,320	760,631	1,966	122,874	2,457,791
	2022	530,000	860,649	225,383	—	150,957	1,766,989
Garret Senger	2024	480,000	591,717	296,928	—	46,864	1,415,509
Chief Utilities Officer
Anne M. Jones	2024	443,256	494,883	340,168	—	90,527	1,368,834
Chief Human Resources,	2023	405,000	339,977	363,488	34,811	106,666	1,249,942
Administration, and Safety Officer	2022	385,000	312,594	109,148	—	81,271	888,013
Rob L. Johnson	2024	386,250	396,901	395,906	—	87,584	1,266,641
President, WBI Energy, Inc.	2023	347,917	293,584	337,731	—	74,239	1,053,471
David L. Goodin(7)	2024	262,903	339,417	—	—	151,347	753,667
Former President and Chief	2023	1,085,000	3,359,339	2,434,469	173,094	48,691	7,100,593
Executive Officer	2022	1,044,000	3,247,775	739,935	33,340	192,238	5,257,288
Jeffrey S. Thiede(8)	2024	479,167	1,152,171	—	—	134,855	1,766,193
Former President and Chief	2023	550,000	980,883	605,138	—	131,524	2,267,545
Executive Officer, Everus business unit	2022	530,000	860,649	613,343	—	166,470	2,170,462
(1)    The amounts in column (c) include payments of accrued vacation in excess of the maximum allowed by Company policy of $66,137 for Ms. Kivisto, $14,817 for Mr. Vollmer, and $22,256 for Ms. Jones. Mr. Goodin received a payment of $242,038 for total accrued vacation at the time of his retirement.
(2)    The amounts in column (d) reflect the stock awards granted in the designated years. The amounts represent the aggregate grant date fair value of the awards granted in each respective year computed in accordance with FASB ASC 718. A discussion of the assumptions used in computing the award values may be found in Note 13 to our financial statements in our Annual Report, which is available at investor.mdu.com/financials/annual-reports/. As provided under the SEC’s rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. The amounts reported also include the incremental increase in fair value resulting from the conversion of outstanding unvested RSUs upon the spinoff of Everus, which was determined by comparing the fair value of the outstanding awards before and after the Company’s spinoff of Everus. Mr. Thiede ceased to serve as President and Chief Executive Officer of the Everus business unit effective upon the completion of the Company’s spinoff of Everus in October 2024, and his outstanding RSU awards were converted into Everus awards using the concentration (employer) method of conversion as of such date.

Name	Grant Date Fair Value of Stock Awards Granted in 2024 ($)	Incremental Increase in Fair Value of Stock Awards from the Spinoff Conversions ($)
Kivisto	2,795,756	366,868
Vollmer	1,177,170	238,447
Senger	516,142	75,575
Jones	411,621	83,262
Johnson	332,266	64,635
Goodin	—	339,417
Thiede	1,152,171	—
See CD&A beginning on page 42, and Grants of Plan-Based Awards in 2024 on page 62, for additional information on awards granted in 2024. The amounts shown in the table do not necessarily reflect the actual value that may be recognized by the NEOs upon vesting.
(3)    The amounts in column (e) reflect the cash incentive bonuses earned under the EICP for the designated years, which amounts are paid to the NEO the following year.

                                             60

EXECUTIVE COMPENSATION
(4)    The amounts in column (f) represent the actuarial change in value of the Pension Plans, SISP, and Excess SISP for the designated years. Where the change in accumulated benefits is negative, executive compensation rules require disclosure of the negative amount by footnote, but the negative amount is not be reflected in column (f).

Name	Change in Pension Plans ($)	Change in SISP ($)	Change in Excess SISP ($)	Total Accumulated Change ($)
Kivisto	(12,385)	(23,897)	—	(36,282)
Vollmer	(1,485)	—	—	(1,485)
Senger	(37,628)	5,627	—	(32,001)
Jones	(35,307)	—	—	(35,307)
Johnson	(26,581)	—	—	(26,581)
Goodin	(73,104)	7,953	(8,585)	(73,736)
See Pension Benefits in 2024 on page 64 for more information on the Pension Plans, SISP, and Excess SISP.
(5)    The amounts in column (g) represent other compensation attributable to the NEOs for 2024, valued at the incremental cost to the Company of providing them, which represents the actual cost, as reflected in the table below:

Name	401(k) Plan Match ($)	DCP Company Contribution ($)	Life Insurance Premium ($)	Matching Charitable Contributions ($)	Director Compensation ($)(a)	Total ($)
Kivisto	41,400	—	744	3,600	—	45,744
Vollmer	34,500	88,125	744	3,600	—	126,969
Senger	46,000	—	714	150	—	46,864
Jones	46,000	42,100	627	1,800	—	90,527
Johnson	46,000	38,625	559	2,400	—	87,584
Goodin	42,920	—	60	—	108,367	151,347
Thiede	27,600	100,000	655	6,600	—	134,855
(a) Represents compensation, including cash fees and the grant date fair value of equity and life insurance premiums, earned by Mr. Goodin while he served as a non-employee director from January 2024 through May 2024.

(6)    The amounts in column (c) represent the following percentages of the NEOs’ 2024 total compensation: Ms. Kivisto (17%), Mr. Vollmer (21%), Mr. Senger (34%), Ms. Jones (32%), Mr. Johnson (30%), Mr. Goodin (35%), and Mr. Thiede (27%).
(7)    Mr. Goodin retired as President and Chief Executive Officer, effective January 2024. Due to his retirement, Mr. Goodin did not receive a 2024 EICP award opportunity.
(8)    Mr. Thiede ceased to serve as President and Chief Executive Officer of the Everus business unit effective upon the completion of the Company’s spinoff of Everus in October 2024, and as a result, his 2024 EICP payout, if any, will be determined by the Everus Compensation Committee and paid by Everus, and his outstanding RSU awards were converted into Everus awards using the concentration (employer) method of conversion as of such date.
61                                                 2025 Proxy Statement

EXECUTIVE COMPENSATION
Grants of Plan-Based Awards in 2024
The following table shows the awards made to the NEOs in 2024:

(a)		(b)		(c)	(d)	(e)	(f)	(g)
				Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock Awards ($)
Name	Award Type	Grant Date		Threshold ($)	Target ($)	Maximum ($)
Kivisto	EICP	2/15/2024	(1)	225,000	900,000	1,845,000	—	—
	RSU	2/15/2024	(2)	—	—	—	134,089	2,795,756
		11/1/2024	(3)	—	—	—	—	366,868
Vollmer	EICP	2/15/2024	(1)	110,156	440,625	903,281	—	—
	RSU	2/15/2024	(2)	—	—	—	56,459	1,177,170
		11/1/2024	(3)	—	—	—	—	238,447
Senger	EICP	2/15/2024	(1)	144,000	288,000	590,400	—	—
	RSU	2/15/2024	(2)	—	—	—	24,755	516,142
		11/1/2024	(3)	—	—	—	—	75,575
Jones	EICP	2/15/2024	(1)	52,625	210,500	431,525	—	—
	RSU	2/15/2024	(2)	—	—	—	19,742	411,621
		11/1/2024	(3)	—	—	—	—	83,262
Johnson	EICP	2/15/2024	(1)	48,281	193,125	395,906	—	—
	RSU	2/15/2024	(2)	—	—	—	15,936	332,266
		11/1/2024	(3)	—	—	—	—	64,635
Goodin		11/1/2024	(3)	—	—	—	—	339,417
Thiede	EICP	2/15/2024	(1)	107,813	431,250	1,056,563	—	—
	RSU	2/15/2024	(2)	—	—	—	55,260	1,152,171
(1)    The awards at threshold, target, and maximum are reflected in columns (c), (d), and (e), respectively. The actual amount paid with respect to 2024 performance is reflected in column (e) of the Summary Compensation Table beginning on page 60. As described in the CD&A beginning on page 42, payment of EICP awards is dependent upon achievement of performance measures and actual payout may range from 0% to 200% of the target. In addition, the Responsible Business modifier adds or deducts up to 5% of the executives’ EICP target incentive as a payout based on performance. Due to his retirement in January 2024, Mr. Goodin did not receive an EICP award in 2024. Mr. Thiede ceased to serve as President and Chief Executive Officer of the Everus business unit effective upon the completion of the Company’s spinoff of Everus in October 2024, and as a result, his 2024 EICP payout, if any, will be determined by the Everus Compensation Committee and paid by Everus. See EICP beginning on page 47 for further discussion of the specific 2024 EICP performance measures and results.
(2)    The value of the LTI award is based on the grant date fair value and is included in the amount recorded in column (d) of the Summary Compensation Table beginning on page 60 and column (g) above. The RSUs shown in column (f) above are the original number of units granted prior to the conversion associated with the Company’s spinoff of Everus. See LTI beginning on page 51 for further details on the conversion of outstanding equity awards and the LTI. The converted RSUs granted in 2024 will vest on the original vesting date of December 31, 2026 if the NEOs remain employed with the Company through the vesting date. Settlement of the RSUs and payment of dividend equivalents will occur no later than March 2027. Following the Company’s spinoff of Everus, these awards were converted as follows: Ms. Kivisto 256,189 RSUs, Mr. Vollmer 107,870 RSUs, Mr. Senger 47,296 RSUs, Ms. Jones 37,718 RSUs, and Mr. Johnson 30,447 RSUs. Due to his retirement in January 2024, Mr. Goodin did not receive an RSU grant in 2024. Mr. Thiede ceased to serve as President and Chief Executive Officer of the Everus business unit effective upon the completion of the Company’s spinoff of Everus in October 2024, and his outstanding RSU awards were converted into Everus awards using the concentration (employer) method of conversion as of such date.
(3)    Reflects the incremental increase in fair value resulting from the conversion of outstanding RSUs upon the Company’ spinoff of Everus:

Name	2022 Award ($)	2023 Award ($)	2024 Award ($)	Total Incremental Value ($)
Kivisto	64,825	76,610	225,433	366,868
Vollmer	64,825	78,702	94,920	238,447
Senger	16,077	17,890	41,608	75,575
Jones	23,539	26,546	33,177	83,262
Johnson	14,454	23,392	26,789	64,635
Goodin	244,712	94,705	—	339,417
Mr. Thiede ceased to serve as President and Chief Executive Officer of the Everus business unit effective upon the completion of the Company’s spinoff of Everus in October 2024, and his outstanding RSU awards were converted into Everus awards using the concentration (employer) method of conversion as of such date.
                                             62

EXECUTIVE COMPENSATION
Outstanding Equity Awards at 2024 Year-End
The following table shows the number of outstanding unvested RSUs held by the NEOs at the end of 2024:

(a)	(b)	(c)
	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
Kivisto	343,258	6,185,509
Vollmer	197,314	3,555,598
Senger	67,632	1,218,729
Jones	67,888	1,223,342
Johnson	57,058	1,028,185
Goodin(3)	107,611	1,939,150
(1)    The RSU awards shown in column (b) were converted following the Company’s spinoff of Everus based on the pre-spin MDU stock price compared to the post-spin MDU stock price. See CD&A beginning on page 42 for further details on the LTI. Below is the breakdown by year of the outstanding post-spin RSU awards:

Name	2023 Award To Vest in Full on 12/31/25 (#)	2024 Award To Vest in Full on 12/31/26 (#)	Total (#)
Kivisto	87,069	256,189	343,258
Vollmer	89,444	107,870	197,314
Senger	20,336	47,296	67,632
Jones	30,170	37,718	67,888
Johnson	26,611	30,447	57,058
Goodin(3)	107,611	—	107,611
(2)    The values shown in column (c) are based on the number of RSUs reflected in column (b) multiplied by $18.02, the closing stock price on December 31, 2024.
(3)    Mr. Goodin retired in January 2024, and in accordance with the RSU agreement, his 2023 award of 155,972 RSUs was reduced to 56,323 RSUs based on the number of months he was employed during the 36-month vesting period. These RSUs, which will vest on December 31, 2025, were then converted to 107,611 RSUs with the Company’s spinoff of Everus based on the pre- and post-spin MDU stock prices, as described in CD&A beginning on page 42. Mr. Goodin did not receive a 2024 award due to the timing of his retirement.
Upon the completion of the Company’s spinoff of Everus, Mr. Thiede’s RSU awards were converted into an Everus RSU award, and was no longer outstanding as an MDU award.
Stock Vested in 2024
The following table provides information on the RSU awards vested for the NEOs during 2024:

(a)	(b)	(c)
	Stock Awards
Name	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
Kivisto	73,692	1,398,942
Vollmer	73,692	1,398,942
Senger	18,298	347,364
Jones	26,761	508,022
Johnson	16,438	312,053
Goodin	278,096	5,279,267
(1)     The awards shown in column (b) reflect the aggregate number of shares that vested under the 2022 LTIP awards on December 31, 2024.
(2)    The values shown in column (c) are based on the number of RSUs reflected in column (b) multiplied by $18.02, the closing stock price on December 31, 2024 plus dividend equivalents.
No amounts are shown for Mr. Thiede, whose outstanding 2022 award was converted to an Everus equity award upon the spinoff of Everus in October 2024.
63                                                 2025 Proxy Statement

EXECUTIVE COMPENSATION
Pension Benefits in 2024
The table below provides the present value of the accumulated benefit payable to the NEOs and the years of service credited to them under the Pension Plans, SISP, and Excess SISP, as applicable, determined using the applicable interest rate and mortality rate assumptions. Mr. Thiede did not participate in these plans.

(a)	(b)	(c)	(d)	(e)
Name	Plan	Number of Years Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(1)	Payments During Last Year ($)
Kivisto	Pension Plan	14	199,125	—
	SISP	10	403,536	—
Vollmer	Pension Plan	4	19,343	—
Senger	Pension Plan	26	510,567	—
	SISP	10	698,267	—
Jones	Pension Plan	25	462,876	—
Johnson	WBI Pension Plan	26	351,779	—
Goodin	Pension Plan	26	990,642	73,062
	SISP	10	2,617,145	—
	Excess SISP	26	18,388	9,136
(1)     The present value of accumulated benefits was determined using the same measurement date (December 31, 2024) and assumptions used for financial reporting purposes. The following key assumptions were used in calculating the values:
•a 5.38% discount rate for the Pension Plan;
•a 5.43% discount rate for the WBI Pension Plan;
•a 5.26% discount rate for the SISP and Excess SISP;
•the Society of Actuaries Pri-2012 Total Dataset Mortality with Scale MP-2021 (post-commencement only);
•no recognition of pre-retirement mortality; and
•an assumed retirement and benefits commencement at age 60 for the Pension Plans and Excess SISP, and an assumed retirement at age 60 and benefits commencement at age 65 for the SISP.
Nonqualified Deferred Compensation in 2024
The table below provides the amount of contributions made to the DCP and aggregate earnings, withdrawals, and distributions during the last year under the Deferred EICP, Defined Contribution Plan, and DCP. The aggregate balance reflects the combined participant balances in all three nonqualified plans, as applicable. Mr. Senger did not participant in any of these plans in 2024.

(a)	(b)	(c)	(d)	(e)	(f)
Name	Executive Contributions During Last Year ($)(1)	Registrant Contributions During Last Year ($)(2)	Aggregate Earnings During Last Year ($)	Aggregate Withdrawals/Distributions ($)	Aggregate Balance at Last Year End ($)
Kivisto	—	—	8,663	—	167,826
Vollmer	26,231	88,125	75,540	—	740,125
Jones	—	42,100	51,190	—	563,477
Johnson	—	38,625	55,334	—	524,388
Goodin	—	—	223,239	—	4,324,967
Thiede(3)	—	100,000	162,569	—	1,361,657
(1)    The amounts for 2024 in column (b) are included in the amount reported in column (c) of the Summary Compensation Table beginning on page 60.
(2)    The amounts for 2024 in column (c) are included in the amounts reported in column (g) of the Summary Compensation Table beginning on page 60.
(3)    Participants in the DCP employed by Everus after the spinoff transferred to the Everus DCP. The balance reported in column (f) for Mr. Thiede represents his balance in the Defined Contribution Plan, which was retained by the Company. Mr. Thiede has no Deferred EICP balance.

                                             64

EXECUTIVE COMPENSATION
Potential Payments Upon Termination or Change
in Control
Certain of the plans and programs that the NEOs participate in require the Company to pay compensation to the NEOs if their employment terminates under certain circumstances. Estimates of the compensation, benefits, and vesting of equity grants that may be payable to the NEOs under these circumstances are included in the tables below. The information in the table assumes a termination date of December 31, 2024, and RSU awards have been valued using the closing stock price on December 31, 2024 of $18.02 per share. For Mr. Goodin, who departed his role prior to December 31, 2024, the information in the table reflects the estimated payments made in connection with his termination date of January 5, 2024. The table excludes (1) compensation and benefits the NEOs would earn notwithstanding any termination or change in control, such as the vesting of the 2022 LTI award included in Stock Vested in 2024 on page 63, and (2) benefits under plans or arrangements generally available to all salaried employees that do not discriminate in favor of the NEOs, including, but not limited to, accrued vacation pay, continuation of health care benefits, and life insurance benefits, and (3) pension and SISP benefits, as disclosed in Pension Benefits in 2024 on page 64.

Termination Event	Severance ($)(1)	LTI ($)(2)	Nonqualified Deferred Compensation ($)(3)	Disability Insurance ($)(4)	Total ($)
Kivisto
Death	—	2,650,916	167,826	—	2,818,742
Disability	—	2,650,916	—	454,664	3,105,580
CIC (with Termination)	6,364,500	6,326,775	167,826	—	12,859,101
CIC (w/o Termination)	—	1,625,991	167,826	—	1,793,817
Vollmer
Death	—	1,773,309	740,125	—	2,513,434
Disability	—	1,773,309	498,427	660,506	2,932,242
CIC (with Termination)	2,543,375	3,649,639	498,427	—	6,691,441
CIC (w/o Termination)	—	1,670,344	—	—	1,670,344
Senger
Voluntary or w/o Cause	—	253,174	—	—	253,174
Death	—	542,444	—	—	542,444
Disability	—	542,444	—	79,262	621,706
CIC (with Termination)	1,897,498	1,247,599	—	—	3,145,097
CIC (w/o Termination)	—	379,770	—	—	379,770
Jones
Voluntary or w/o Cause	—	375,605	—	—	375,605
Death	—	606,287	563,477	—	1,169,764
Disability	—	606,287	259,153	113,692	979,132
CIC (with Termination)	1,549,885	1,255,501	259,153	—	3,064,539
CIC (w/o Termination)	—	563,417	—	—	563,417
Johnson
Voluntary or w/o Cause	—	317,036	—	—	317,036
Death	—	503,259	524,388	—	1,027,647
Disability	—	503,259	195,680	138,582	837,521
CIC (with Termination)	1,426,290	1,054,006	195,680	—	2,675,976
CIC (w/o Termination)	—	495,337	—	—	495,337
Goodin
Estimated Payments(5)	—	2,009,607	—	—	2,009,607

65                                                 2025 Proxy Statement

EXECUTIVE COMPENSATION
(1)    The CIC Severance Plan provides for the following benefits upon a “qualifying termination” (defined below) upon or within two years following a change in control (defined below):
•Lump sum payment of accrued obligations and prorated EICP payout: Participants will receive a lump sum payment of their annual base salary, any EICP payout earned for a prior performance period, and any accrued and unused vacation pay or other paid time off, as of the date of termination. Participants will also receive a prorated portion of their target EICP payout for the year in which the termination occurs reduced by any EICP payout for the same period.
•Lump sum payment of Multiple of base salary and target EICP award: Participants will receive a lump sum payment equal to the product of a Multiple, and the sum of their annual base salary and target EICP award. Multiples are 3x and 2x for Ms. Kivisto and the remaining NEOs, respectively.
•Health care benefit continuation or cash payment: Participants who are at least 55 years old with 10 years of service at the date of termination will be treated as though they are age 60 for purposes of qualifying for a retiree reimbursement account. Participants who do not elect or qualify for this benefit receive a lump sum payment equal to the product of the Multiple and the employer portion of the costs of continued coverage under the Company's health care benefit plans for 12 months.
•Outplacement services: Participants will receive outplacement services provided by a vendor retained by the Company, the cost of which shall not exceed $10,500.
•Participants will have their payments reduced to the extent necessary to avoid the excise tax under Section 4999 of the Code if such reduction would result in a greater net after-tax receipt for the participant. Participants will also have their payments reduced by any severance payments or similar benefits provided during any notice period, pay in lieu of notice, or mandated termination indemnities under any other plan, agreement, or statutory scheme.
“Qualifying termination” means a termination of a participant’s employment, during the two-year period beginning on and including the date of a change in control, by the participant for good reason (defined below) or by the Company other than for cause (defined below), death, or disability.
“Change in control” (with or without termination), is defined as:
•the acquisition by an individual, entity, or group with beneficial ownership of 20% or more of either: (i) our outstanding Common Stock, or (ii) the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, subject to certain exceptions;
•a majority of the Board whose election or nomination was not approved by a majority of the incumbent Board members, subject to certain exceptions;
•consummation of a reorganization, merger, or similar transaction or sale of all or substantially all of our assets, unless the stockholders immediately prior to the transaction beneficially own more than 60% of the outstanding Common Stock and voting power of the resulting corporation in substantially the same proportions as before the merger, no person owns 20% or more of the resulting corporation’s outstanding Common Stock or voting power, except for any such ownership that existed before such transaction and at least a majority of the Board of the resulting corporation is comprised of the Company’s directors; or
•stockholder approval of the Company’s liquidation or dissolution.
“Good reason” means the occurrence of any of the following without the participant’s prior written consent:
•a reduction of the participant’s annual base salary, target EICP award, or target LTI award, in each case, from that in effect immediately prior to the change in control, or if higher, then in effect at any time thereafter;
•a relocation of the participant’s primary place of employment by more than 50 miles; or
•any material reduction in the participant’s title, authority, reporting relationship, duties, or responsibilities.
“Cause” means (a) the participant’s fraud or dishonesty that has resulted, or is likely to result, in material economic damage to the Company or a subsidiary, or (b) the participant’s willful nonfeasance if such nonfeasance is not cured within 10 days of written notice from the Company or a subsidiary, in each case as determined in good faith by a vote of at least two-thirds of the non-employee members of the Board at a meeting of the Board at which the participant is provided an opportunity to be heard.
(2)    The amounts shown represent the values of RSUs granted in 2023 and 2024, and the associated dividend equivalents.
Voluntary or Without Cause. If a participant’s employment terminates after reaching age 55 and completing 10 years of service, RSUs are prorated as follows: (a) if terminated during first year of the vesting period, RSUs are forfeited; (b) if terminated during second year of the vesting period, RSUs are prorated based on the number of months employed during the vesting period; and (c) if terminated during third year of the vesting period, RSUs fully vest.
For Messrs. Senger and Johnson, and Ms. Jones, the RSUs granted in 2023 would vest based on a proration of 24 out of 36 months of the vesting period (2/3), and the RSUs granted in 2024 would be forfeited. Neither Ms. Kivisto nor Mr. Vollmer has reached age 55, so their RSUs would be forfeited.
Death or Disability. If a participant were to die or become disabled, RSUs would be prorated based on the number of months of employment completed during the vesting period. For the NEOs, the RSUs granted in 2023 would vest based on a proration of 24 out of 36 months of the vesting period (two-thirds), and the RSUs granted in 2024 would vest based on a proration of 12 out of 36 months of the vesting period (one-third).
Change in Control With Termination. The RSUs granted in 2023 and 2024 would fully vest, unless the award granted in 2024 is replaced by another award of similar value, terms, and conditions, in which case only the RSUs granted in 2023 would fully vest.
Change in Control Without Termination. The RSUs granted in 2023 would fully vest, and it is assumed that replacement awards would be granted for the RSUs granted in 2024.
(3)    The amounts shown represent the values of the full vesting of nonqualified deferred compensation plan balances, which would be payable to the NEOs in a lump sum upon the occurrence of certain qualifying events:

Termination Event	Deferred EICP	Defined Contribution Plan	DCP
Death	Yes	Yes	Yes
Disability	No	No	Yes
CIC (with Termination)	Yes	No	Yes
CIC (w/ot Termination)	Yes	No	No
No amounts are disclosed for voluntary or without cause termination whereby the NEO would begin payments of their vested account balances subject to their payment elections.
(4)    The amounts shown represent the present values (using a discount rate of 5.38% for the Pension Plan and 5.43% for the WBI Pension Plan) of the disability benefits (60% of base salary capped at $200,000) attributable to the NEOs in excess of the disability benefits available to other participants (60% of base salary capped at $100,000) under our disability program, reduced for any amounts paid as retirement benefits, including the Pension Plans and SISP benefits. The disability benefits are payable as follows:

Age When Disabled	Benefits Payable
< 60	Until 65
60 to 64	60 months
65-67	Until 70
≥ 68	24 months
(5)    Mr. Goodin, who retired in January 2024, will receive the RSUs granted in 2023 prorated based on the number of months employed during the vesting period, as well as dividend equivalents. The RSU award will vest on December 31, 2025.

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EXECUTIVE COMPENSATION
CEO Pay Ratio
The following information is a reasonable good faith estimate calculated in a manner consistent with the SEC pay ratio rules and methods for disclosure. The SEC rules do not specify a single methodology for identifying the median employee or calculating the CEO pay ratio, and other companies may use different assumptions, adjustments, exclusions, or estimates in calculating their CEO pay ratio. Accordingly, CEO pay ratio disclosures may involve a degree of imprecision and may be inconsistent in methodology among different companies. Therefore, the CEO pay ratio disclosed by other companies may not be comparable to the Company’s CEO pay ratio as disclosed below. Using the methodology described below, our CEO pay ratio based on 2024 compensation is approximately 52 to 1.
We have identified a new median employee for 2024 utilizing the same method used in prior years. We identified our median employee and calculated our CEO pay ratio as follows:
•The Company had two non-concurrent CEOs during 2024, so the CEO’s annual total compensation was calculated by examining the 2024 taxable wage information for all individuals on the Company’s payroll records as of December 31, 2024 and selecting the CEO serving in that position on the final day of 2024 (i.e., Ms. Kivisto), which was the same date selected to identify the median employee. It was unnecessary to annualize Ms. Kivisto’s compensation because there was no change in her compensation during the year.
•We identified the median employee by excluding Ms. Kivisto, who was the Company’s CEO at December 31, 2024.
•We selected taxable wages as reported to the IRS on Form W-2 for 2024 to identify the median employee, as it includes substantially all of the compensation for our median employee and provided a reasonably efficient and cost-effective manner for identifying the median employee.
•After identifying the median employee, we categorized the median employee’s compensation using the same methodology as the compensation components reported in the Summary Compensation Table beginning on page 60.
•All of the Company’s employees are located in the United States.
•We made no adjustments to annualize compensation for individuals employed for only part of the year.
We are a pure-play regulated energy delivery business. Approximately 34% of our employee workforce is employed under union bargained labor contracts that define compensation and benefits for participants and may include payments made by the Company associated with employee participation in union benefit and pension plans. Our median employee is an hourly employee who works for our utility business unit in Mobridge, South Dakota, and received compensation consisting of wages, cash incentive, and Company 401(k) Plan contributions totaling $107,705 in 2024. Our CEO’s total compensation during the same time period was $5,628,905.
Pay Versus Performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive CAP and the Company’s financial performance.
Required Tabular Disclosure of CAP Versus Performance
The table below discloses information on CAP to our PEOs and (on average) to our non-PEO NEOs during the specified years alongside TSR and net income metrics, as well as a Company-selected measure of Adjusted Business Segment Earnings. The Company selected this measure as the most important in linking CAP to our NEOs and Company performance for 2024, as Adjusted Business Segment Earnings was the predominant metric used in our EICP, as described beginning on page 47.

(a)	(b)	(b)	(c)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Year(1)			CAP to Goodin ($)(3)	CAP to Kivisto ($)(3)	Average SCT Total Compensation for Non-PEO NEOs ($)(4)	Average CAP to Non-PEO NEOs ($)(5)	Value of Initial Fixed $100 Investment Based on:		Net Income (in thousands) ($)(8)	Company Selected Measure - Adjusted Business Segment Earnings (in thousands) ($)(9)
	SCT Total for PEO
	Goodin ($)(2)	Kivisto ($)(2)					Total Stockholder Return ($)(6)	Peer Group Total Stockholder Return ($)(7)
2024	753,667	5,628,905	1,662,433	8,384,701	1,734,826	1,884,371	184.68	151.51	281,108	315,605
2023	7,100,593	—	4,987,034	—	2,113,640	1,648,546	110.18	136.68	414,707	288,170
2022	5,257,288	—	5,644,274	—	1,901,639	1,998,863	111.98	123.90	367,489	379,149
2021	5,210,467	—	7,143,972	—	1,810,584	2,273,834	110.37	128.00	378,131	385,210
2020	6,423,410	—	5,664,783	—	2,042,921	1,901,274	91.69	101.04	390,205	394,570

67                                                 2025 Proxy Statement

EXECUTIVE COMPENSATION
(1)    Our PEO for years 2020-23 and part of 2024 was Mr. Goodin. Ms. Kivisto became our PEO upon Mr. Goodin’s retirement. Our non-PEO NEOs were as follows:
•2020-22 - Mr. Vollmer, David C. Barney, Mr. Thiede, and Ms. Kivisto;
•2023 - Mr. Vollmer, Mr. Thiede, Ms. Kivisto, and Ms. Jones; and
•2024 - Mr. Vollmer, Mr. Senger, Ms. Jones, Mr. Johnson, and Mr. Thiede.
(2)    Represents Mr. Goodin’s total compensation as shown in the SCT for the respective years, and Ms. Kivisto’s total compensation for 2024 as shown in the SCT.
(3)    To arrive at 2024 CAP for Mr. Goodin and Ms. Kivisto, total compensation as reported in the SCT was adjusted for the following:

	Goodin ($)	Kivisto ($)
SCT Total Compensation for the PEO	753,667	5,628,905
less: Reported Value of Stock Awards in the SCT(a)	339,417	3,162,624
plus: Equity Award Adjustments(a)(b)	1,248,183	5,918,420
less: Change in Actuarial Present Value of Defined Benefit and Pension Plans as Reported in the SCT	—	—
plus: Aggregate Service Cost and Prior Service Costs on Defined Benefit and Pension Plans	—	—
CAP for the PEO	1,662,433	8,384,701
(a)    Equity compensation grant date and year-end fair value for RSUs were determined by the closing stock price on the grant date or year-end, as applicable.
(b)    Stock Award Adjustments in determining CAP:

PEO	Year-end Fair Value of Equity Awards Granted in the Year that are Unvested ($)	Year-over-Year Change in Fair Value of Equity Awards Granted in Prior Years that are Unvested ($)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	Year-over-Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	Prior Year-end Fair Value of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	Value of Dividends or Other Earnings Paid on Equity Awards not Otherwise Reflected in Fair Value or Total Compensation ($)	Total Equity Award Adjustments ($)
Goodin	—	823,955	—	2,397,278	(1,973,050)	—	1,248,183
Kivisto	4,616,526	666,658	—	635,236	—	—	5,918,420
(4)    Represents the average total compensation of our non-PEO NEOs as shown in the SCT for the respective year.
(5)    To arrive at the Average 2024 CAP for our non-PEO NEOs, total compensation as reported in the SCT was adjusted for the following:

Average of SCT Total Compensation for Non-PEO NEOs	1,734,826
less: Reported Value of Stock Awards in the SCT(a)	810,258
plus: Equity Award Adjustments(a)(b)	959,803
less: Change in Actuarial Present Value of Defined Benefit and Pension Plans as Reported in the SCT	—
plus: Aggregate Service Cost and Prior Service Costs on Defined Benefit and Pension Plans	—
Average CAP for the Non-PEO NEOs	1,884,371
(a)    Equity compensation grant date and year-end fair value for time vesting awards determined by the closing stock price on the grant date or year-end, as applicable.
(b)    Stock Award Adjustments for average non-PEO NEO:

Year	Year-end Fair Value of Equity Awards Granted in the Year that are Unvested ($)	Year-over-Year Change in Fair Value of Equity Awards Granted in Prior Years that are Unvested ($)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	Year-over-Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	Prior Year-end Fair Value of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	Value of Dividends or Other Earnings Paid on Equity Awards not Otherwise Reflected in Fair Value or Total Compensation ($)	Total Equity Award Adjustments ($)
2024	804,885	255,057	—	233,067	(333,206)	—	959,803
(6)    Represents value of $100 invested in Company Stock on December 31, 2019, as of December 31, 2020, December 31, 2021, December 31, 2022, December 31, 2023, and December 31, 2024, assuming dividends are reinvested in company stock at the frequency paid.

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EXECUTIVE COMPENSATION
(7)    Represents the value of $100 invested in the compensation peer group company stock on December 31, 2019, as of December 31, 2020, December 31, 2021, December 31, 2022, December 31, 2023, and December 31, 2024 assuming dividends are reinvested in the compensation peer group stock at the frequency paid. Returns of each peer group company are weighted according to the peer group company’s market capitalization at the beginning of the period. Our compensation benchmarking peer group companies for 2020, 2021, 2022, 2023, and 2024 included:

2020 and 2021	2022 and 2023*	2024**
Alliant Energy Corporation	Alliant Energy Corporation	Alliant Energy Corporation
Ameren Corporation	Ameren Corporation	Ameren Corporation
Atmos Energy Corporation	Atmos Energy Corporation	APi Group Corporation
Black Hills Corporation	Black Hills Corporation	Atmos Energy Corporation
CMS Energy Corporation	CMS Energy Corporation	Avista Corporation
Dycom Industries, Inc.	Dycom Industries, Inc.	Black Hills Corporation
EMCOR Group, Inc.	EMCOR Group, Inc.	CMS Energy Corporation
Evergy, Inc.	Evergy, Inc.	Comfort Systems USA, Inc.
Granite Construction Incorporated	Granite Construction Incorporated	Dycom Industries, Inc.
Jacobs Engineering Group Inc.	KBR, Inc.	EMCOR Group, Inc.
KBR, Inc.	Martin Marietta Materials Inc.	Evergy, Inc.
Martin Marietta Materials Inc.	MasTec, Inc.	KBR, Inc.
MasTec, Inc.	MYR Group Inc.*	MYR Group Inc.
NiSource Inc.	NiSource Inc.	New Jersey Resources Corporation
Pinnacle West Capital Corporation	Pinnacle West Capital Corporation	NiSource Inc.
Portland General Electric Company	Portland General Electric Company	OGE Energy Corp.
Quanta Services, Inc.	Quanta Services, Inc.	Pinnacle West Capital Corporation
Southwest Gas Holdings, Inc.	Southwest Gas Holdings, Inc.	Portland General Electric Company
Summit Materials, Inc.	Summit Materials, Inc.	Primoris Services Corporation
Vulcan Materials Company	Vulcan Materials Company	Southwest Gas Holdings, Inc.
WEC Energy Group, Inc.	WEC Energy Group, Inc.	WEC Energy Group, Inc.
*    Jacobs Engineering Group, Inc. was replaced with MYR Group, Inc. in 2022 due to size.
**     Following completion of the Knife River spinoff, the Compensation Committee revised the peer group. Companies associated with the construction materials industry, namely Granite Construction Incorporated, Martin Marietta Materials, Inc., Summit Materials, Inc., and Vulcan Materials Company were removed. Other companies removed due to size were MasTec, Inc. and Quanta Services, Inc. Companies added to the 2024 peer group included APi Group Corporation, Avista Corporation, Comfort Systems USA, Inc., New Jersey Resources Corporation, OGE Energy Corp., and Primoris Services Corporation.
Total stockholder return for the peer group companies were as follows:

	12/31/2019 ($)	12/31/2020 ($)	12/31/2021 ($)	12/31/2022 ($)	12/31/2023 ($)	12/31/2024 ($)
2020-22 Peer Group	100.00	101.04	128.00	124.22	136.60	173.56
2022-23 Peer Group	100.00	100.01	126.85	123.90	136.68	173.59
2024 Peer Group	100.00	95.85	113.87	115.76	117.03	151.51
(8)    Represents Net Income reported for the Company in 2020, 2021, 2022, 2023, and 2024.
(9)    Business segment earnings represent the earnings generated by our business segments, including the Electric and Natural Gas Distribution and Pipeline segments, as well as the Construction Services and Construction Materials and Contracting segments, prior to their spinoffs in 2024 and 2023, respectively. The combined earnings of each of these business segments plus results of activities classified as Other reflect net income as reported in our financial statements as follows:

(shown in thousands)	2024 ($)	2023 ($)	2022 ($)	2021 ($)	2020 ($)
Electric and Natural Gas Distribution	121,730	120,079	102,248	103,502	99,650
Pipeline	68,042	46,918	35,288	40,896	37,012
Construction Services	122,031	137,230	124,781	109,402	109,721
Construction Materials and Contracting	—	(18,456)	116,220	129,755	147,325
Business Segment Earnings(a)	311,803	285,771	378,537	383,555	393,708
Other	(30,695)	128,936	(11,048)	(5,424)	(3,503)
Net Income	281,108	414,707	367,489	378,131	390,205

Business Segment Earnings	311,803	285,771	378,537	383,555	393,708
Adjustments approved by the Compensation Committee for Incentive Purposes	3,802	2,399	612	1,655	862
Adjusted Business Segment Earnings for Incentive Purposes(b)	315,605	288,170	379,149	385,210	394,570
(a)    Business Segment Earnings includes earnings from continuing and discontinued operations associated with each business segment.
(b)    Business Segment Earnings are adjusted for certain events approved by the Compensation Committee.

69                                                 2025 Proxy Statement

EXECUTIVE COMPENSATION
2024 Most Important Financial Measures
The 2024 most important financial performance measures used by the Company to link PEO and Non-PEO NEO CAP to Company performance are listed, each of which is described in more detail in the CD&A beginning on page 42.

Performance Metrics Most Closely Linked to CAP for 2024 (Unranked)
Adjusted Business Segment Earnings
Adjusted Electric and Natural Gas Distribution Segment Earnings
Adjusted Pipeline Segment Earnings
Descriptions of the Information Presented in the Pay Versus Performance Table
We are providing the following graphics to illustrate the relationship between our PEO CAP and our non-PEO NEOs’ CAP as a group and Company performance, as set forth and described in and under Pay Versus Performance, including the Company’s cumulative TSR, net income, and Adjusted Business Segment Earnings. In addition, we are providing a graphic to illustrate the relationship between the Company’s cumulative TSR and our compensation benchmarking peer group’s cumulative TSR. PEO CAP 1 refers to Mr. Goodin and PEO CAP 2 refers to Ms. Kivisto.
CAP vs. TSR
Our TSR is a reflection of our stock price and dividends paid over a period of time and is important to stockholders as it measures the performance of an investment in our Common Stock in the marketplace. The following chart depicts the PEO and average non-PEO NEO CAP compared to the value of $100 invested in Company and peer company stock on December 31, 2019 as of December 31, 2020, December 31, 2021, December 31, 2022, December 31, 2023, and December 31, 2024, assuming dividends are reinvested at the frequency paid.

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EXECUTIVE COMPENSATION
CAP vs. Net Income
The following chart depicts the PEO and average non-PEO NEO CAP compared to the Company’s net income for 2020, 2021, 2022, 2023, and 2024.
CAP vs. Adjusted Business Segment Earnings
The following chart depicts the PEO and average non-PEO NEO CAP compared to the Company’s Adjusted Business Segment Earnings for 2020, 2021, 2022, 2023, and 2024.

71                                                 2025 Proxy Statement

PROPOSAL	Approval of Amended and Restated LTIP
3
☑	The Board recommends a vote FOR this proposal.
Overview
The Board has adopted, subject to stockholder approval, an amended and restated LTIP. The Board believes that the amended and restated LTIP is in the best interests of the Company and its stockholders because it provides the Company and its subsidiaries with the ability to retain, reward, and to the extent necessary, attract, and incentivize, its employees, officers, and directors. Awards granted under the LTIP are intended to promote growth, improve performance, and further align grantees’ interests with those of stockholders through the ownership of additional shares of Common Stock.
The following is a summary of the material terms of the LTIP, and is qualified in its entirety by the complete text of the LTIP, which is attached as the Appendix. The capitalized terms used but not defined in this summary have the meanings ascribed to them in the LTIP.
Material Changes
Except as noted below, the LTIP generally contains the same features, terms, and conditions as set forth in the LTIP’s most recent restatement, effective February 15, 2024.

No additional shares under the LTIP's maximum share reserve are being requested. The last time the Company requested additional shares to the reserve was April 24, 2001.
The material changes to the LTIP are as follows:
•adds non-employee directors as eligible participants (because the Director LTI, currently used to issue director equity compensation, is expected to be depleted of its available securities for issuance within a year);
•establishes a $600,000 annual cap on LTI awards (taking into account cash fees) to a non-employee director;
•establishes an $8 million (or 500,000 shares, whichever is greater) annual cap on LTI awards to an employee; and
•sets the minimum vesting period required for full value awards with no performance-based vesting characteristics at one year, and limits the maximum number of shares that can be exempt from the one-year minimum vesting requirement at 462,140 shares.
The LTIP also removes certain terms, concepts, and limitations previously necessary to comply with the performance-based compensation exception to IRC Section 162(m)’s limitation on deductible compensation, given this exception is no longer applicable due to tax law changes.
Purpose of the Plan
The LTIP’s purpose is to promote the success, and enhance the value, of the Company by linking the personal interests of officers, key employees, and non-employee directors to those of the Company’s stockholders and customers. The LTIP also enhances the Company’s ability to motivate, attract, and retain the services of valuable employees.

                                             72

PROPOSAL 3
Types of Awards
The Compensation Committee may make certain awards under the LTIP:
Restricted Stock. Restricted stock may be awarded in amounts and under terms and conditions as determined by the Compensation Committee, including time-based or performance-based vesting restrictions. Before vesting, participants holding restricted stock may exercise full voting rights with respect to those shares and, subject to the Compensation Committee's right to determine otherwise at the time of grant, will receive regular cash dividends. All other distributions paid with respect to restricted stock will be subject to the same restrictions on transferability and forfeitability as the shares of restricted stock with respect to which they were paid.
PSAs. PSAs may be awarded in amounts and under terms and conditions as determined by the Compensation Committee. The Compensation Committee will set performance goals to determine, based on the level of goal achievement, the ultimate number of shares to be issued to the participant. No dividends are required to be paid on PSAs. The Compensation Committee is authorized to grant dividend equivalent rights with respect to PSAs, which, unless otherwise determined by the Compensation Committee, will be paid commensurate with distribution of the respective PSAs to the participant. Payments, if any, will be made in cash and/or shares of Common Stock after the performance period ends based on the performance level achieved. The Compensation Committee may apply restrictions to shares, as deemed appropriate.
RSUs. RSUs may be awarded in amounts and under terms and conditions as determined by the Compensation Committee. RSUs are similar to restricted stock awards in that the value of an RSU is denominated in shares of stock. However, unlike a restricted stock award, no shares of stock are transferred to the participant until the RSU award’s vesting conditions are satisfied. Participants have no voting rights with respect to any RSUs and no dividends are required to be paid on RSUs. The Compensation Committee is authorized to grant dividend equivalent rights with respect to RSUs, which, unless otherwise determined by the Compensation Committee, will be paid commensurate with distribution of the respective RSUs to the participant.
Annual Director Stock Awards. The Compensation Committee may grant Annual Director Stock Awards to a non-employee director based on the requisite service rendered as a non-employee director. Historically, annual director stock awards have been fully vested and granted based on past service.
Other Awards. The Compensation Committee may grant other awards, including Common Stock based upon the attainment of certain performance goals established by the Compensation Committee, the payment of shares in lieu of cash, the payment of cash based on attainment of performance goals, and the payment of shares in lieu of cash under the Company’s other incentive or bonus programs.
The Compensation Committee will determine the terms and conditions of awards granted under the LTIP on a grant-by-grant basis, subject to limitations contained in the LTIP.
Eligibility
All officers and key employees of the Company and its subsidiaries and all non-employee directors are eligible to participate in the LTIP. Twenty employees and seven non-employee directors are currently eligible to participate in the LTIP.
Administration
The LTIP is administered by the Compensation Committee, or any other committee appointed by the Board. Subject to the terms of the LTIP, the Compensation Committee has full power to determine the persons to receive awards, as well as the size, type, and terms of awards. The Compensation Committee may also amend outstanding awards subject to restrictions stated in the LTIP.
Shares Subject to the Plan
The LTIP contains a maximum number of shares that may be issued pursuant to awards of 9,242,806. This maximum share limit has not been increased in connection with the proposed amended and restated LTIP subject to stockholder approval. Shares underlying lapsed or forfeited restricted stock awards are not treated as having been issued under the LTIP. Shares withheld from an award to satisfy tax withholding obligations are counted as shares issued under the LTIP. Shares that are potentially deliverable under an award that expires or is canceled, forfeited, settled in cash, or otherwise settled without the delivery of shares are not treated as having been issued under the LTIP. Shares issued under the LTIP may be authorized but unissued shares of Common Stock, treasury stock, or shares purchased on the open market. If an equity restructuring occurs (e.g., stock dividend, stock split, spinoff, rights offering, or recapitalization through a large, nonrecurring cash dividend), the Compensation Committee will equitably adjust the LTIP to prevent dilution or enlargement of rights by modifying (i) the number and kind of shares deliverable, (ii) individual limitations, and (iii) the terms and conditions of outstanding awards, including the number and kind of shares subject to outstanding awards, price of shares subject to outstanding awards, performance goals, the market price of shares, per-share results, and other
73                                                 2025 Proxy Statement

PROPOSAL 3
terms and conditions. In the event of other changes in corporate capitalization (e.g., merger, consolidation, or liquidation), the Compensation Committee may also make adjustments, as described above. The number of shares subject to any award will be rounded down to a whole number when adjustments are made. Adjustments are final, binding, and conclusive. See Equity Compensation Plan Information on page 76 for further information.
Minimum Vesting Requirements
Under the LTIP, the minimum vesting period for awards is at least one year. Vesting may occur ratably each month, quarter, or anniversary of the grant date. The Compensation Committee does not have discretion to accelerate vesting of full value awards, except in the event of a change in control or similar transaction, or the death, disability, or termination of employment of a participant. The Compensation Committee may grant up to 462,140 shares of full value awards that have a shorter vesting period or no vesting requirement.
Original Effective Date and Duration
The LTIP was initially approved by the Board on February 7, 1997, and first became effective upon stockholders’ approval at the Annual Meeting on April 22, 1997. The LTIP has been amended and restated many times and will continue to remain in effect until it is either terminated by the Board or all shares thereunder have been issued.
Amendment, Modification, and Termination
The Board may, at any time and from time to time, amend or terminate the LTIP, provided that no amendment will be made without stockholder approval if stockholder approval is required to enable the LTIP to comply with applicable federal securities laws or any stock exchange or market upon which the shares are then listed and/or traded.
Performance Goals
The Compensation Committee has full discretion to establish the performance goal(s) from which performance-based vesting conditions will be measured. The performance goals may be measured on a corporate, subsidiary, business unit, or individual basis, or a combination thereof. Performance goals may reflect absolute entity or individual performance or a relative comparison of entity or individual performance to the performance of a peer group of entities or other external measures.
Forfeiture of Awards
Each award agreement will set forth the participant's rights with respect to the award, including provisions relating to complete or partial forfeiture. The Compensation Committee may specify in an award agreement that rights and benefits with respect to an award may be subject to reduction, cancellation, forfeiture, or recoupment upon certain events, including but not limited to termination of employment for cause, termination of employment without cause, termination of the provisions of services to the Company, or pursuant to any clawback policy adopted by the Company.
Transferability
Except as otherwise determined by the Compensation Committee and set forth in the applicable award agreement and subject to the provisions of the LTIP, awards may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated other than by will or by the laws of descent and distribution, and a participant's rights with respect to such shares or units shall be exercisable only by the participant or the participant's legal representative during the participant’s lifetime.
Change in Control
Upon a change in control, as defined in the LTIP, and except as may otherwise be provided in any agreement applicable to the LTIP participant:
•Each outstanding award shall vest in accordance with the LTIP and the applicable award agreement, except that such accelerated vesting shall not apply to the extent that a “Replacement Award” is granted to the participant; and
•The Compensation Committee may make any such adjustment to an outstanding equity award as is permitted under the LTIP.
                                             74

PROPOSAL 3
Clawbacks
The LTIP provides that if the Company is required to prepare an accounting restatement due to material noncompliance with any financial reporting requirements under the federal securities laws, the Company or the Compensation Committee may, or shall if required, take action to recover incentive-based compensation from specific executive officers in accordance with the Clawback Policy, and the applicable rules of the SEC and NYSE.
U.S. Income Tax Considerations
The following is a summary of certain federal tax considerations with respect to awards under the LTIP. The discussion is based on federal tax laws and regulations currently in effect, which are subject to change, and the discussion does not purport to be a complete description of the federal tax aspects of the LTIP. A participant may also be subject to state and local taxes in connection with the grant of awards under the LTIP.
Restricted Stock. A participant will not recognize income at the time of the grant of restricted stock, provided that the stock subject to the award is subject to restrictions that constitute a “substantial risk of forfeiture” for federal income tax purposes. Upon the later vesting of shares subject to an award, the participant will recognize ordinary income equal to the then FMV of those shares and the Company will be entitled to a corresponding deduction for tax purposes. Gains or losses realized by the participant upon disposition of such shares will be treated as capital gains or losses, as applicable, with the basis in the shares equal to the FMV of the shares at the time of the later of delivery or vesting. Dividends paid to the participant during the restriction period, if so provided, will also be compensation income to the participant, and the Company will be entitled to a corresponding deduction for tax purposes. A participant who makes an election under Section 83(b) of the IRC will include the full FMV of the restricted stock award as taxable income in the year of grant at the grant date FMV.
PSAs and RSUs. A participant who has been granted a PSA or RSU will not recognize income as long as the award remains unsettled. When the PSA or RSU is settled and one or more shares are issued, the participant will recognize ordinary income equal to the then FMV of the issued shares, and the Company will be entitled to a corresponding deduction for tax purposes. Since no stock is transferred to the participant on the grant date of a PSA or RSU, an election to have the PSA or RSU taxed at the grant date cannot be made since Section 83(b) of the IRC requires a transfer of stock.
Deduction Limits. Section 162(m) of the IRC generally limits the Company's ability to deduct compensation in excess of $1 million per year for persons who are "covered employees," defined to include the CEO, CFO, the three other most highly-paid executive officers, and any employee who has been a covered employee for any fiscal year beginning after December 31, 2016. All compensation which becomes taxable in the year is generally subject to this deduction limit if the aggregate amount of compensation of the covered employee exceeds $1 million. With respect to the Company's granting of awards under the LTIP or the payment of compensation to the extent such compensation would not be deductible under Section 162(m) of the IRC, the Company considers the deductibility of awards granted under the LTIP as only one factor in determining executive compensation. The Company also considers other factors in determining which types of awards to grant, even to the extent such grant results in the compensation relating to the award not being deductible under Section 162(m). Accordingly, while the Compensation Committee will consider these deduction limits in setting the size, terms, and conditions of awards, the Compensation Committee may decide to grant awards that exceed the deduction limit.
Withholding of Taxes. The Company may withhold amounts from participants to satisfy tax withholding requirements. Except as otherwise provided by the Compensation Committee, participants may have shares withheld from awards to satisfy the tax withholding requirements, provided such withholding does not trigger adverse accounting consequences.
Tax Advice. The preceding discussion is based on federal tax laws and regulations currently in effect, which are subject to change, and the discussion does not purport to be a complete description of the federal income tax aspects of the LTIP. A participant may also be subject to state and local taxes in connection with the grant of awards under the LTIP. The Company suggests participants consult with their individual tax advisors to determine the applicability of the tax rules to the awards granted to them.
Accounting Treatment
Under FASB ASC 718, the Company is required to recognize compensation expense on its income statement over the requisite service period or performance period based on the grant date fair value of equity-based compensation.

75                                                 2025 Proxy Statement

PROPOSAL 3
Awards Granted Under LTIP
The table below shows the number of outstanding shares of Common Stock subject to awards that have been granted to the individuals and groups indicated below since inception of the LTIP, as of December 31, 2024. The closing price of a share of Common Stock on the Record Date was $16.88 per share.

Name	Shares Subject to Stock Awards (#)(1)	Market Value of Shares Subject to Stock Awards ($)
Kivisto	343,258	5,794,195
Vollmer	197,314	3,330,660
Senger	67,632	1,141,628
Jones	67,888	1,145,949
Johnson	57,058	963,139
Goodin	107,611	1,816,474
Thiede	—	—
All current executive officers as a group (8 people)	787,914	13,299,988
All current non-employee directors as a group	—	—
Each nominee for election as a director	—	—
Each associate of any of such directors, executive officers, or nominees	—	—
Each other person who received or is to receive 5% of such options, warrants, or rights	—	—
All employees, including all current officers, who are not executive officers, as a group (15 people)	344,992	5,823,465
(1) Stock awards were in the form of RSU awards. See LTI beginning on page 51 for additional details.
Summary
The Board has approved the LTIP contingent upon stockholder approval. If the stockholders do not approve of the LTIP, the current version of the LTIP will remain in effect. At the present time, no specific determination has been made as to the grant or allocation of awards under the LTIP, whether or not it is approved by stockholders. See Director Compensation beginning on page 37, and Grants of Plan-Based Awards in 2024 on page 62. The closing sale price of the Common Stock on the Record Date was $16.88. To approve the LTIP, the proposal must receive the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon.
Equity Compensation Plan Information
The following table provides information as of December 31, 2024 for compensation plans under which equity securities may be issued:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights (#)		Weighted-Average Exercise Price of Outstanding Options, Warrants, and Rights ($)		Number of Securities Remaining Available For Future Issuance Under Equity Compensation Plan (Excluding Securities Reflected in Column(a)) (#)
Equity Compensation Plans Approved by Security Holders(1)	1,240,517	(2)	—	(3)	1,063,222	(4)(5)
Equity Compensation Plans Not Approved by Security Holders	N/A		N/A		N/A
Total	1,240,517		—		1,063,222
(1)    Consists of the Director LTI and the LTIP. For more information, see Note 13 in the Annual Report, which is available at investor.mdu.com/financials/annual-reports/.
(2)    Consists of RSUs.
(3)    No weighted average exercise price is shown for the RSUs because such awards have no exercise price.
(4)    This amount includes 1,017,666 shares available for future issuance under the LTIP in connection with grants of RSUs, PSAs, or other equity-based awards.
(5)    This amount includes 45,556 shares available for future issuance under the Director LTIP.
                                             76

PROPOSAL	Ratification of Appointment of Our Independent Registered Public Accounting Firm
4
☑	The Board recommends a vote FOR this proposal.
The Audit Committee is responsible for the appointment, compensation, retention, and oversight of the independent registered public accounting firm retained to audit the Company’s financial statements. The Audit Committee conducts an annual evaluation of the independent registered public accounting firm’s qualifications, performance, and independence. The Audit Committee exercises sole authority to approve all audit engagement fees.
The Audit Committee provides that the lead audit partner is regularly rotated, as required by law, as it did in 2022. The Audit Committee is also involved in reviewing, evaluating, and selecting the new lead audit partner based on their qualifications when the previous lead audit partner is required to rotate off the audit engagement.
The Audit Committee has appointed Deloitte as our independent registered public accounting firm for 2025. We are asking stockholders at the Annual Meeting to ratify this appointment of Deloitte for Fiscal 2025. Deloitte has served as our independent registered public accounting firm since 2002. The Audit Committee and the Board believe that the continued retention of Deloitte to serve as the Company’s independent registered public accounting firm is in the best interests of the Company and its stockholders. Although ratification is not required by our Bylaws or otherwise, the Board is submitting the appointment of Deloitte to our stockholders for ratification because we value our stockholders’ views regarding this appointment and we view it as a good corporate governance practice. In the event that stockholders do not ratify this appointment, it will be deemed a recommendation to the Board and the Audit Committee to consider selecting a different firm. Even if the appointment is ratified, the Audit Committee may in its discretion select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.
Representatives of Deloitte will be present at the Annual Meeting and will have an opportunity to make a statement and respond to appropriate questions.
Audit and Non-Audit Fees
The following table summarizes the aggregate fees we paid Deloitte for professional services rendered for 2023 and 2024:

	2023	2024
Fee	($)	($)
Audit Fees(1)	3,080,040	2,806,601
Audit-Related Fees(2)	2,150,954	1,907,419
Tax Fees	—	—
All Other Fees	—	—
Total Fees(3)	5,230,994	4,714,020
(1)    Audit fees for 2023 and 2024 consisted of fees for the annual audit of our consolidated financial statements and internal control over financial reporting, statutory and regulatory audits, reviews of quarterly financial statements, comfort letters in connection with securities offerings, and other filings with the SEC.
(2)    Fees for Knife River and Everus audits in connection with the spinoffs and other filings with the SEC.
(3)    Total fees reported above include out-of-pocket expenses related to the services provided of $419,766 for 2023 and $281,511 for 2024.

77                                                 2025 Proxy Statement

PROPOSAL 4
Audit Committee Preapproval Policies and Procedures
The Audit Committee has a policy that all audit and non-audit services to be provided by our independent registered public accounting firm, including services for our subsidiaries and affiliates, are to be approved in advance by the Audit Committee, regardless of the estimated cost for providing such services. The Audit Committee has delegated authority to the Audit Committee Chair to approve fees between meetings, and then review the fees with the Audit Committee at the following meeting. Management reviews the total amount and nature of the audit and non-audit services provided by the independent registered public accounting firm since its prior meeting, including services for our subsidiaries, with the Audit Committee at regularly-scheduled meetings. All of the services provided by, and fees paid to, Deloitte during 2024 and 2023 were pre-approved by the Audit Committee.
Audit Committee Report
The Audit Committee assists the Board in fulfilling its oversight responsibilities of the Company’s accounting policies and practices, as well as financial reporting, per its charter. The Audit Committee is responsible for the appointment, compensation, and oversight of the independent registered public accounting firm. The Company’s management is responsible for preparing our financial statements and establishing and maintaining adequate internal controls over financial reporting.
The Audit Committee consists of four independent directors named below, as independence is defined under the NYSE rules. All of the Audit Committee members meet the expertise requirements under the NYSE rules. Mr. Johnson serves as an Ex Officio Member.
The Audit Committee held 11 meetings during 2024. At these meetings, the Audit Committee discussed the assessment of the Company’s internal controls over financial reporting with management, Deloitte, and the internal auditors. The Audit Committee also discussed with Deloitte its opinion on the Company’s internal controls over financial reporting contained in the Annual Report. The Audit Committee regularly meets privately with Deloitte, the internal auditors, and the Director of Internal Auditing.
The Audit Committee reviewed and discussed with management and Deloitte the 2024 audited financial statements. The Audit Committee also discussed with Deloitte the matters required to be discussed by applicable requirements of the PCAOB and SEC. The Audit Committee, both with and without management present, discussed and reviewed the results of Deloitte’s examination of the financial statements and the overall quality of the Company’s financial reporting.
The Audit Committee engages in an annual evaluation of the independent registered public accounting firm’s qualifications. In evaluating and selecting the Company’s independent registered public accounting firm, the Audit Committee considered, among other things, historical and recent performance of the firm; an analysis of known significant legal or regulatory proceedings related to the firm; external data on audit quality and performance, including PCAOB reports; industry experience; audit fee revenues; firm capabilities and audit approach; and the independence, tenure, and partner rotation of the audit firm.
The Audit Committee also considers the advisability and potential impact of selecting a different independent registered public accounting firm. The Audit Committee obtained from Deloitte the written disclosures and the letter required by applicable PCAOB requirements regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with Deloitte its independence and any relationships that may affect its objectivity. The Audit Committee also considers whether non-audit services provided by Deloitte, if applicable, are compatible with maintaining Deloitte’s independence. The Audit Committee has satisfied itself that Deloitte is independent.
As a result of this evaluation, the Audit Committee approved the appointment of Deloitte as the Company’s independent registered public accounting firm for 2025.
Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Annual Report.
Members of the Audit Committee
Douglas W. Jaeger
Chair
Vernon A. Dosch
Member
Darrel T. Anderson
Member
Chenxi Wang(1)
Member
Dennis W. Johnson
Ex Officio Member

(1) Ms. Wang will be departing the Board when her term expires at the conclusion of the Annual Meeting.
                                             78

RESPONSIBLE BUSINESS STEWARDSHIP
Managing the business responsibly—with a focus on how we can continue to provide safe, reliable, affordable, and environmentally responsible services for our customers—is embedded in the Company’s long-term strategy. We seek to operate in ways that minimize impacts and promote conservation while maximizing resource use in meeting our customers’ needs because we know having a sound, stable environment is critical to continuing our businesses. Some of the Company’s efforts include engaging in wildlife protection practices, promoting emission reduction and fuel conservation, working with wildlife regulatory agencies, developing water enhancement practices, protecting water quality, controlling and preventing the spread of noxious weeds, reducing noise, and implementing programs to develop and enhance public spaces in the communities we serve. We believe our focus on sustainability makes our company a better corporate citizen while creating opportunities to increase revenues and profitability, create a competitive advantage, and attract a skilled workforce. To better serve our investors and other stakeholders, we report certain metrics relevant and important to our operations in the frameworks that provide our stakeholders more uniform and transparent data and information, allowing for comparison with our peers and other companies operating in our industries. The Company believes in responsible business and the fundamental commitment to its stakeholders, including, customers, employees, suppliers, communities, and stockholders. The Company manages its business with a long-term view toward sustainable operations, focusing on how economic, environmental and social efforts can help us continue to provide affordable and reliable essential products and services to our customers.
Strategy and Goals
We are committed to doing our part to ensure a sustainable, low-carbon future. Natural gas will remain a foundational fuel in the effort to build a cleaner energy future, driving critical energy services that are vital to daily life and our nation’s economy. We have established three near-term environmental-related goals:
•Electric Generation Intensity. Reducing our owned generation facilities’ electric GHG emissions intensity by 45% by 2030, compared to 2005 levels.
•Utility Methane. Reducing our natural gas utility’s methane emissions by 30% by 2035, compared to 2022 levels.
•Pipeline Methane Intensity. Reducing WBI Energy’s methane emissions intensity by 25% by 2030, compared to 2020 rates.
To learn more about our responsible business practices, see our Sustainability Report, which is presented consistent with SASB, TCFD, EEI, and AGA reporting standards and is available at mdu.com/sustainability/. The information provided in the Sustainability Report is not part of this Proxy Statement and is not incorporated by reference as part of this Proxy Statement.

79                                                 2025 Proxy Statement

STOCKHOLDER OWNERSHIP
Directors and Executive Officers
The table below shows the number of shares of Common Stock beneficially owned by each of our directors, director nominees, and NEOs, and by all directors, director nominees, NEOs, and other executive officers as a group, as of the Record Date.
No individual director, director nominee, or NEO beneficially owned 1% or more of the total number of outstanding shares as of the Record Date. Each person has sole voting and investment power for the number of shares shown, except as otherwise noted below. Beneficial ownership is determined in accordance with SEC rules.

Name	Common Stock Beneficially Owned (#)(1)
Anderson	9,512
Dosch	2,613
Durkin	3,407
Goodin(2)	611,599
Jaeger	5,452
D. Johnson(3)	180,329
R. Johnson	93,874
Jones	91,617
Kivisto(4)	251,731
Patel	—
Senger	70,877
Thiede(2)	277,833
Vollmer	216,334
Wang(5)	33,691
All 17 directors, director nominees, and executive officers (and former directors and executive officers) as a group, including the NEOs	1,923,065	(6)
(1)    This column includes shares held in the 401(k) Plan.
(2)    This information is based on the last beneficial ownership reports filed on behalf of Messrs. Goodin and Thiede with the SEC on February 16, 2024.
(3)    Mr. Johnson disclaims all beneficial ownership of 163 shares owned by his spouse.
(4)    The total includes 531 shares owned by Ms. Kivisto’s spouse.
(5)    Ms. Wang will be departing the Board when her term expires at the conclusion of the Annual Meeting.
(6)    This number represents approximately 1% of the shares of Common Stock outstanding at the close of business on the Record Date.

                                             80

STOCKHOLDER OWNERSHIP
Principal Stockholders
The table below provides information on stockholders who beneficially owned more than 5% of our Common Stock as of the Record Date according to reports filed with the SEC as of such date.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (#)	Percent of Class (%)
BlackRock, Inc.	25,349,251(1)	12.4(1)
50 Hudson Yards
New York, New York 10001
The Vanguard Group, Inc.	22,997,452(2)	11.3(2)
100 Vanguard Boulevard
Malvern, Pennsylvania 19355
(1)    Reflects shares beneficially owned as of October 31, 2024, according to Amendment No. 2 to Schedule 13G filed with the SEC on November 7, 2024. As reported in this schedule, BlackRock, Inc. reported sole voting power with respect to 24,806,749 shares and sole dispositive power with respect to 25,349,251 shares.
(2)    Reflects shares beneficially owned as of December 31, 2024, according to Amendment No. 13 to Schedule 13G filed with the SEC on January 30, 2025. As reported in this schedule, The Vanguard Group, Inc. reported sole dispositive power with respect to 22,718,609 shares, shared dispositive power with respect to 278,843 shares, and shared voting power with respect to 68,455 shares.
Delinquent Section 16(a) Report
Section 16(a) of the Exchange Act requires that our directors, executive officers, and persons who own more than 10% of the Common Stock file reports of ownership and changes in ownership of the Common Stock with the SEC. Based solely on our review of copies of such forms filed with the SEC, and written representations furnished to us that no other reports were required during 2024, we believe that during 2024, the persons subject to Section 16(a) reporting complied with all applicable Section 16(a) filing requirements, except for one Form 4 disclosing certain forfeitures of RSUs for Mr. Goodin during the period following his retirement as CEO, but prior to his retirement as a director, in February 2024.

81                                                 2025 Proxy Statement

ADDITIONAL INFORMATION
Deadlines and Procedures for Nominations and Stockholder Proposals for the 2026 Annual Meeting

Nominations and Stockholder Proposals	Procedure	Deadline
Proposals for Inclusion in Our 2026 Proxy Materials
Under SEC Rule 14a-8, if a stockholder would like us to include a proposal in our Proxy Statement and form of proxy for the 2026 Annual Meeting pursuant to SEC Rule 14a-8, our Corporate Secretary must receive the proposal at our Corporate Headquarters in order to be considered for inclusion in the 2026 proxy statement.
December 4, 2025
Director Nominations Under Our Proxy Access Bylaw
Under our proxy access bylaw, a stockholder or group of stockholders may nominate one or more director candidates to be included in our 2026 Proxy Statement, provided that the stockholder(s) and nominee(s) satisfy the requirements specified in the Bylaws. In addition, Rule 14a-19 under the Exchange Act requires additional information be included in director nomination notices, including a statement that the stockholder intends to solicit the holders of shares representing at least 67% of the voting power of shares entitled to vote on the election of directors. If any change occurs with respect to such stockholder’s intent to solicit the holders of shares representing at least 67% of such voting power, such stockholder must notify us promptly. Notices of proxy access nomination for the 2026 Annual Meeting should be addressed to the Corporate Secretary at our Corporate Headquarters. You should carefully review the requirements specified in the Bylaws, which are available at investor.mdu.com/governance/governance-documents.
No earlier than November 4, 2025, and no later than December 4, 2025
Other Proposals or Nominations for the 2026 Annual Meeting
Under our Bylaws, a stockholder may nominate a person as a director, or present other items of business at an Annual Meeting. The requirements for such notice can be found in our Bylaws, which are available at investor.mdu.com/governance/governance-documents.
No earlier than January 13, 2026, and no later than February 12, 2026
We will make available to our stockholders to whom we furnish this Proxy Statement a copy of our Annual Report, excluding exhibits, which is required to be filed with the SEC. You may obtain a copy, without charge, upon written or oral request to the Office of the Treasurer of MDU Resources Group, Inc., 1200 West Century Avenue, P.O. Box 5650, Bismarck, North Dakota 58506, (701) 530-1000. You may also access our Annual Report at investor.mdu.com/financials/annual-reports/.
By order of the Board,

Anthony D. Foti Chief Legal Officer and Corporate Secretary
April 3, 2025

                                             82

FREQUENTLY ASKED QUESTIONS
Q:    What constitutes a quorum for the Annual Meeting?
A:    We will have a quorum and be able to conduct the business of the Annual Meeting if the holders of a majority of the shares of Common Stock outstanding and entitled to vote are present at the Annual Meeting, either in person or by proxy. We will count abstentions and broker non-votes, if any, as present and entitled to vote in determining whether we have a quorum.
Q:    Who may vote at the Annual Meeting?
A:    Only stockholders of record on the books of the Company as of the Record Date are entitled to vote at the Annual Meeting, and any adjournments or postponements of the meeting, on the items of business described in this Proxy Statement. There were 204,331,170 shares of Common Stock outstanding as of the Record Date. Each share of Common Stock is entitled to one vote.
Q:    Can I vote shares held in employee plans?
A:     If you hold shares of Common Stock through the 401(k) Plan, your proxy card includes the number of shares allocated to your plan account. Your proxy card will serve as a VIF for these shares for the plan trustee to vote the shares. The trustee will vote only those shares for which voting instructions have been given. To allow sufficient time for voting by the trustees of these plans, your voting instructions must be received by 11:59 p.m. EDT on May 12, 2025.
Q:     Could matters be voted on at the Annual Meeting other than the proposals on page 3?
A:     We do not know of any other business that will be presented at the Annual Meeting. If any other matters are properly brought before the meeting for consideration, then the persons named as proxies will have the discretion to vote on those matters for you using their best judgment.
Q:     What happens if I do not vote my shares?
A:     This depends on how you hold your shares and the type of proposal. If you hold your shares in “street name,” such as through a bank or brokerage account, it is important that you cast your vote if you want it to count for Proposals 1, 2, and 3. If you do not instruct your bank or broker regarding how to vote your shares, no votes will be cast on your behalf on Proposals 1, 2, and 3 because the broker does not have discretionary authority to vote. This is called a “broker non-vote.” Your bank or broker will have discretion to vote any uninstructed shares on Proposal 4. If you are a “stockholder of record,” meaning your stock ownership is reflected directly on the books and records of the Company’s transfer agent, or if you hold your shares through the 401(k) Plan, no votes will be cast on your behalf on any of the proposals if you do not cast your vote.
Q:    How will the votes be counted?
A:     Broadridge will tabulate and certify the votes. A representative of Broadridge will serve as the independent inspector of election. A majority of outstanding shares of stock entitled to vote must be present in person or represented by proxy to hold the Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining whether a quorum is present at the Annual Meeting. If you are a beneficial holder and do not provide specific voting instruction to your broker, the organization that holds your shares will not be authorized to vote your shares, which would result in broker non-votes, on proposals other than the ratification of the selection of our independent registered public accounting firm for 2025.
The following chart describes the proposals to be considered at the Annual Meeting, the vote required to elect directors and to adopt each other proposal, and the manner in which votes will be counted:
83                                                 2025 Proxy Statement

FREQUENTLY ASKED QUESTIONS

Proposal		Voting Options	Vote Required to Approve	Effect of Abstentions	Effect of “Broker Non-Votes”
1	Elect seven directors to the Board to serve one-year terms	For, against, or abstain on each nominee	A nominee for director will be elected if the votes cast for such director nominee exceed the votes cast against such nominee. Cumulative voting is not permitted.	No effect	No effect
2	Vote, on an advisory basis, to approve the NEOs’ compensation	For, against, or abstain	Affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon.	Same effect as votes against
3	Approve the Amended and Restated LTIP
4	Ratify the appointment of Deloitte as the Company’s independent registered public accounting firm for Fiscal 2025				Brokers have discretion to vote
Q:     What is the difference between a “stockholder of record” and a beneficial owner of shares held in “street name?”
A:     Stockholder of Record: If on the Record Date your shares are registered directly in your name with the Company’s transfer agent, you are considered a “stockholder of record” of those shares. In this case, the Notice has been sent to you directly by us.
Beneficial Owners of Shares Held in Street Name: If on the Record Date your shares are held in a brokerage account or by a bank, trust, or other nominee or custodian, then you are considered the beneficial owner of those shares, which are held in “street name.” In this case, the Notice has been forwarded to you by that broker, bank, trustee, or other nominee or custodian. The broker, bank, trustee, or other nominee or custodian holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As the beneficial owner, you have the right to instruct that broker, bank, trustee, or other nominee or custodian as to how to vote the shares held in your account by following the voting instructions that the broker, bank, trustee, or other nominee or custodian provides.
Q:     Can I change my mind after voting my shares?
A:    Yes, you may revoke your proxy at any time before it is used by:
•sending a written notice to our Corporate Secretary at our Corporate Headquarters,
•delivering a valid proxy card with a later date,
•providing a later-dated vote by telephone, scanning, Internet, or app, or
•voting at the Annual Meeting.
Q:    How do I attend the Annual Meeting?
A:    We are pleased to welcome stockholders to the Annual Meeting. The Annual Meeting will be held in a virtual only format to make the meeting accessible to a greater number of stockholders. All stockholders will be afforded the same rights they would have had at a physical meeting. The live audio webcast of the meeting will begin promptly at 9:30 a.m. CDT. Online access to the audio webcast will open shortly prior to the start of the meeting to allow time for you to log-in and test your device’s audio system. The virtual meeting platform is supported across browsers and devices running the most updated version of applicable software and plug-ins. Participants should give themselves plenty of time to log in, ensure they have a strong Internet connection, and can hear streaming audio prior to the start of the Annual Meeting. We encourage you to access the meeting in advance of the designated start time. A support line will be available on the meeting website shortly prior to, and during, the meeting to assist stockholders with any technical difficulties they may have accessing or hearing the meeting. To be admitted to the Annual Meeting, you will need to log-in to virtualshareholdermeeting.com/MDU2025 using the 16-digit control number found on your Notice, proxy card, VIF, or email previously sent to stockholders entitled to vote at the Annual Meeting. Even if you plan on attending the Annual Meeting, we encourage you to vote your shares in advance using one of the methods described in this Proxy Statement to provide that your vote will be represented at the Annual Meeting.
Q:     Will there be a question and answer session at the Annual Meeting?
A:    Live questions may be submitted online shortly prior to, and during, the Annual Meeting by logging in with the 16-digit control number at virtualshareholdermeeting.com/MDU2025. We will answer questions during the meeting that are pertinent to the Company as time permits and in accordance with our rules of conduct for the Annual Meeting, which will be available on the virtual meeting website. Questions and answers may be grouped by topic and substantially similar questions may be grouped and answered once. Answers to any pertinent questions that are not addressed during the meeting may be published following the meeting on our corporate website at investor.mdu.com.
                                             84

FREQUENTLY ASKED QUESTIONS
Q:    Will the Annual Meeting be available for replay?
A:    A replay of the Annual Meeting will be made publicly available approximately 24 hours after the Annual Meeting at investor.mdu.com. The replay will be available for approximately one year.
Q:    Who pays the cost of this proxy solicitation?
A:     The Company will pay for the cost of the solicitation of proxies, including the preparation, printing, and mailing of the proxy materials. Proxies may be solicited, without additional compensation, by our directors, officers, or employees by mail, telephone, facsimile, in person, or otherwise. We will request banks, brokers, and other custodians, nominees, and fiduciaries to deliver proxy materials to the beneficial owners of the Common Stock and obtain their voting instructions, and we will reimburse those firms for their expenses under both SEC and NYSE rules. In addition, we have retained Okapi Partners, LLC to assist us in the solicitation of proxies for a fee of $10,000 plus out-of-pocket expenses.
Q:     Why did I receive a notice, but no proxy materials?
A:     We are furnishing proxy materials to our stockholders primarily over the Internet under the SEC’s notice and access rules instead of mailing full sets of the printed materials. We believe that this procedure reduces costs, provides greater flexibility to our stockholders, and decreases the environmental impact of our Annual Meeting. Our Environmental Policy is available at investor.mdu.com/governance/governance-documents. On or about April 3, 2025, we started mailing a Notice or Proxy Statement and form of proxy, as applicable, to our stockholders. Proxies are being solicited by the Board to be voted at our Annual Meeting. The Notice contains instructions on how to access our Proxy Statement and Annual Report on the Internet and vote online. If you received a Notice, you will not receive paper copies of the proxy materials, unless you request them. If you received a Notice and would like to receive paper copies of the proxy materials, please follow the instructions on the Notice for requesting the materials, and we will promptly mail the materials to you.
Q:     What is “householding” and how does it affect me?
A:    The Company has adopted the “householding” procedure approved by the SEC, which allows us to deliver one set of documents to a household of stockholders instead of delivering a set to each stockholder in a household, unless we have been instructed otherwise. This procedure is more environmentally friendly and cost-effective because it reduces the number of copies to be printed and mailed. Stockholders who receive proxy materials in paper form will continue to receive separate proxy cards/VIFs to vote their shares. Stockholders who receive the Notice will get instructions on submitting their proxy cards/VIF via the Internet. If you would like to change your householding election, request that a single copy of the proxy materials be sent to your address, or request a separate copy of the proxy materials, please contact Broadridge using their contact information provided under Helpful Resources on page 86. We will promptly deliver the proxy materials to you upon receipt of your request. If you hold your shares in street name, please contact your bank, broker, or other record holder to request information concerning householding.
Q:    How can I find the results of the voting after the Annual Meeting?
A:     We will announce preliminary voting results at the Annual Meeting, and will publish final results in a Current Report on Form 8-K to be filed with the SEC within four business days following the Annual Meeting.

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HELPFUL RESOURCES

Annual Meeting	virtualshareholdermeeting.com/MDU2025
Board of Directors
Board	investor.mdu.com/governance/board-of-directors
Committees	investor.mdu.com/governance/committee-composition
Committee Charters	investor.mdu.com/governance/governance-documents
Management
MPC	investor.mdu.com/governance/executive-management
Public Reporting
Annual Report	investor.mdu.com/financials/annual-reports/
Proxy Statement	mduproxy.com
Sustainability Report	mdu.com/sustainability/
Governance Documents	investor.mdu.com/governance/governance-documents
Amended and Restated Certificate of Incorporation
Bylaws
Corporate Governance Guidelines
Policies	investor.mdu.com/governance/governance-documents
Accident Incident Response Investigation and Reporting Policy
Conflict Minerals Policy
Environmental Policy
Employee Safety Policy
Harassment Policy
Human Rights Policy
Incentive Compensation Recovery Policy
Insider Trading Policy
Leading With Integrity Guide
Procedures for Communications with the Board of Directors
Stock Ownership Policy
Vendor Code of Conduct
Contacts
To Request Copies of our Annual Report,
Committee Charters, or Governance Documents
Company Contacts
Board or Chief Legal Officer and Corporate Secretary
chieflegalofficer@mduresources.com
IR
investor@mduresources.com
or mail to our Corporate Headquarters,
attention to the applicable contact
Corporate Headquarters
1200 West Century Avenue
Bismarck, North Dakota 58503
701-530-1000
To Request Copies of the Internet Notice or Proxy Materials
Broadridge Financial Solutions, Inc.
(Tabulator/Inspector of Election)
proxyvote.com
sendmaterial@proxyvote.com
800-579-1639
To Change Your Householding Election
Broadridge Financial Solutions, Inc.
Householding Department
51 Mercedes Way
Edgewood, New York 11717
866-540-7095
For Questions or Assistance Voting
Okapi Partners, LLC (Proxy Solicitor)
Stockholders in the United States and Canada: 844-201-1170
Stockholders in all other locations: 212-297-0720
Banks and brokers: 212-297-0720

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MDU Resources Group, Inc.
Long-Term Performance-Based Incentive Plan
(Amended and Restated as of May 14, 2025)
Article 1. Establishment, Purpose, and Duration
1.1    Establishment of the Plan. MDU Resources Group, Inc., a Delaware corporation (the "Company"), hereby amends and restates this long-term incentive compensation plan, known as the "MDU Resources Group, Inc. Long-Term Performance-Based Incentive Plan" (the "Plan"). The Plan permits the grant of Restricted Stock, RSUs (defined below), PSUs (defined below), Annual Director Stock Awards, PSAs (defined below), and other awards.
The Plan first became effective when approved by stockholders at the Annual Meeting on April 22, 1997. The Plan, as amended, became effective when approved by stockholders at the Annual Meeting on April 25, 2006. Subsequently, the Plan has been amended from time to time and was most recently amended effective May 14, 2025. The Plan shall remain in effect as provided under Section 1.3 herein.
1.2    Purpose of the Plan. The purpose of the Plan is to promote the success and enhance the value of the Company by linking the personal interests of Participants to those of the Company’s stockholders and customers. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Participants.
1.3    Duration of the Plan. The Plan shall remain in effect, subject to the right of the Board of Directors to terminate at any time pursuant to Article 14 herein, until all Shares subject to it shall have been purchased or acquired according to the Plan's provisions.
Article 2. Definitions
Whenever used in the Plan, the following terms shall have the meanings set forth below:
2.1    "Annual Director Stock Award" means an Award of fully vested Shares to a Non-Employee Director based on the requisite service rendered as a Non-Employee Director during the applicable service measuring period as determined and approved by the Board for the Annual Director Stock Award (i.e., Non-Employee director compensation paid in arrears). Such applicable measuring period may be the calendar year, the period between the Company's Annual Meetings of stockholders, or any other designated period of time.
2.2    "Award" means, individually or collectively, a grant under the Plan of Restricted Stock, RSUs, PSUs, Annual Director Stock Awards, PSAs, or any other type of award permitted under Article 9 of the Plan.
2.3    "Award Agreement" means an agreement entered into by each Participant and the Company, setting forth the terms and provisions applicable to an Award granted to a Participant under the Plan.
2.4    "Board" or "Board of Directors" means the Board of Directors of the Company.
2.5    A “Change in Control” means:
(a)    The acquisition by any individual, entity, or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”), or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii), and (iii) of subsection (c) of this Section 2.5;

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(b)    Individuals who, as of May 14, 2025, which is the effective date of the Plan, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;
(c)    Consummation of a reorganization, merger, or consolidation, sale, or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination, and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or
(d)    Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.
For avoidance of doubt, unless otherwise determined by the Board, the sale of a subsidiary, operating entity, or business unit of the Company shall not constitute a Change in Control for purposes of this Agreement.
2.6    "Code" means the Internal Revenue Code of 1986, as amended from time to time.
2.7    "Committee" means the Compensation and Human Capital Committee of the Board, or any other committee of Non-Employee Directors appointed by the Board, appointed by the Board to administer the Plan with respect to Awards in accordance with Section 3.
2.8    "Company" means MDU Resources Group, Inc., a Delaware corporation, or any successor thereto as provided in Article 17 herein.
2.9    "Director" means any individual who is a member of the Board of Directors of the Company.
2.10    "Disability" means "permanent and total disability" as defined under Section 22(e)(3) of the Code.
2.11    "Dividend Equivalent" means, with respect to Shares subject to an Award, a right to be paid an amount equal to dividends declared on an equal number of outstanding Shares.
2.12    "Eligible Service Provider" means an Employee or Non-Employee Director who is eligible to participate in the Plan, as set forth in Section 5.1 herein.
2.13    "Employee" means any full-time or regularly-scheduled part-time employee of the Company or of the Company's Subsidiaries, who is not covered by any collective bargaining agreement to which the Company or any of its Subsidiaries is a party. Directors who are not otherwise employed by the Company are not Employees. For purposes of the Plan, transfer of employment of a Participant between the Company and any one of its Subsidiaries (or between Subsidiaries) shall not be deemed a termination of employment.
2.14    "Exchange Act" means the Securities Exchange Act of 1934, as amended.

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2.15 "Fair Market Value" means, to the extent that the Stock is readily tradable on an established securities market, any of, provided consistently applied, (i) the average of the high and low sale prices, or (ii) the closing price, on the trading day of, the trading day before, or, if there is no such sale on the relevant date, then on the last previous day on which a sale was reported, as reported in the Consolidated Transaction Reporting System, or any other reasonable method using actual transactions in the Stock. To the extent that the Stock is not readily tradable on an established market, the fair market value of the Stock as of a valuation date means a value determined by the reasonable application of a reasonable valuation method. The determination whether a valuation method is reasonable, or whether an application of a valuation method is reasonable, is made based on the facts and circumstances as of the valuation date.
2.16    "Full Value Award" means an Award pursuant to which Shares may be issued.
2.17    "Non-Employee Director" means a Director who is not an Employee.
2.18    "Participant" means an Eligible Service Provider who has an outstanding Award granted under the Plan.
2.19    “Performance Goals” mean the performance goals established by the Committee, which may be based on the attainment of one or any combination of performance metrics determined appropriate by the Committee, including, but not limited to, one or more of the following measures: sales or revenues, earnings per share, stockholder return and/or value, funds from operations, cash flow from operations (dollar target or as a percentage of revenue), gross margin or gross profit (dollar target or as a percentage of revenue), operations and maintenance expense (dollar target or as a percentage of revenue), general and administrative expense (dollar target or as a percentage of revenue), total operating expense (dollar target or as a percentage of revenue), operating income (dollar target or as a percentage of revenue), pre-tax income (dollar target or as a percentage of revenue), earnings before interest, taxes, depreciation, and amortization or “EBITDA” (dollar target or as a percentage of revenue), earnings before interest and taxes or “EBIT” (dollar target or as a percentage of revenue), gross income, net income, cash flow, earnings, return on equity, return on invested capital, return on assets, return on net assets, working capital as percentage of revenue, days sales outstanding/accounts receivable turnover, current ratio, capital efficiency, operating ratios, stock price, enterprise value, company value, asset value growth, net asset value, stockholders’ equity, dividends, customer satisfaction, accomplishment of mergers, acquisitions, dispositions, or similar extraordinary business transactions, safety, profit returns and margins, financial return ratios, and market performance. Performance goals may be measured solely on a corporate, subsidiary, business unit, or individual basis, or a combination thereof. Performance goals may reflect absolute entity or individual performance or a relative comparison of entity or individual performance to the performance of a peer group of entities or other external measure.
2.20    “Performance Share” or “PSA” means an Award granted to an Eligible Service Provider, as described in Article 8 herein.
2.21    "Performance Stock Unit" or "PSU" means an Award granted to an Eligible Service Provider, as described in Article 8 herein.
2.22    "Period of Restriction" means the period during which the transfer of Restricted Stock is limited in some way, as provided in Article 6 herein.
2.23    "Person" shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act, as used in Sections 13(d) and 14(d) thereof, including usage in the definition of a "group" in Section 13(d) thereof.
2.24    "Restricted Stock" means an Award of Shares granted to a Participant pursuant to Article 6 herein.
2.25    "Restricted Stock Unit" or "RSU" means an Award of Shares granted to a Participant pursuant to Article 7 herein.
2.26    "Service Provider" means an Employee or a Non-Employee Director.
2.27    "Shares" means the shares of Common Stock of the Company.
2.28    "Subsidiary" means any corporation that is a "subsidiary corporation” of the Company as that term is defined in Section 424(f) of the Code.
Article 3. Administration
3.1    The Committee. The Plan shall be administered by the Committee.
3.2    Authority of the Committee. The Committee shall have full power, except as limited by law, the Amended and Restated Articles of Incorporation, and the Bylaws of the Company, subject to such other restricting limitations or directions as may be imposed by the Board and subject to the provisions herein, to determine the size and types of Awards; to determine the terms and conditions of such Awards in a manner consistent with the Plan; to construe and interpret the Plan and any agreement or instrument entered into under the Plan; to establish, amend, or waive rules and regulations for the Plan's administration; and (subject to the provisions of Article 14 herein) to amend the terms and conditions of any outstanding Award. Further, the Committee shall make all other determinations which may be necessary or advisable for the administration of the Plan. As permitted by law, the Committee may delegate its authorities as identified hereunder.
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3.3    Restrictions on Share Transferability. The Committee may impose restrictions on any Shares acquired pursuant to Awards under the Plan as it may deem advisable, including, without limitation, restrictions to comply with applicable Federal securities laws, with the requirements of any stock exchange or market upon which such Shares are then listed and/or traded and with any blue sky or state securities laws applicable to such Shares.
3.4    Approval. The Board or the Committee shall approve all Awards made under the Plan and all elections made by Participants, prior to their effective date, to the extent necessary to comply with Rule 16b-3 under the Exchange Act.
3.5    Decisions Binding. All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders or resolutions of the Board shall be final, conclusive, and binding on all persons, including the Company, stockholders, Service Providers, Participants, and their estates and beneficiaries.
3.6    Costs. The Company shall pay all costs of administration of the Plan.
Article 4. Shares Subject to the Plan
4.1    Number of Shares. Subject to Section 4.2 herein, the maximum number of Shares that may be issued pursuant to Awards under the Plan shall be 9,242,806. Shares underlying lapsed or forfeited Awards of Restricted Stock shall not be treated as having been issued pursuant to an Award under the Plan. Shares that are potentially deliverable under an RSU, PSA, PSU, or any other type of Full Value Award granted under Article 9 that expires or is canceled, forfeited, settled in cash, or otherwise settled without the delivery of Shares shall not be treated as having been issued under the Plan. Shares withheld from an Award to satisfy tax withholding obligations shall be counted as Shares issued pursuant to an Award under the Plan. Shares issued pursuant to the Plan may be (i) authorized but unissued Shares of Common Stock, (ii) treasury shares, or (iii) shares purchased on the open market.
4.2    Adjustments in Authorized Shares. In the event of any equity restructuring, such as a stock dividend, stock split, spinoff, rights offering, or recapitalization through a large, nonrecurring cash dividend, the Committee shall cause an equitable adjustment to be made (i) in the number and kind of Shares that may be delivered under the Plan, (ii) in the individual limitations set forth in Section 4.3, and (iii) with respect to outstanding Awards, in the number and kind of Shares subject to outstanding Awards, price of Shares subject to outstanding Awards, any Performance Goals relating to Shares, the market price of Shares, or per-Share results, and other terms and conditions of outstanding Awards, in the case of (i), (ii), and (iii) to prevent dilution or enlargement of rights. In the event of any other change in corporate capitalization, such as a merger, consolidation, or liquidation, the Committee may, in its sole discretion, cause an equitable adjustment as described in the foregoing sentence to be made to prevent dilution or enlargement of rights. The number of Shares subject to any Award shall always be rounded down to a whole number when adjustments are made pursuant to this Section 4.2. Adjustments made by the Committee pursuant to this Section 4.2 shall be final, binding, and conclusive.
4.3    Individual Grant Limitation for Non-Employee Directors. The aggregate value of Awards that may be granted during any calendar year to a Non-Employee Director shall not exceed $600,000; provided, however, (i) with respect to any Award to a Non-employee Director which is subject to any form of a deferral election, the foregoing sub-limit shall apply only during the calendar year in which such Award, or portion thereof, is initially deferred and not in the calendar year in which the Award, or portion thereof, is ultimately paid, and (ii) such sub-limit does not apply to dividends or Dividend Equivalents paid with respect to any Award or Shares held by the Non-Employee Director.
4.4    Individual Grant Limitation for Eligible Service Providers (other than Non-Employee Directors). The maximum grant of Awards that an Eligible Service Provider who is not a Non-Employee Director may be awarded by the Company during any calendar year (excluding for this purposes any Replacement Award (as defined in Section 12. 2)) is the greater of (i) 500,000 Shares (for this purpose, (A) counting Restricted Stock on a 1-for-1 basis, and (B) counting PSU, PSA, or other equity awards as to which the number of Shares earned is dependent on the level of attainment of performance vesting conditions, counting in respect thereof the number of Shares that may be earned at maximum performance), and subject to adjustment pursuant to Section 4.2, or (ii) Awards having an aggregate grant date value that exceeds $8,000,000; provided, however, (I) with respect to any Award to which is subject to any form of a deferral election, the foregoing sub-limit shall apply only during the calendar year in which such Award, or portion thereof, is initially deferred and not in the calendar year in which the Award, or portion thereof, is ultimately paid, and (II) such sub-limit does not apply to dividends or Dividend Equivalents paid with respect to any Award or Shares held by the Participant.
Article 5. Eligibility and Participation
5.1    Eligibility. Persons eligible to participate in the Plan include all officers and key Employees of the Company and its Subsidiaries, (including Employees who are members of the Board) as determined by the Committee, and all Non-Employee Directors.
5.2    Actual Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from all Eligible Service Providers those to whom Awards shall be granted and shall determine the nature and amount of each Award.
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Article 6. Restricted Stock
6.1    Grant of Restricted Stock. Subject to the terms and conditions of the Plan, Restricted Stock may be granted to Eligible Service Providers at any time and from time to time, as shall be determined by the Committee. The Committee shall have complete discretion in determining the number of shares of Restricted Stock granted to each Participant (subject to Article 4 herein) and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such Restricted Stock.
6.2    Restricted Stock Award Agreement. Each Restricted Stock grant shall be evidenced by a Restricted Stock Award Agreement that shall specify the Period or Periods of Restriction, the number of Restricted Stock Shares granted and such other provisions as the Committee shall determine.
6.3    Transferability. Restricted Stock granted hereunder may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Committee and specified in the Restricted Stock Award Agreement. All rights with respect to the Restricted Stock granted to a Participant under the Plan shall be available during the Participant’s lifetime only to such Participant or the Participant’s legal representative.
6.4    Certificate Legend. Each certificate representing Restricted Stock granted pursuant to the Plan shall bear a legend as follows:
"The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in MDU Resources Group, Inc. Long-Term Performance-Based Incentive Plan and in a Restricted Stock Award Agreement. A copy of such Plan and such Agreement may be obtained from MDU Resources Group, Inc."
The Company shall have the right to retain the certificates representing Restricted Stock in the Company's possession until such time as all restrictions applicable to such Shares have been satisfied.
6.5    Removal of Restrictions. Restricted Stock shall become freely transferable by the Participant after the last day of the Period of Restriction applicable thereto. Once Restricted Stock is released from the restrictions, the Participant shall be entitled to have the legend referred to in Section 6.4 removed from the Participant’s stock certificate.
6.6    Voting Rights. During the Period of Restriction, Participants holding Restricted Stock may exercise full voting rights with respect to those Shares.
6.7    Dividends and Other Distributions. Subject to the Committee’s right to determine otherwise at the time of grant, during the Period of Restriction, Participants holding Restricted Stock shall receive all regular cash dividends paid with respect to all Shares while they are so held. All other distributions paid with respect to such Restricted Stock shall be credited to Participants subject to the same restrictions on transferability and forfeitability as the Restricted Stock with respect to which they were paid and shall be paid to the Participant within forty five (45) days following the full vesting of the Restricted Stock with respect to which such distributions were made.
6.8    Termination of Employment. Each Restricted Stock Award Agreement shall set forth the extent to which the Participant shall have the right to receive unvested Restricted Stock following termination of the Participant’s employment with the Company and its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Restricted Stock Award Agreement entered into with Participants, need not be uniform among all grants of Restricted Stock or among Participants, and may reflect distinctions based on the reasons for termination of employment.
6.9    Death or Disability. Except as otherwise determined by the Committee and set forth in the Restricted Stock Award Agreement, in the event of termination of employment due to death or disability, then any applicable restrictions upon unvested Restricted Stock shall lapse based on the ratio of the number of full months of employment completed by the Participant during the period from the Grant Date of the Restricted Stock Award to the date of the Participant’s death or disability, divided by the total number of months from the Grant Date until the Restricted Stock Award would have been fully vested.
Article 7. RSUs
7.1    Grant of RSUs. Subject to the terms and conditions of the Plan, RSUs may be granted to an Eligible Service Provider at any time and from time to time, as shall be determined by the Committee. The Committee shall have complete discretion in determining the number of RSUs granted to each Participant (subject to Article 4 herein) and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such Awards.
7.2    RSU Award Agreement. Each RSU grant shall be evidenced by a RSU Award Agreement that shall specify the Period or Periods of Restriction, the number of the RSUs granted, and such other provisions as the Committee shall determine, including but not limited to any rights to Dividend Equivalents.
7.3    Vesting of RSUs. The RSUs shall become vested and nonforfeitable in accordance with the Vesting Schedule set forth the in the RSU Award Agreement. Vesting may be accelerated as described in the RSU Award Agreement or in Section 7.8.
7.4    Settlement of RSUs. Each RSU, at the discretion of the Committee, shall be settled in Shares as soon as practicable after the Vesting Date but in no event later than 60 days after the unvested RSUs become vested.
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7.5    Voting Rights. RSUs do not represent actual Shares. No voting rights or other rights as a stockholder of the Company arise with respect to the RSUs until Shares have been delivered upon settlement of the RSUs.
7.6    Transferability. RSUs granted hereunder may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.
7.7    Termination of Employment. Each RSU Award Agreement shall set forth the extent to which the Participant shall have the right to receive unvested RSUs following termination of the Participant’s employment with the Company and its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the RSU Award Agreement entered into with Participants, need not be uniform among all grants of RSUs or among Participants, and may reflect distinctions based on the reasons for termination of employment.
7.8    Death or Disability. Except as otherwise determined by the Committee and set forth in the RSU Award Agreement, in the event of termination of employment due to death or disability, a portion of the unvested RSUs will vest based on the ratio of the number of full months of employment completed during the Vesting Schedule set forth in the RSU Award Agreement to the date of the Participant’s death or disability divided by the total number of months in the Vesting Schedule.
Article 8. PSUs and PSAs
8.1    Grant of PSUs and PSAs. Subject to the terms and conditions of the Plan, PSUs and/or PSAs may be granted to an Eligible Service Provider at any time, and from time to time, as determined by the Committee. The Committee shall have complete discretion in determining the number of PSUs and/or PSAs granted to each Participant (subject to Article 4 herein) and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such Awards.
8.2     PSU/PSA Award Agreement. Each grant of PSUs and/or PSAs shall be evidenced by a PSU and/or PSA Award Agreement that shall specify the number of PSUs and/or PSAs granted, the initial value (if applicable), the Performance Period, the Performance Goals, and such other provisions as the Committee shall determine, including but not limited to any rights to Dividend Equivalents.
8.3    Value of PSUs/PSAs. Each PSU shall have an initial value that is established by the Committee at the time of grant. The value of a PSA shall be equal to the Fair Market Value of a Share. The Committee shall set Performance Goals in its discretion, which, depending on the extent to which they are met, will determine the number and/or value of PSUs/PSAs that will be paid to the Participants. The time period during which the Performance Goals must be met shall be called a "Performance Period."
8.4    Earning of PSUs/PSAs. After the applicable Performance Period has ended, the holder of PSUs/PSAs shall be entitled to receive a payout with respect to the PSUs/PSAs earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding Performance Goals have been achieved.
8.5    Form and Timing of Payment of PSUs/PSAs. Payment of earned PSUs/PSAs shall be made following the close of the applicable Performance Period. The Committee, in its sole discretion, may pay earned PSUs/PSAs in cash or in Shares (or a combination thereof), which have an aggregate Fair Market Value equal to the value of the earned PSUs/PSAs at the close of the applicable Performance Period. Such Shares may be granted subject to any restrictions deemed appropriate by the Committee.
8.6    Termination of Employment. Each PSU/PSA Award Agreement shall set forth the extent to which the Participant shall have the right to receive a PSU/PSA payment following termination of the Participant's employment with the Company and its Subsidiaries during a Performance Period. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with Participants, need not be uniform among all grants of PSUs/PSAs or among Participants and may reflect distinctions based on reasons for termination of employment.
8.7    Death or Disability. Except as otherwise determined by the Committee and set forth in the PSU/PSA Award Agreement, in the event of termination of employment due to death or disability, a portion of the unvested PSUs/PSAs will vest and be paid within 60 days of the date of death or disability in a pro-rated number of Shares based on (i) the ratio of the number of full months of employment completed by the Participant during the Performance Period to the date of the Participant’s death or disability, divided by the total number of months in the Performance Period, multiplied by (ii) the “Target Award” as that term is defined in the PSA Award Agreement.
8.8    Transferability. Except as otherwise determined by the Committee and set forth in the PSU/PSA Award Agreement, PSUs/PSAs may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, and a Participant’s rights with respect to PSUs/PSAs granted under the Plan shall be available during the Participant’s lifetime only to such Participant or the Participant’s legal representative.

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APPENDIX
Article 9. Other Awards
The Committee shall have the right to grant other Awards, which may include, without limitation, Annual Director Stock Awards and the grant of Shares based on attainment of Performance Goals established by the Committee, the payment of Shares in lieu of cash, the payment of cash based on attainment of Performance Goals established by the Committee, and the payment of Shares in lieu of cash under other Company incentive or bonus programs. Payment under, or settlement of, any such Awards shall be made in such manner and at such times as the Committee may determine.
Article 10. Beneficiary Designation
Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of the Participant’s death before the beneficiary receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant's lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate. The spouse of a married Participant domiciled in a community property jurisdiction shall join in any designation of beneficiary or beneficiaries other than the spouse.
Article 11. Deferrals
Solely to the extent permitted by the Committee, pursuant to separate deferral election forms and other established rules and procedures, the Committee may permit a Participant to defer the Participant's receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under the Plan. If any such deferral election is permitted, only to the extent allowable under such established rules and procedures, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals. If approved by the Board, and in accordance with such established rules and procedures, a Non-Employee Director may elect to defer part or all of their annual equity grant by completing the appropriate form of deferral election with the Company. If approved by the Board, and in accordance with such established rules and procedures, a Non-Employee Director may also elect to receive their annual cash retainer payments and/or committee cash retainers from the Company in the form of cash or Awards or a combination thereof, by completing the appropriate form of election with the Company.
Article 12. Rights of Service Providers
12.1    Employment. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment at any time, for any reason or no reason in the Company's sole discretion, nor confer upon any Participant any right to continue in the employ of the Company.
12.2    Participation. No Service Provider shall have the right to be selected to receive an Award under the Plan, or, having been so selected, to be selected to receive a future Award.
Article 13. Change in Control
13.1    General. Unless specified otherwise in the applicable Award Agreement, any written Company employment agreement, or any written Company change in control or severance plan or agreement applicable to the Participant, or with respect to any Award held by a Non-Employee Director, as may be specifically described in the definitive transaction agreement relating to the Change in Control, the terms of this Article 13 shall apply to all Awards granted on or after January 1, 2024. With respect to Awards granted prior to January 1, 2024, Article 13 of the Plan in effect at the time of the grant of the Award shall continue to apply.
13.2    Impact of Change in Control. Upon the occurrence of a Change in Control, unless otherwise provided in the applicable Award Agreement, each outstanding Award shall vest in full (provided that the treatment of any performance goals applicable to the Award will be determined in accordance with the terms of the applicable Award Agreement), except that such vesting shall not apply to the extent that another award meeting the requirements of Section 13.3 (any award meeting the requirements of Section 13.3, a “Replacement Award”) is provided to the Participant to replace such Award (any award intended to be replaced by a Replacement Award, a “Replaced Award”).
13.3    Replacement Awards. An award shall meet the conditions of this Section 13.3 (and, therefore, qualify as a Replacement Award) if: (i) it is of the same type as the Replaced Award (except that for any Replaced Award that is performance-based, the award may be subject solely to time-based vesting and the applicable performance goals shall be treated in accordance with the terms of the applicable Award Agreement); (ii) it has a value equal to the value of the Replaced Award as of the date of the Change in Control, as determined by the Committee in its sole discretion; (iii) the underlying Replaced Award was an equity-based award, it relates to publicly-traded equity securities of the Company or the entity surviving the Company following the Change in Control; (iv) it contains terms relating to time-based vesting (including with respect to a termination of employment) that are substantially identical to those of the Replaced Award; and (v) its other terms and conditions are not less favorable to the Participant than the terms and conditions of the Replaced Award (including the provisions that would apply in the event of a subsequent Change in Control) as of the date of the Change in Control. Without limiting the generality of the foregoing, a Replacement Award may take the form of a continuation of the applicable Replaced Award if the requirements of the preceding
93                                                 2025 Proxy Statement

APPENDIX
sentence are satisfied. If a Replacement Award is granted, the Replaced Award shall not vest upon the Change in Control. The determination whether the conditions of this Section 13.3 are satisfied shall be made by the Committee, as constituted immediately before the Change in Control, in its sole discretion.
13.4    Adjustment Provisions. In the event of Change in Control, the Committee may determine that (a) outstanding Awards that become vested pursuant to Section 13.2 may be cancelled in exchange for payments of cash, property, or a combination thereof having an aggregate value equal to the value of such Awards, as determined by the Committee in its sole discretion; or (b) outstanding Awards may be replaced with Replacement Awards in accordance with Section 13.3.
Article 14. Amendment, Modification, and Termination
14.1    Amendment, Modification, and Termination. The Board may, at any time and from time to time, alter, amend, suspend, or terminate the Plan, in whole or in part, provided that no amendment shall become effective if stockholder approval is required to enable the Plan to comply with applicable Federal securities laws, with the requirements of any stock exchange or market upon which such Shares are then listed and/or traded and with any blue sky or state securities laws applicable to the Plan.
14.2    Awards Previously Granted. No termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award, unless such termination, modification, or amendment is required by applicable law and except as otherwise provided herein.
Article 15. Withholding
15.1    Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes (including the Participant's FICA obligation) required by law to be withheld with respect to an Award made under the Plan.
15.2    Share Withholding. With respect to withholding required upon the lapse of restrictions on Restricted Stock, or upon any other taxable event arising out of or as a result of Awards granted hereunder, Participants may elect to satisfy the withholding requirement, in whole or in part, by tendering previously-owned Shares or by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the statutory total tax which could be imposed on the transaction. All elections shall be irrevocable, made in writing and signed by the Participant.
Article 16. Minimum Vesting
Notwithstanding any other provision of the Plan to the contrary, (a) the minimum vesting period for Full Value Awards with no performance-based vesting characteristics must be at least one year (vesting may occur ratably each month, quarter, or anniversary of the grant date over such vesting period); (b) the minimum vesting period for Full Value Awards with performance-based vesting characteristics must be at least one year; and (c) the Committee shall not have discretion to accelerate vesting of Full Value Awards, except in the event of a Change in Control or similar transaction, or the death, disability, or termination of employment of a Participant; provided, however, that (i) such minimum vesting standard does not apply with respect to Annual Director Stock Awards, and (ii) the Committee may grant a "de minimis" number of Full Value Awards that do not comply with the foregoing minimum vesting standards. For this purpose, "de minimis" means 462,140 Shares (approximately 5% of the maximum share reserve in Section 4.1) available for issuance as Full Value Awards under the Plan, subject to adjustment under Section 4.2 herein.
Article 17. Successors
All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.
Article 18. Legal Construction
18.1    Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.
18.2    Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.
18.3    Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.
18.4    Governing Law. To the extent not preempted by Federal law, the Plan, and all agreements hereunder, shall be construed in accordance with, and governed by, the laws of the State of Delaware.

                                             94

APPENDIX
Article 19. Accounting Restatements
This Article 19 shall apply to Awards granted to all Participants in the Plan. Notwithstanding anything in the Plan or in any Award Agreement to the contrary, if the Company is required to prepare an accounting restatement due to material noncompliance with any financial reporting requirements under the securities laws, the Company or the Committee may, or shall if required, take action to recover incentive-based compensation from specific executive officers in accordance with the Company's Incentive Compensation Recovery Policy, as it may be amended or substituted from time to time, and in accordance with applicable law and applicable rules of the U.S. Securities and Exchange Commission and the New York Stock Exchange.
Article 20. Code Section 409A Compliance
20.1    Compliance with Code Section 409A. The Plan and each Award is intended to meet or to be exempt from the requirements of Code Section 409A, and shall be administered, construed, and interpreted in a manner that is in accordance with and in furtherance of such intent. Any provision of the Plan that would cause an Award to fail to satisfy Code Section 409A or, if applicable, an exemption from the requirements of that Section, shall be amended (in a manner that as closely as practicable achieves the original intent of the Plan) to comply with Code Section 409A or any such exemption on a timely basis, which may be made on a retroactive basis, in accordance with regulations and other guidance issued under Code Section 409A.
20.2    Terminations of Employment. If an Award provides for payments or benefits that (i) constitute “deferral of compensation” within the meaning of Code Section 409A, and (ii) are triggered upon a termination of employment, then to the extent required to comply with Section 409A, the phrases “termination of employment,” “separation from service,” or words and phrases of similar import, shall be interpreted to mean a “separation from service” within the meaning of Code Section 409A.
20.3    Specified Employees. If a Participant was a “specified employee,” then to the extent required in order to comply with Code Section 409A, all payments, benefits, or reimbursements paid or provided under any Award that constitute a “deferral of compensation” within the meaning of Code Section 409A, that are provided as a result of a “separation from service” within the meaning of Section 409A and that would otherwise be paid or provided during the first six (6) months following such separation from service shall be accumulated through and paid or provided (together with interest at the applicable federal rate under Section 7872(f)(2)(A) of the Code in effect on the date of the separation from service) on the first business day that is more than six (6) months after the date of the separation from service (or, if the Participant dies during such six (6) month period, within ninety (90) days after the Participant’s death).
20.4    Releases. To the extent that payment of an amount that constitutes a “deferral of compensation” within the meaning of Code Section 409A is contingent upon the Participant executing a release of claims against the Company, the release must be executed by the Participant and become effective and irrevocable in accordance with its terms no later than the earlier of (i) the date set forth in the Award, or (ii) fifty five (55) days following separation from service.
20.5    Payment Forms and Substitutions. To the extent that any payment of an amount that constitutes a “deferral of compensation” within the meaning of Code Section 409A, and is scheduled to be paid in the form of installment payments, such payment form shall be deemed to be a right to a series of separate payments as described in Treasury Regulations § 1.409A 2(b)(2)(iii). To the extent that any Award is subject to Code Section 409A, any substitution of such Award may only be made if such substitution is made in a manner permitted and compliant with Code Section 409A.
20.6    No Company Liability. In no event will the Company or any Company subsidiary have any liability to any Participant with respect to any penalty or additional income tax imposed under Code Section 409A, even if there is a failure on the part of the Company or Committee to avoid or minimize such Section’s penalty or additional income tax.
95                                                 2025 Proxy Statement

A REGULATED ENERGY DELIVERY BUSINESS

ELECTRIC AND NATURAL GAS UTILITIES

Our utility companies serve over 1.2 million customers across eight states.

PIPELINE

We provide natural gas transportation, underground natural gas storage, cathodic protection, and other energy-related services.

ENERGIZING LIVES FOR A BETTER TOMORROW

MDU RESOURCES
GROUP, INC.

MDU RESOURCES GROUP, INC.

1200 WEST CENTURY AVENUE
P.O. BOX 5650
BISMARCK, ND 58506

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/MDU2025**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

If you vote by Internet or Phone, you do not need to mail the Proxy Card.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V60447-P22163 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MDU RESOURCES GROUP, INC.

The Board of Directors recommends a vote FOR each of the nominees, and FOR proposals 2, 3, and 4.

Nominees:	**For**	**Against**	**Abstain**
1a. Darrel T. Anderson	☐	☐	☐
1b. Vernon A. Dosch	☐	☐	☐
1c. Marian M. Durkin	☐	☐	☐
1d. Douglas W. Jaeger	☐	☐	☐
1e. Dennis W. Johnson	☐	☐	☐
1f. Nicole A. Kivisto	☐	☐	☐
1g. Priti R. Patel	☐	☐	☐

	For	**Against**	**Abstain**
2. Vote, on an Advisory Basis, to Approve the Company's Named Executive Officers' compensation.	☐	☐	☐
3. Approve the Amended and Restated Long-Term Performance-Based Incentive Plan.	☐	☐	☐
4. Ratify the Appointment of Deloitte & Touche LLP as the Company's Independent Registered Public Accounting Firm for the 2025 Fiscal Year.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

	Yes	**No**
Please indicate if you plan to attend this meeting.	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report with Form link are available at www.proxyvote.com.

V60448-P22163

MDU RESOURCES GROUP, INC.
ANNUAL MEETING OF STOCKHOLDERS
May 13, 2025, 9:30 a.m. CDT

This proxy is solicited by the Board of Directors.

The stockholder(s) hereby appoint(s) Jason L. Vollmer and Anthony D. Foti, or either of them, as proxies, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of MDU RESOURCES GROUP, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:30 a.m. CDT on May 13, 2025, virtually at www.virtualshareholdermeeting.com/MDU2025, and any adjournment or postponement thereof. In the event neither of the appointed proxies is able to serve, the chair of the board, or in the chair's absence, the chief executive officer, shall appoint an appropriate individual to serve in the capacity of proxy.

Employee Plans
This proxy will also be used to provide voting instructions to Principal Trust Company, as Trustee of the MDU Resources Group, Inc. 401(k) Retirement Plan, for any shares of Company common stock held in the plan.

Your vote is important. Ensure that the shares are represented at the meeting. Either (1) vote by Internet, (2) vote by phone, or (3) mark, date, sign, and return this proxy card in the postage-paid envelope provided. The deadline for voting by Internet and phone is 11:59 p.m. Eastern Time on May 12, 2025. The voting deadline for participants in the MDU Resources Group, Inc. 401(k) Retirement Plan is 11:59 p.m. Eastern Time on May 8, 2025.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the recommendations of the Board of Directors.

Continued and to be signed on reverse side